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                                                                   Exhibit 10.39

Credit Suisse 042799                        Lease No. WT-3519-NP-7, 8, 9 (1497A)

--------------------------------------------------------------------------------

                               THE PORT AUTHORITY
                           OF NEW YORK AND NEW JERSEY

                               WORLD TRADE CENTER

                             ----------------------

                               AGREEMENT OF LEASE

                                     between

                              THE PORT AUTHORITY OF
                             NEW YORK AND NEW JERSEY

                                       and

                     CREDIT SUISSE FIRST BOSTON CORPORATION

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                               AGREEMENT OF LEASE
                                     between
                  THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY
                                       and
                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                TABLE OF CONTENTS

Section  1.     Letting ....................................................  1

Section  2.     Term .......................................................  1

Section  3.     Rights off User by the Lessee ..............................  1

Section  4.     Basic Rental ...............................................  2

Section  5.     Governmental Requirements ..................................  4

Section  6.     Rules and Regulations ......................................  5

Section  7.     Responsibilities of the Lessee .............................  5

Section  8.     Maintenance and Repair .....................................  8

Section  9.     Casualty ...................................................  9

Section  10.    Indemnity .................................................. 15

Section  11.    Ingress and Egress ......................................... 16

Section  12.    Construction by the Lessee ................................. 16

Section  13.    Signs ...................................................... 36

Section  14.    Injury and Damage to Person or Property .................... 37

Section  15.    Additional Rent and Charges ................................ 38

Section  16.    Rights of Entry Reserved ................................... 38

Section  17.    Condemnation ............................................... 40

Section  18.    Abatement of Rental ........................................ 42

Section  19.    Assignment and Sublease .................................... 42

Section  20.    Termination ................................................ 50

Section  21.    Right of Re-entry .......................................... 52

Section  22.    Survival of the Obligations of the Lessee .................. 52


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Section 49. Roof Space ..................................................... 94

Section 50. Additional Provisions Regarding Cleaning ....................... 96

Section 51. Existing Lease ................................................. 97

Section 52. Mechanical Equipment Room ...................................... 97

Section 53. Entire Agreement ............................................... 98

EXHIBITS A, A-1, A-2, A-2A, A-2B, A-3, A-4, C, R, X and Y
SCHEDULES A, A-5, B, B-1, C, D, G, H, M and 0
APPENDIX B


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Section 23.     Reletting by the Port Authority ............................ 54

Section 24.     Waiver of Redemption ....................................... 54

Section 25.     Remedies and Suits Against the Lessee ...................... 54

Section 26.     Surrender .................................................. 55

Section 27.     Acceptance of Surrender of Lease ........................... 55

Section 28.     Brokerage .................................................. 55

Section 29.     Notices .................................................... 56

Section 30.     Payments ................................................... 57

Section 31.     Additional Provisions Relating to Taxes .................... 57

Section 32.     Quiet Enjoyment ............................................ 59

Section 33.     Non-Liability of Individuals ............................... 60

Section 34.     Headings ................................................... 60

Section 35.     Construction and Application of Terms ...................... 60

Section 36.     Definitions ................................................ 60

Section 37.     Liability Insurance ........................................ 61

Section 38.     Late Charges ............................................... 66

Section 39.     Force Majeure .............................................. 68

Section 40.     Premises ................................................... 70

Section 41.     Governmental Compliance .................................... 70

Section 42.     Services and Utilities ..................................... 72

Section 43.     Partnership Provision ...................................... 80

Section 44.     Additional Space ........................................... 81

Section 45.     Lessee's Right to Extend the Letting ....................... 84

Section 46.     Certain Obligations of the Port Authority;
                Consequential Damages ...................................... 87

Section 47.     Additional Provisions ...................................... 89

Section 48.     Additional Provisions Relating to Termination .............. 91


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            THIS AGREEMENT, made as of the 31st day of December, 1998, by and between TUE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority"), a body corporate and politic, created by Compact between the States of New Jersey and New York, with the consent of the Congress of the United States of America, and having an office at One World Trade Center, in the Borough of Manhattan, City, County, and State of New York, and CREDIT SUISSE FIRST BOSTON CORPORATION (hereinafter called the "Lessee"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, having a place of business at 5 World Trade Center, New York, New York 10048, whose representative is Frank J. Bartolotta;

            WITNESSETH That:

            The Port Authority and the Lessee, for and in consideration of the rents, covenants and agreements hereinafter contained, mutually covenant and agree as follows:

Section 1. Letting

            The Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority, at the building commonly known as Five World Trade Center located at the World Trade Center (sometimes hereinafter referred to as the "Facility"), in the Borough of Manhattan, City, County and State of New York, the spaces as shown in diagonal hatching, diagonal crosshatching, vertical hatching, crosshatching, horizontal hatching and stipple, on the sketches annexed hereto, made a part hereof and marked "Exhibit A" and the spaces as shown in diagonal hatching on the sketches annexed hereto, made a part hereof and marked "Exhibit A-1", "Exhibit A-2" and "Exhibit A-3" together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, the said spaces shown on Exhibit A, "Exhibit A-1", "Exhibit A-2", and "Exhibit A-3", together with the fixtures, improvements and other property of the Port Authority hereinafter being referred to, respectively as "Area A", "Area A-1", "Area A-2", and "Area A-3", all of the aforesaid Areas hereinafter referred to collectively as the "premises" and are also sometimes hereinafter referred to as the "initially let premises". The Port Authority and the Lessee hereby acknowledge that the aforesaid Areas constitute non-residential real property and that for all purposes under this Agreement such Areas constitute a total of 218,244 rentable square feet, consisting of 115,559 rentable square feet in Area A; 63,223 rentable square feet in Area A-1; 37,020 rentable square feet in Area A-2; and 2,442 rentable square feet in Area A-3. The term "Area A-2A shall mean that portion of Area A-2 shown in diagonal hatching on the sketch annexed hereto, made a part hereof and marked "Exhibit A-2A". The term "Area A-2B" shall mean collectively that portion of Area A-2 shown in diagonal hatching on the sketch annexed hereto, made a part hereof and marked "Exhibit A-2B" and Area A-3.

Section 2. Term

            The term of the letting under this Agreement as to the entire premises shall commence at 12:01 o'clock A.M. on January 1,1999, such date being hereinafter referred to as the "Commencement Date" and shall expire, unless sooner terminated, at 11:59 o'clock P.M. on July 31, 2015.

Section 3. Rights of User by the Lessee

            The Lessee shall use the premises (other than Area A-3) for the following purposes only and for no other purpose whatsoever: as a clerical, administrative, general and executive office, including the operation subject to all of the other provisions of this Agreement of, computer data processing, teletype,


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reproduction and printing equipment and other business machines, for the
Lessee's business primarily as underwriter of any and all types of securities, broker and dealer in stocks, bonds, commodities and other securities, general investment banking and acting as investment counsellors but also for the Lessee's business of rendering such services in connection with international and domestic real estate and insurance sales and brokerage and for rendering other similar general financial and advisory services and for such other type or types of business or operations engaged in or previously engaged in by office tenants at the World Trade Center whose eligibility and qualifications are or were determined by the Port Authority under the provisions of the "Statutes", as defined in paragraph (g) of Section 7 of this Agreement, strictly on the basis of their activities and services in world trade and commerce. The Lessee shall use Area A-3 solely as a mechanical equipment room in accordance with the provisions of Section 52 of this Agreement and for no other purpose whatsoever.

Section 4. Basic Rental

            The Lessee shall pay basic rentals to the Port Authority for the premises as follows:

                  (a) For the period commencing with the Commencement Date of the letting and continuing up to and including July 31, 2000, the Lessee shall pay the following basic rentals to the Port Authority:

                              (i) For Area A at the rate of One Million Four
                        Hundred Sixty-four Thousand Thirty-six Dollars and No Cents ($1,464,036.00) per annum payable in advance in equal monthly installments of One Hundred Twenty-two Thousand Three Dollars and No Cents ($122,003.00) on January 1, 1999 and on the first day of each and every month thereafter during such period;

                              (ii) For Area A-1 at the rate of Two Million One
                        Hundred Twenty-eight Thousand One Hundred Seventy-six Dollars and No Cents ($2,128,176.00) per annum payable in advance in equal monthly installments of One Hundred Seventy-seven Thousand Three Hundred Eighty-four Dollars and No Cents ($177,384.00) on January 1, 1999 and on the first day of each and every month thereafter during such period;

                              (iii) For Area A-2A at the rate of Thirty-four
                        Thousand Five Hundred Ninety-six Dollars and No Cents ($34,596.00) per annum payable in advance in equal monthly installments of Two Thousand Eight Hundred Eighty-three Dollars and No Cents ($2,883.00) on January 1, 1999 and on the first day of each and every month thereafter during such period; and

                              (iv) For Area A-2B at the rate of One Million One
                        Hundred Fifty-eight Thousand Three Hundred Twenty-four Dollars and No Cents ($1,158,324.00) per annum payable in advance in equal monthly installments of Ninety-six Thousand Five Hundred Twenty-seven Dollars and No Cents ($96,527.00) on January 1, 1999 and on the first day of each and every month


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                        thereafter during such period;

                  (b) For the period commencing August 1,2000 and continuing up to and including July 31, 2005, the Lessee shall pay a basic rental to the Port Authority for the premises at the rate of Five Million Seven Hundred Seventy-eight Thousand Twenty-seven Dollars and No Cents ($5,778,027.00) per annum payable in advance in equal monthly' installments of Four Hundred Eighty-one Thousand Five Hundred Two Dollars and Twenty-five Cents ($481,502.25) on August 1,2000 and on the first (1st) day of each calendar month thereafter throughout such period.

                  (c) For the period commencing August 1, 2005 and continuing up to and including July 31, 2010 the Lessee shall pay a basic rental to the Port Authority for the premises at the rate of Six Million One Hundred Fifty-nine Thousand Nine Hundred Fifty-four Dollars and No Cents ($6,159,954.00) per annum payable in advance in equal monthly installments of Five Hundred Thirteen Thousand Three Hundred Twenty-nine Dollars and Fifty Cents ($513,329.50) on August 1,2005 and on the first (1st) day of each calendar month thereafter throughout such period; and

                  (d) For the period commencing August 1, 2010 and continuing up to and including the Expiration Date, the Lessee shall pay a basic rental to the Port Authority for the premises at the rate of Seven Million Thirty-two Thousand Nine Hundred Thirty Dollars and No Cents ($7,032,930.00) per annum payable in advance in equal monthly installments of Five Hundred Eighty-six Thousand Seventy-seven Dollars and Fifty Cents ($586,077.50) on August 1, 2010 and on the first (1st) day of each calendar month thereafter during the balance of the term of the letting.

            (e) If the Commencement Date is other than the first day of a calendar month, the installment of basic rental payable for the premises shall be the amount of the monthly installments of basic rental set forth in paragraph
(a) above of this Section 4 each multiplied by a fraction the numerator of which shall be the number of days from and including the Commencement Date to the last day of the calendar month in which the Commencement Date shall fall, and the denominator of which shall be the number of days in that calendar month. All increases in basic rental referred to in paragraphs (b), (c) and (d) above, of this Section are separate from and in addition to the provisions for the payment of additional basic rental provided for in Schedule A attached to this Agreement and hereby made a part hereof.

            (f) If the Expiration Date or the termination date of the term of the letting under this Agreement is other than the last day of a calendar month, the basic rental payable for the portion of the last calendar month during which the letting is effective shall be the amount of the monthly installment, or installments as the case may be, applicable to that calendar month prorated on a daily basis over the actual number of days the letting is in effect in that calendar month.

            (g) (i) For the period commencing with the Commencement Date and continuing up to and including July 31,2000, the Lessee, in addition to the payment of basic rental set forth in paragraph (a) above, shall continue to pay to the Port


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Authority additional basic rental for Area A (as defined in this Agreement) as provided in Schedule A of the Existing Lease, for Area A-1 (as defined in this Agreement) as provided in Schedule A-2 of the Existing Lease, for Area A-2A (as defined in this Agreement) as provided in Schedule A-l of the Existing Lease, for that portion of Area A-2 shown in diagonal hatching on Exhibit A-2B as provided in Schedule A-4 of the Existing Lease, and for Area A-3 (as defined in this Agreement) as provided in Schedule A-5 attached hereto and hereby made a part hereof, it being the intention of the parties hereto that the Lessee, for the period from the Commencement Date through July 31, 2000, shall continue to pay to the Port Authority the same and entire additional basic rental for the premises hereunder as the Lessee would have continued to pay under the Existing Lease for the entire premises thereunder with the same force and effect as if the Existing Lease remained in force and effect up to July 31, 2000.

                        (ii) For the period commencing August 1, 2000 and
                  continuing for the balance of the term of the letting, the basic rental for the entire premises shall be subject to adjustment in accordance with the provisions of Schedule A attached hereto and hereby made a part hereof.

Section 5. Governmental Requirements

            (a) The Lessee shall procure, and the Port Authority shall, without cost or expense to the Port Authority (unless the Lessee agrees to reimburse the Port Authority for the reasonable costs and expenses for the same), cooperate with the Lessee in procuring all licenses, certificates, permits or other authorization from all governmental authorities having jurisdiction over the operations of the Lessee at the premises or at the World Trade Center which shall be required for the conduct of its operations.

            (b) Subject to and without limiting the Port Authority's obligations under Section 46 of this Agreement, the Lessee shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules and regulations, ordinances, enactments, resolutions, requirements, orders and directions which are applicable or which would be applicable if the Port Authority were a private corporation ("Legal Requirements"), and the Lessee shall, in accordance with and subject to the provisions of Section 12 of this Agreement entitled "Construction by the Lessee", make any and all improvements, alterations or repairs of the premises that may be required at any time hereafter by any such present or future Legal Requirements, provided that the Lessee shall not be required to make structural or nonstructural improvements, alterations or repairs to the premises or to utility, mechanical, electrical communications and other systems or portions thereof unless such improvements, alterations or repairs result from the Lessee's manner of use of or its operations in the premises which are not common to other office tenants in the World Trade Center.

            (c) If the Lessee shall contest against any governmental authority by appropriate legal proceedings diligently prosecuted in good faith the validity or applicability to the Lessee of any Legal Requirements, referred to in paragraph (b) above of this Section 5, the Lessee shall not be in default thereof until the final determination of the validity or applicability in such proceedings, provided however that the Lessee shall not make any such contest if it is based in whole or in part on the status of the Port Authority as a governmental agency and the Lessee will not delay compliance if the delay shall result in the creation or continuance of a condition endangering persons or property during the contest. The Port Authority agrees


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that it will not impede the Lessee's prosecution of such contest and in the event that ownership of the building in which the premises is located is transferred to private ownership as distinguished from governmental or quasi-governmental ownership, then notwithstanding the foregoing such private owner shall cooperate with the Lessee in the prosecution of such contest. In the event that as a result of a contest made by the Lessee, the Port Authority incurs any cost or expense which cost or expense would not have been incurred but for such contest, or in the event the Port Authority cooperates with the Lessee in such contest and incurs costs or expenses, then the Lessee within thirty (30) days after demand therefor will reimburse the Port Authority for all such costs and expenses. It is not intended by this paragraph (c) to give the Lessee any right to make any contest against any governmental authority which the Lessee would not have had in the absence of this provision. In the event that such Legal Requirements are finally determined in such proceedings to be valid or applicable to the Lessee, the Lessee, within twenty (20) days of such final determination, shall cure such default (except in connection with a default which cannot be remedied or cured within said twenty (20) day period, in which event the time of the Lessee within which to cure such default shall be extended for such time as shall be necessary to cure the same, but only if the Lessee, within such twenty (20) day period, shall commence and thereafter proceed diligently to cure such default).

            (d) The provisions of this Section 5 are not to be construed as a submission by the Port Authority to the application to itself of such Legal Requirements, or any of them. The Port Authority shall not enforce any Legal Requirements in such manner as to discriminate against the Lessee.

            (e) The term "governmental", or any similar phrase, as used in this
Section 5 or elsewhere in this Agreement with respect to the Lessee's obligation to comply with Legal Requirements or any similar phrase, shall include Port Authority laws, rules and regulations, requirements, resolutions, orders, and directions only when the Port Authority is acting in its capacity as a governmental agency and not when the Port Authority is acting solely as landlord hereunder.

Section 6. Rules and Regulations

            The Lessee covenants and agrees to observe and obey (and to compel its officers, directors, partners, members and employees while in the premises and the World Trade Center and to use good faith efforts to cause its agents, representatives, contractors, customers, guests, invitees and those doing business with it while in the premises to observe and obey) the Rules and Regulations of the Port Authority (a copy of which is attached hereto, hereby made a part hereof and marked "Exhibit R") for the government of the conduct and operations of the Lessee, and such further reasonable rules and regulations (including amendments and supplements thereto) as may reasonably from time-to-time and throughout the letting be promulgated by the Port Authority for reasons of safety, health or preservation of property, or for the maintenance of the good and orderly appearance of the World Trade Center or for the safe or efficient operation of the World Trade Center, provided however that in case of any conflict or inconsistency between the provisions of this Agreement and any of the Rules and Regulations, the provisions of this Agreement shall control. The Port Authority agrees that, except in cases of emergency, it will give written notice to the Lessee of every such further rule or regulation adopted by it after the date hereof at least thirty (30) days before the Lessee shall be required to comply therewith during which the Lessee shall have the right to contest the applicability or validity of such rule or regulation to the Lessee. The Port Authority shall not enforce any of the Rules and Regulations in such manner as to discriminate against the Lessee.

Section 7. Responsibilities of the Lessee

            (a) The Lessee shall conduct its operations in an orderly and proper manner and so as


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not to unreasonably annoy, unreasonably disturb or be unreasonably offensive to others at the World Trade Center, and the Lessee shall control the conduct in the premises and the World Trade Center of its officers, directors, partners, members and employees and shall use its reasonable efforts to control the conduct in the premises of its agents, representatives, contractors, guests, invitees and those doing business with it. Upon objection from the Port Authority concerning the conduct of any such person, the Lessee shall promptly take all reasonable steps necessary to remove the cause of the objection.

            (b) The Lessee shall not knowingly commit any nuisance on the premises, or knowingly' do or permit to be done anything which may result in the creation or commission of a nuisance on the premises, and the Lessee shall not knowingly cause or knowingly permit to be caused or produced upon the premises, to permeate the same or to emanate therefrom, any noxious or objectionable smokes, gases, vapors, odors or objectionable noises.

            (c) The Lessee shall not knowingly use or connect any equipment or engage in any activity or operation in the premises which will cause an overloading of the capacity of any existing or future utility, mechanical, electrical, communication or other systems, or portion thereof, serving the premises, nor shall the Lessee do or authorize to be done anything which may interfere with the effectiveness or accessibility of existing and future utility, mechanical, electrical, communication or other systems or portions thereof on the premises or elsewhere at the World Trade Center. The Lessee shall have no liability under this paragraph if any such overloading or interference is caused by or due to the failure of the Port Authority to supply any utilities required to be provided by the Port Authority pursuant to the provisions of
Section 42 of this Agreement entitled "Services and Utilities" or to supply the capacities of any utilities as set forth in Schedule D.

            (d) The Lessee shall not overload any floor, roadway, passageway, pavement or other surface or any wall, partition, column or other supporting member, or any elevator or other conveyance, in the premises or at the World Trade Center and without limiting any other provision of this Agreement, the Lessee shall repair, replace or rebuild any portion of such floor, roadway, passageway, pavement or other surface or any wall, partition, column or other supporting member, or any elevator or other conveyance damaged by overloading. The Port Authority represents that the "live load" capacity of the floors in the premises is as shown in Schedule D.

            (e) Except as otherwise expressly provided herein, the Lessee shall not install, maintain or operate or permit the installation, maintenance or operation on the premises of any vending machine or service designed to dispense or sell food, beverages, tobacco products or merchandise of any kind, whether or not included in the above categories, or any restaurant, cafeteria, kitchen, stand or other establishment for the preparation, dispensing or sale of food, beverages, tobacco or tobacco products, or merchandise of any kind or any equipment or device for the furnishing to the public of a service of any kind, including without limitation thereto any telephone pay-stations. Subject to all the terms and provisions of this Agreement, including the provisions of Section 12 of this Agreement entitled "Construction by the Lessee" and notwithstanding the first sentence of this paragraph (e), the Lessee (i) may install a kitchen, cafeteria or other eating facility in the premises and may operate such facility with its own employees, or the employees of any related corporation, or arrange for the operation thereof by an independent contractor selected by the Lessee unless the Port Authority reasonably determines that said contractor will cause or contribute to the causing of labor problems or labor disturbances at the World Trade Center (in which event the Lessee will select another contractor),
(ii) may install food, beverage and tobacco vending machines or arrange for the installation and operation of such machines and may use an independent contractor or supplier for such machines selected by the Lessee unless the Port Authority, subject to all the terms and provisions of this


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Agreement including the provisions of Section 12 of this Agreement entitled
"Construction by the Lessee", determines that said contractor or supplier will cause or contribute to the causing of labor problems or labor disturbances at the World Trade Center, (in which event the Lessee will select another contractor), (iii) may operate coffee carts solely within the premises and may use an independent contractor or supplier for the operation of such coffee cart service, provided that such eating facility and vending machines shall be installed and operated by the Lessee or its contractor solely for use by the Lessee's officers, members, employees, contractors, customers, guests, subtenants and invitees. The Lessee's agreement with any contractor or supplier of eating facilities or vending machines shall permit cancellation by the Lessee on short term notice in the event such contractor or supplier fails to meet the standards described in this paragraph and the Port Authority notifies the Lessee of same. In the event such installations shall require modifications or alterations to building systems or equipment (including heating, ventilating or air-conditioning systems), and whether such modifications or installations thereof are performed by the Lessee or by the Port Authority, the Lessee shall be responsible for the reasonable cost of any such modifications or alterations, and no such alteration or modification shall be commenced until the Lessee has received an approved Construction Application therefor in accordance with the provisions of Section 12 of this Agreement entitled "Construction by the Lessee". The Lessee shall pay to the Port Authority for domestic cold and hot water and for any and all utilities or other building services used in connection with any eating facilities or any of the aforesaid machines to the extent provided in Section 42 of this Agreement entitled "Services and Utilities", it being understood that the Port Authority shall have the right to install a meter on the Lessee's premises at the Port Authority's cost to measure the Lessee's consumption of such domestic hot and cold water. The Lessee covenants and agrees that upon notification from the Port Authority that the Port Authority has received notice from a tenant or occupant in the Building in which the premises are located that objectionable odors emanate from the premises, and such odors result from the operation of any eating facility or food vending machines in the premises (whether through the building heating, ventilating or air-conditioning systems or otherwise), the Lessee will promptly take all necessary steps to eliminate such odors, or if such odors cannot be so eliminated, the Lessee will discontinue use of such eating facilities or food vending machines and shall not resume the use or operation thereof until written consent therefor has been obtained from the Port Authority, which consent shall not be unreasonably withheld or delayed after the Lessee has corrected the conditions giving rise to such odors and has so advised the Port Authority. Nothing herein is intended to permit the furnishing on the premises to the public (other than the Lessee's customers, guests and invitees) of any food or other merchandise or service of any kind.

            (f) The Lessee shall not use or make any reference, by advertising or otherwise, to the names "World Trade Center" (except to designate the Lessee's business address and then only in a conventional manner and without emphasis or display), "The Port Authority of New York and New Jersey", "Port Authority" or any simulation or abbreviation of any such names, or any emblem, picture or reproduction of the World Trade Center, for any purpose whatsoever. Upon notice from the Port Authority the Lessee shall promptly discontinue any such unpermitted use or reference. Nothing herein is intended to prohibit the Lessee from placing a "tombstone" advertisement in one or more newspapers or periodicals advising of the execution of this Agreement and the Lessee's renewal at or relocation to the World Trade Center.

            (g) The Lessee recognizes that the Port Authority has undertaken the planning, construction and operation of the World Trade Center as a facility of commerce pursuant to concurrent legislation of the State of New York, Chapter 209, Laws of New York, 1962 and the State of New Jersey, Chapter 8, Laws of New Jersey, 1962, as such laws may be amended from time to time, (hereinafter the "Statutes"). The Statutes provide that the Port Authority should be regarded as performing an essential governmental function in the construction and operation of the World Trade Center and that all details of


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the effectuation of the World Trade Center including the leasing and contracts thereof shall be within the sole discretion of the Port Authority (not to be exercised in an arbitrary or capricious manner and to be subject to the provisions of Section 3 of this Agreement) and its decisions shall be controlling and conclusive and that it is of the essence of the Statutes and of this Agreement that the Port Authority retain in its sole discretion the determination of all matters concerning the World Trade Center including the occupancy of the World Trade Center. Accordingly, the purpose, character and scope of the Lessee's occupancy, operation and usage of the premises as described in Section 3 of this Agreement entitled "Rights of User by the Lessee" are of primary importance and inducement to the Port Authority in entering into this Agreement with the Lessee. The Lessee has represented to the Port Authority that all its occupancy, operation and usage, throughout the term of the letting hereunder, will be substantially in accordance with and subject to the provisions and requirements of Section 3 of this Agreement entitled "Rights of User by the Lessee" and the Port Authority has relied on such representations in entering into this Agreement. The Lessee further acknowledges for itself and for any successor to its interest in this Agreement that, except as otherwise expressly provided in this Agreement, this Agreement cannot be assigned or a sublease entered into by the Lessee without the prior written consent of the Port Authority and in accordance with the provisions of Section 19 of this Agreement entitled "Assignment and Sublease". Without affecting the Lessee's liability for any breach of this representation and its obligations hereunder, in the event that the Lessee has not substantially complied with all the requirements of this Section 7(g) and of Section 3 of this Agreement entitled "Rights of User by the Lessee", within a period of twenty (20) days after written notice from the Port Authority of such non-compliance, the Port Authority may by five (5) business days' notice terminate this Agreement and the letting hereunder and the same shall be and operate as a conditional limitation and have the same effect as if it were specifically included as a ground for termination under paragraph (a) of Section 20 of this Agreement entitled "Termination".

Section 8. Maintenance and Repair

            (a) The Lessee shall at all times keep the premises in a clean and orderly condition and appearance, together with all fixtures, equipment and personal property of the Lessee located in or on the premises.

            (b) Subject to the provisions of Sections 9 and 37 of this Agreement entitled "Casualty" and "Liability Insurance" respectively (including without limitation the waiver of subrogation and release provisions thereof) and except as otherwise provided in this Section 8, the Lessee shall repair, replace, rebuild and paint all or any part of (i) the premises which may be damaged or destroyed by the acts or omissions of the Lessee, its officers, directors, partners, members, employees, agents, representatives, contractors, customers, guests, invitees or other persons who are doing business with the Lessee or who are on or at the premises with the consent of the Lessee and (ii) the World Trade Center which may be damaged or destroyed by the acts or omissions of the Lessee, its officers, directors, partners, members and employees, provided such damage or destruction is caused while such employees are acting within the scope of their employment.

            (c) Subject to the provisions of Sections 9 and 37 of this Agreement entitled "Casualty" and "Liability Insurance" respectively (including without limitation the waiver of subrogation and release provisions thereof) and except as otherwise provided in this Section 8, the Lessee shall take good care of the premises from "slab to slab", including therein, without limitation thereto, walls, partitions, floors, ceilings, doors and columns, and all parts thereof, and all equipment and fixtures, and shall do all preventive maintenance which is not the express obligation of the Port Authority under this Agreement and make all necessary non-structural repairs, replacements, rebuilding and painting, which is not the express obligation


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of the Port Authority under this Agreement, necessary to keep the premises substantially in the condition existing at the commencement date of the letting and except for ordinary wear and damage by fire or other casualty, and to keep any improvements (including but not limited to the air-cooling equipment installed by the Lessee), additions and fixtures made or installed during the term of the letting substantially in the condition they were in when made or installed except for (i) ordinary wear and (ii) damage by fire or other casualty. Nothing herein is intended to require the Lessee (i) to paint, wallpaper or perform work of a decorative nature, or (ii) to maintain, repair, replace, rebuild or paint any part of the utility, mechanical, electrical, communication and other systems outside of the premises which provide services and utilities to the premises unless the damage outside the premises is caused by the Lessee, its officers, directors, partners, members or employees, (iii) to maintain, repair, replace, rebuild or paint the perimeter convector units in the premises unless the damage thereto is caused by the Lessee, its officers, directors, partners, members or employees, (iv) to maintain, repair, replace, rebuild or paint any part of the vertical aspects of any utility, mechanical, electrical, communication and other system passing through the premises which provide services and utilities to the Lessee or to other portions of the World Trade Center unless the damage to such vertical aspects is caused by the Lessee, its officers, directors, partners, members or employees or as a result of the Lessee's connection to such vertical aspects or (v) to maintain, repair, replace, rebuild or paint any part of the premises or the World Trade Center which is damaged or destroyed by the negligent acts or omissions or willful misconduct of the Port Authority, its Commissioners, officers, members, employees, agents, representatives, contractors, guests or invitees; nor shall anything contained in this Section 8 be deemed to alter the obligations of the Lessee and the Port Authority in the event the premises or the World Trade Center is damaged by a casualty. Said obligations shall be as provided in Sections 9 and 37 of this Agreement entitled "Casualty" and "Liability Insurance" respectively.

            (d) In the event the Lessee fails to commence to make or do any such repair, replacement, rebuilding or painting required by this Agreement (except for any repair, replacement, rebuilding or painting to the interior of the premises which does not adversely affect the World Trade Center or the building systems), within a period of twenty (20) days after written notice from the Port Authority so to do, provided that such failure shall not be due to causes or conditions beyond the control of the Lessee, or fails diligently to continue to completion such repair, replacement, rebuilding or painting of all of the premises specified in such notice and required to be repaired, replaced, rebuilt or painted by the Lessee under the terms of this Agreement, provided that such failure shall not be due to causes or conditions beyond the control of the Lessee, the Port Authority may, at its option, and in addition to any other remedies which may be available to it, and in accordance with the provisions of
Section 15 of this Agreement entitled "Additional Rent and Charges", repair, replace, rebuild or paint all or any part of the premises included in the said notice to substantially the same condition the premises were in at the conclusion of the Lessee's construction and installation work, the Port Authority's cost (as defined in Section 15 of this Agreement entitled "Additional Rent and Charges") thereof to be paid by the Lessee within thirty
(30) days after demand therefor. This option or the exercise thereof shall not be deemed to create or imply any obligation or duty to the Lessee or others.

Section 9. Casualty

            (a) In the event that, as a result of a fire or other casualty insurable under the New York standard form of "All Risk" or "Special Perils" insurance policy (whether or not such policy is actually carried by the Port Authority at the time of such fire or other casualty) the premises or other areas of the World Trade Center are damaged so as to render the premises untenantable in whole or in part, then the Port Authority within forty-five (45) days after the occurrence of such casualty shall provide the Lessee in writing with a statement from its Chief Engineer setting forth his good faith estimate of the anticipated time


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necessary to complete the repairs and rebuilding caused by such casualty and:

                        (1) If such damage above described in this paragraph (a) occurs during the term of the letting hereunder, and provided this Agreement has not been terminated by the Lessee or by the Port Authority as hereinafter provided, the Port Authority shall repair or rebuild with due diligence to a condition substantially equivalent to the condition existing immediately prior to the fire or other casualty, and the basic rental and additional basic rental hereunder shall be abated as provided in Section 18 of this Agreement entitled "Abatement of Rental", only for the period from the occurrence of the damage to the earlier of (i) thirty
      (30) days after the date of completion of the repairs or rebuilding (notice of completion of the repairs or rebuilding to be given by the Port Authority to the Lessee no later than fifteen (15) days prior to such completion date) or (ii) the commencement of business operations by the Lessee in the damaged portion of the premises (and not merely occupancy for purposes of telephone installation, furniture move-in and other events relating to setting up space);

                        (2) If such damage above described in this paragraph (a) is to more than fifty percent (50%) of the total rentable square feet then constituting the Lessee's premises, and if with respect to such damage the Port Authority's Chief Engineer finds that the necessary repairs or rebuilding to the premises including, without limitation, all leasehold improvements together with repairs or rebuilding, if any, to areas other than the premises cannot be completed within two hundred seventy (270) days after the occurrence of the damage, the Port Authority shall at its option either: (i) proceed with due diligence to repair or rebuild the premises as necessary, including, without limitation, all leasehold improvements, in which event the basic rental and additional basic rental hereunder shall be abated as provided in Section 18 of this Agreement entitled "Abatement of Rental" only for the period from the occurrence of the damage to the earlier of (x) thirty (30) days after the date of completion of the repairs or rebuilding (notice of completion of the repairs or rebuilding to be given by the Port Authority to the Lessee no later than fifteen (15) days prior to such completion date) or (y) the commencement of business operations by the Lessee in the damaged portion of the premises (and not merely occupancy for purposes of telephone installation, furniture move-in and other events relating to setting up space); or (ii) terminate the letting as to the entire premises with the same force and effect as if the effective date of termination were the original expiration date provided in this Agreement, provided that the Port Authority may not elect to so terminate the letting hereunder pursuant to this clause (ii) if the Port Authority commences repairs or commences rebuilding within eighteen (18) months from the date of such casualty the space of a third party tenant suffering "similar damage" from such casualty. "Similar damage" for purposes of this clause (ii) shall mean damage to the space of a tenant in the building in which the Lessee's premises are located which the Chief Engineer of the Port Authority has estimated in good faith will take in excess of two hundred seventy (270) days to repair or build.

            (b) In the event that the premises is damaged as a result of a fire or other casualty insurable under the New York standard form of "All Risk" or "Special Perils" insurance policy (whether or not such policy is actually carried by the Port Authority at the time of such fire or other casualty), the Port Authority within forty-five (45) days after the occurrence of the damage will provide the Lessee in writing with a statement from its Chief Engineer setting forth his good faith estimate of the anticipated time necessary to complete the repairs or rebuilding. In the event the Port Authority's Chief Engineer estimates


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that the repairs or rebuilding to the premises, together with repairs or rebuilding to areas other than the premises, cannot be completed within two hundred seventy (270) days after the occurrence of the damage, then the Lessee shall have the right (i) to terminate the letting as to the entire premises under this Agreement with the same force and effect as if the effective date of termination were the original expiration date provided in this Agreement, or
(ii) if such damage affects one or more, but not all, of the Areas constituting the premises, to terminate the letting under this Agreement only as to the Area or Areas so affected (such termination to be of any such Area or Areas in their entirety only), and the basic rental and additional basic rental shall be abated as provided in Section 18 of this Agreement entitled "Abatement of Rental" either, as the case may require, (x) for the period from the occurrence of the damage to the completion of the repairs or rebuilding, or (y) for the period from the occurrence of the damage to the effective date of termination, provided that in the event the Lessee elects to exercise its right of termination under either of (i) or (ii), above, the Lessee shall give to the Port Authority notice of such termination within thirty (30) days after receipt of the Port Authority's statement of its Chief Engineer, such termination to be effective sixty (60) days after the date of the giving of such notice.

            (c) In the event that, as a result of a fire or other casualty insurable under the New York standard form of "All Risk" or "Special Perils" insurance policy (whether or not such policy is actually carried by the Port Authority at the time of such fire or other casualty), either of the following events shall have occurred: (i) the Port Authority's Chief Engineer shall have estimated that the necessary repairs or rebuilding, including, without limitation, all leasehold improvements, would be completed within two hundred seventy (270) days after the occurrence of the damage and the Port Authority shall have failed to complete such repairs or rebuilding within the sum of the following number of days (the sum of such number of days is sometimes herein called "a Completion Period"): (x) 270 days from the occurrence of the damage plus (y), provided that the Port Authority has complied with the notification obligations set forth in paragraph (d) below of this Section 9, the additional number of days during such 270 day period that the Port Authority is unable to perform the repairs or rebuilding by reason of a cause or condition beyond the control of the Port Authority, such additional number of days not to exceed sixty (60); or (ii) the Port Authority's Chief Engineer shall have estimated the completion date of the repairs or rebuilding, including, without limitation, all leasehold improvements, to be in excess of 270 days after the occurrence of the damage and the Port Authority shall have failed to complete such repairs or rebuilding within the sum of the following number of days (the sum of such number of days is herein sometimes called a "Completion Period"): (x) the time period originally estimated by the Port Authority's Chief Engineer for completion of the repairs or rebuilding plus (y) provided that the Port Authority has complied with the notification obligations set forth in paragraph
(d) below, the additional number of days during such estimated time period that the Port Authority is unable to perform the repairs or rebuilding by reason of a cause or condition beyond the control of the Port Authority, such additional number days not to exceed sixty (60); then in either of such events the Lessee shall have the right to terminate this Agreement and the letting hereunder as to the entire premises with the same force and effect as if the termination date were the original expiration date provided in this Agreement, provided the Lessee shall give to the Port Authority a notice of such termination within twenty (20) days subsequent to the expiration of the applicable Completion Period. In the event the Lessee fails to exercise its termination right in accordance with the provisions of the preceding sentence, the Port Authority shall continue to perform the repairs and rebuilding with due diligence.

            (d) At such time as the Port Authority knows or reasonably should have known that it will be unable to complete the repairs or rebuilding within the time period estimated by the Port Authority's Chief Engineer and provided to the Lessee pursuant to the provisions of paragraph (b), above, of this Section 9, the Port Authority will provide the Lessee with a revised good faith written estimate of the Port Authority's Chief Engineer of the time required to complete the repairs or rebuilding from the occurrence of the damage,


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including the number of days, if any, from the occurrence of the damage that the
Port Authority was and will be unable to perform the repairs or rebuilding by reason of a cause or condition beyond the control of the Port Authority. In the event the Port Authority shall submit a revised estimate to the Lessee as aforesaid and if either of the following events is applicable (i) the Port Authority shall have originally estimated that the necessary repairs or rebuilding would be completed within two hundred seventy (270) days from the occurrence of the damage and the revised estimate for completion of the repairs or rebuilding shall exceed the sum of the following number of days: (x) 270 days from the occurrence of the damage plus (y) the additional number of days (not to exceed sixty (60)) during such 270 day period that the Port Authority was unable and/or is estimated by the Port Authority that it will be unable to perform the repairs or rebuilding by reason of a cause of condition beyond the control of the Port Authority; or (ii) the Port Authority shall have originally estimated that the completion date for the repairs or rebuilding to be in excess of 270 days after the occurrence of the damage and the revised estimate for completion exceeds the sum of the following number of days: (x) the original estimated time period for completion of the repairs or rebuilding from the occurrence of the damage plus (y) the additional number of days (not to exceed sixty (60)) during such originally estimated time period that the Port Authority was unable and/or is estimated by the Port Authority that it will be unable to perform the repairs or rebuilding by reason of a cause or condition beyond the control of the Port Authority; then in either of such events the Lessee shall have the right to terminate this Agreement and the letting hereunder as to the entire premises with the same force and effect as if the termination date were the original expiration date provided in this Agreement, provided the Lessee shall give to the Port Authority a notice of such termination no later than twenty (20) days subsequent to the Lessee's receipt of the notice of the Port Authority's Chief Engineer of its revised good faith estimate with respect to the completion period for the repairs or rebuilding, such termination to be effective sixty
(60) days after the giving of such notice by the Lessee. In the event the Lessee elects not to terminate this Agreement within the aforesaid twenty (20) day period, (i) the Lessee shall have no further right to terminate this Agreement and the letting hereunder in accordance with the provisions of this paragraph
(d); (ii) the Lessee's right to terminate this Agreement and the letting hereunder pursuant to paragraph (c) above of this Section 9 shall be null and void; (iii) the Port Authority shall have no right to issue a further revised good faith estimate; and (iv) the Port Authority shall continue the repairs and rebuilding with due diligence.

            (e) In the event the Lessee fails to exercise its right to terminate this Agreement and the letting hereunder in accordance with the provisions of paragraph (d), above, of this Section 9 and the Port Authority fails to complete the repairs or rebuilding within the time period set forth in the Port Authority's revised good faith estimate for completion of the repairs or rebuilding pursuant to said paragraph (d), then the Lessee shall have the right to terminate this Agreement and the letting hereunder as to the entire premises with the same force and effect as if the termination date were the original expiration date provided in this Agreement, provided the Lessee shall give to the Port Authority a notice of such termination no later than twenty (20) days subsequent to the revised date for completion of the repairs or rebuilding set forth in the revised good faith estimate of the Port Authority's Chief Engineer with respect to same, such termination to be effective sixty (60) days after the giving of such notice by the Lessee. In the event the Lessee elects not to terminate this Agreement within the aforesaid twenty (20) day period, the Lessee shall have no further right to terminate this Agreement and the letting thereunder pursuant to the provisions of this paragraph (e), but the Port Authority shall continue the performance of the repairs and rebuilding with due diligence.

            (f) In the event of damage to the premises as a result of a casualty under circumstances described in subparagraph (a)(2), above, prior to exercising its right to terminate the letting of any Area or Areas as provided in paragraph
(b), above, or to terminate the letting of the entire premises as elsewhere provided in this Section 9, the Lessee may request the Port Authority to advise it whether it then has available for leasing any space located on contiguous floors in the World Trade Center comparable in size


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to the portion of the premises damaged by the casualty. In the event the Port
Authority has any such substitute space available for leasing to the Lessee, the Port Authority will so advise the Lessee and will further advise the Lessee of the annual rates of basic rental and additional basic rental for such substitute space which shall be equivalent to the annual rates then being charged by the Port Authority for comparable space at the Facility let on an "as is" basis with no finishing allowance, no work to be provided by the Port Authority and no rent concession or free rent to be provided by the Port Authority. In the event the Lessee shall advise the Port Authority of its intention unconditionally to lease any such substitute space, the Port Authority will prepare and submit to the Lessee for its execution an appropriate agreement supplementing this Agreement and providing for the letting of such substitute space for a term commencing as soon as practicable following the date the Lessee advises the Port Authority of its intention to lease such substitute space and expiring on the day preceding the day the Lessee resumes its permitted business operations in the portion of the premises damaged by the casualty. Any such supplemental agreement prepared by the Port Authority pursuant to the provisions of this paragraph (f) shall provide for the letting of the substitute space upon all of the terms and conditions set forth in this Agreement except as herein modified. Provided that the terms and conditions of the supplemental agreement submitted by the Port Authority are in accordance with the provisions of this paragraph (f), the Lessee shall execute such agreement and return it to the Port Authority within thirty (30) days after its receipt thereof. In the event the Lessee shall fail to execute such agreement prepared by the Port Authority with respect to such substitute space within the aforesaid time period, then the Lessee shall have no further rights or interest in or to such substitute space, the Port Authority shall have no further obligation under this paragraph (f) to offer such substitute space to the Lessee, the Port Authority shall have the right to lease such substitute space, or any portion thereof, to others on terms and conditions (including but not limited to rental, term, space finishing and use provisions) different from those which would have governed the letting to the Lessee, all as the Port Authority in its discretion may determine, and the Lessee may exercise its rights to terminate the letting of all or a portion of the premises as set forth elsewhere in this Section 9. The Lessee may likewise exercise its rights to terminate all or a portion of the premises on the terms and conditions set forth elsewhere in this Section 9 in the event the Port Authority advises the Lessee that no substitute space is available for leasing, as hereinabove defined, at the time of the occurrence of the casualty. The Lessee expressly understands and agrees that the provisions of this paragraph
(f) are subject to the then existing availability of space for leasing. Substitute space shall be deemed available for leasing for the purposes of this paragraph (f) if (i) it is then unoccupied and either (x) not the subject of any lease negotiations between the Port Authority and any third party or (y) not covered under the terms of an existing agreement of lease or other valid agreement granting present or future rights of occupancy or, if occupied pursuant to the terms of an existing agreement of lease, the letting under such lease is scheduled to expire within thirty (30) days following the date the Lessee advises the Port Authority of the desire to lease such substitute space and (ii) the Port Authority has not granted any right or option to any third party with respect to the letting or occupancy of such substitute space, including but not limited to rights to renew or extend any existing tenancy. Further, the Port Authority shall not be obligated to terminate the letting or otherwise end the occupancy of a tenant currently in possession of any space prior to the scheduled expiration date of such letting, nor shall anything herein be deemed to prevent the Port Authority from renewing or extending any lease covering any space or from otherwise continuing in occupancy a tenant of any space in order to make any such space available for leasing.

            (g) The parties do hereby stipulate that neither the provisions of
Section 227 of the Real Property Law of the State of New York nor those of any other similar statute shall extend or apply to this Agreement.

            (h) The Lessee shall give the Port Authority prompt notice in case of any fire or casualty


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in the premises if the occurrence is actually known to a management level employee of the Lessee and was caused by the Lessee, its officers, members, employees, or by its agents, representatives, contractors, customers, guests or invitees of the Lessee while on the premises with the consent of the Lessee.

            (i) In the event of a partial or total destruction of the premises, the Lessee shall as soon as reasonably practicable remove any and all of its salvageable property from the premises (in the case of a total destruction) or the portion thereof destroyed (in the case of a partial destruction) and if the Lessee does not promptly so remove, the Port Authority may, upon fifteen (15) days' prior notice, remove the Lessee's property to a public warehouse for deposit and the Lessee hereby agrees to pay the Port Authority's reasonable costs for removal of such property and its out-of-pocket expenses for storage of the Lessee's property as the same is incurred and in the event the Lessee does not pay any amount due to the Port Authority, the Port Authority may, upon ten
(10) days' prior notice, sell the Lessee's property so stored at either public auction or private sale, the proceeds of which shall be applied, first, to the Port Authority's reasonable costs for removal and its actual out-of-pocket expenses of storage and sale and, second, to any sums owed by the Lessee to the Port Authority, with any balance remaining to be paid to the Lessee; if the Port Authority's reasonable costs of removal and its out-of-pocket expenses for storage and sale shall exceed the proceeds of sale, the Lessee shall pay such excess to the Port Authority within thirty (30) days after demand therefor.

            (j) If the damage to the premises or other areas of the World Trade Center was caused by the fault of the Lessee, its officers, members, employees, customers, guests, invitees, or other persons who are doing business with the Lessee, or who are on the premises with the Lessee's consent, then, notwithstanding the provisions of paragraph (a), above, the Lessee shall not be entitled to an abatement of rentals unless and only to the extent that the Port Authority actually receives proceeds of rental insurance in effect in connection with the damage or would have been entitled to receive such proceeds if the Port Authority had carried a policy of rental insurance providing such proceeds, provided such policy of rental insurance is then available on commercially reasonable terms to owners of first class office buildings in downtown Manhattan, provided however that if at any time because of this provision for abatement the insurance carrier of any policy covering the premises or any part thereof shall increase the premiums otherwise payable for any policy of fire, extended coverage or rental coverage applicable to the premises, the Lessee shall pay to the Port Authority an amount equivalent to such increase or increases within thirty (30) days after demand therefor and in the event the Lessee elects not to pay such amount to the Port Authority the Lessee shall not be entitled to abatement; and provided further that if at any time this provision for abatement shall invalidate any such policy of insurance or reduce, limit or void the rights of the Port Authority thereunder, or if because of this provision for abatement any such carrier shall cancel any such policy or shall refuse to issue or renew the same or shall take any other action to alter, decrease or diminish the benefits of the Port Authority under the policy, then the Port Authority shall promptly so notify the Lessee and this provision for abatement shall be void and of no effect. Nothing contained herein shall be deemed to obligate the Port Authority to maintain or procure any policy of fire, extended coverage, or rental coverage applicable to the premises.

            (k) In the event the damage to the premises referred to in this
Section 9 occurs to a part or all of the portion of the premises utilized by the Lessee as a computer room and provided such computer room does not exceed eighteen thousand (18,000) rentable square feet, the abatement granted to the Lessee with respect to the damaged part of the computer room shall be determined in accordance with the provisions of Section 18 of this Agreement entitled "Abatement of Rental" and shall be calculated at twice the annual per rentable square foot rate of basic rental and additional basic rental payable at the time of the casualty for the portion of the premises in which the computer room is located. In the event that as a result of a fire or


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other casualty the letting as to the entire premises is terminated pursuant to the provisions of this Section 9 entitled "Casualty", the basic rental and additional basic rental payable with respect to the damaged portion of the premises only (including the special computation for the Lessee's computer room referred to in the preceding sentence) shall be abated in accordance with the provisions of Section 18 of this Agreement entitled "Abatement of Rental" for the period commencing from the occurrence of the damage to the effective date of the termination of this Agreement; and, upon any termination of this Agreement pursuant to the provisions of this Section 9, the Lessee's liability for basic rental and additional basic rental payable under this Agreement shall cease accruing for any period subsequent to the effective date of such termination, and any prepaid portion of rental hereunder attributable to any period after such effective date of termination.

Section 10. Indemnity

            (a) Subject to all of the provisions of Section 37 of this Agreement entitled "Liability Insurance", the Lessee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents. contractors, representatives and employees from (and shall reimburse the Port Authority for the Port Authority's reasonable out-of-pocket costs or expenses including reasonable out-of-pocket legal expenses incurred in connection with the defense
of) all claims and demands of third persons, including but not limited to those for death, for personal injuries, or for property damages, arising: (i) out of any default of the Lessee in performing or observing any term or provision of this Agreement, or (ii) out of the use or occupancy of the premises by the Lessee or by others with its consent (it being understood that the Lessee's indemnification obligation pursuant to this clause (ii) shall not extend to third party claims based solely on a violation of the Statutes, as such term is defined in paragraph (g) of Section 7 of this Agreement, provided the Lessee's use and occupancy' of the premises is in compliance with the purposes enumerated in Section 3 of this Agreement), or (iii) out of any of the negligent acts or omissions or willful misconduct of the Lessee, its directors, partners, officers, members, employees, agents, representatives, contractors, customers, guests, invitees and other persons who are doing business with the Lessee or who are at the premises with the Lessee's consent where such negligent acts or omissions or willful misconduct occur on the premises, or (iv) arising out of any negligent acts or omissions or willful misconduct of the Lessee, its directors, partners, officers, members, employees, agents and representatives where such negligent acts or omissions or willful misconduct occur elsewhere at the World Trade Center, provided that for purposes of this clause (iv), such negligent acts or omissions or willful misconduct, as to Lessee's employees, agents or representatives, occurs while they are acting at the direction of the Lessee and within the scope of their respective employment, agency or representation. Nothing herein is intended to require the Lessee to indemnify the Port Authority, its Commissioners, officers, agents, contractors, representatives and employees from any claims and demands of third persons arising out of the negligence or willful misconduct of the Port Authority, its Commissioners, officers, agents, contractors, representatives and employees. Nothing set forth in this paragraph is intended or shall be deemed to alter the obligations of the Lessee and the Port Authority with respect to damage to the property of the Lessee or of the Port Authority in the event the premises are damaged by a casualty which obligations shall be as provided in Section 9 of this Agreement entitled "Casualty".

            (b) If so directed, the Lessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port


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Authority.

Section 11. Ingress and Egress

            The Lessee solely for itself, its directors, officers, partners, members, employees, agents representatives, contractors, customers, guests and such business invitees as are at the premises in connection with the transaction of the business of the Lessee, shall have the right of ingress and egress between the premises and all common areas and common facilities of the World Trade Center and the City streets outside the World Trade Center on a 24-hour per day, 365-day per year basis, subject to such security arrangements and reasonable rules and regulations that may be imposed by the Port Authority from time-to-time, provided such rules and regulations are imposed in accordance with the provisions of Section 6 of this Agreement entitled "Rules and Regulations". Such right shall be exercised by means of such corridors, lobbies, public areas and pedestrian or vehicular ways, and by means of such elevators, escalators or other facilities for movement of persons or property, to be used subject to all the provisions of this Agreement and in common with others having rights of passage and movement within the World Trade Center, as may from time-to-time be reasonably designated by the Port Authority for the use of the public. The use of any such facility, was or other area shall be subject to the rules and regulations of the Port Authority which are now in effect or such further reasonable rules and regulations which may hereafter be promulgated for the safe and efficient operation of the World Trade Center. The Port Authority may, at any time, temporarily or permanently close, move, change or limit the use of, or consent to or request the closing, moving, changing or limitation of the use of, any such facility, way or any other area at or near the World Trade Center presently or hereafter used as such, so long as a reasonably comparable means of ingress and egress to that provided as of the date hereof remains available to the Lessee. The Lessee shall not do or permit anything to be done which will interfere with the free access and passage of others to space adjacent to the premises or in any areas, streets, ways, facilities and walks near the premises.

Section 12. Construction by the Lessee

            (a) Except in accordance with the provisions of this Section 12, the Lessee shall not erect any structures, make any modifications, alterations, additions, improvements, repairs or replacements or do any construction work on or to the premises, or install any fixtures in or on the premises (other than trade fixtures, removable without material injury to the premises and Minor Work as defined in paragraph (k) of this Section 12) without the prior consent of the Port Authority. In considering the Lessee's requests for such consent, the Port Authority shall not act arbitrarily and capriciously, and the Port Authority shall not withhold such consent except for reasons of safety, health, operational utility, impact on or compatibility of the proposed work on building systems, or on other parts of the World Trade Center, or unless the proposed work, in the opinion of the Port Authority's Chief Engineer, acting in a non-arbitrary and non-capricious manner, shall fail to comply with all governmental laws, ordinances, enactments, resolutions, rules, and orders, including, without limitation, the enactments, ordinances, resolutions, and regulations of the City of New York and its various Departments, Boards, and Bureaus that are applicable, or which would be applicable if the Port Authority were a private corporation, or fails to comply with all applicable requirements of the Insurance Services Office of New York (the "Standards"). In the event any construction, improvement, alteration, modification, addition, repair or replacement work is made or done by the Lessee, with or without the Port Authority's consent, and unless the consent of the Port Authority shall expressly provide otherwise, all such modifications, alterations, additions, improvements, repairs or replacements made in, on, or to the premises, and any fixtures installed as part of such work in or on the premises (other than trade fixtures removable without material injury to the premises, and Minor Work as defined in paragraph


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(k) of this Section 12, which may be removed by the Lessee during the term or at the expiration thereof) shall immediately become the property of the Port Authority and the Lessee shall have no right to change or remove the same either during the term of this Agreement or at the expiration of such term, except as otherwise expressly provided in this paragraph, and as otherwise set forth elsewhere in this Agreement. Notwithstanding the foregoing, within thirty (30) days after notice from the Port Authority given at any time during the letting, the Lessee shall remove or change any modifications, alterations, additions, improvements, repairs or replacements made in, on, or to the premises, and any fixtures installed as part of such work in or on the premises (other than trade fixtures and air cooling or security equipment installed by the Lessee, removable without material injury to the premises, and Minor Work as defined in paragraph (k) of this Section 12) made or done by it without the Port
Authority's consent, provided however that the Port Authority's determination to require such removal shall not be arbitrary and capricious, and shall be based upon the Standards. The Lessee on or before the expiration or earlier termination of this Agreement shall remove all modular furniture, computer and telecommunications equipment, and all standard office equipment, inventories, removable trade fixtures and other personal property of the Lessee or for which the Lessee is responsible unless within sixty (60) days prior to the expiration of this Agreement or within sixty (60) days after the termination of this Agreement the Port Authority advises the Lessee as to which of the aforesaid items the Lessee need not remove. In the event the Lessee removes electrical or plumbing fixtures, the Lessee shall cap all altered electrical and plumbing lines flush with walls, floors, and ceilings, but nothing contained in this paragraph shall, or shall be deemed to require the Lessee to remove electrical or plumbing fixtures unless such obligation is imposed on the Lessee in paragraph (a) or elsewhere in this Agreement. Nothing contained in this paragraph shall, or shall be deemed to affect the Lessee's maintenance obligations with respect to the premises as set forth elsewhere in this Agreement.

            (b) (i) The Port Authority shall deliver the premises to the Lessee in its "as is" condition, on the expiration of the term of the letting under the Existing Lease and the Lessee agrees to and shall take the premises in such "as is" condition. The Port Authority shall have no obligation for finishing work or for the preparation of the premises for the Lessee's use.

                  (ii) The Lessee acknowledges that it has not relied upon any representation or statement of the Port Authority, or of its Commissioners, officers, agents or employees as to the suitability of the premises for the operations permitted therein by this Agreement, except for such representations as are expressly set forth in this Agreement.

            (c) (1) Except as otherwise expressly set forth in this Agreement, the Lessee agrees to perform at its sole cost and expense all construction and installation work that it may require to fit-out, renovate, finish off and decorate the premises, including any Additional Space which becomes included in the premises pursuant to the provisions of Section 44 of this Agreement, (any such construction and installation work to be performed by the Lessee being hereinafter referred to as "the Lessee's construction work"). Except as otherwise expressly set forth in this Agreement (including, without limitation, in paragraph (k) of this Section 12 with respect to Minor Work), prior to the commencement of any portion of the Lessee's construction work the Lessee shall submit to the Port Authority for its approval a construction application, in the form attached to this Agreement, hereby made a part hereof and marked "Exhibit C" (which form, as such form may be amended from time to time during the term of the letting hereunder is hereinafter referred to as the "Construction Application"), and appropriate plans and specifications, setting forth the Lessee's construction work, and the manner of and estimated time periods for performing such work, in reasonably sufficient detail as shall enable the Port Authority, acting in a non-arbitrary and noncapricious manner, to review such Construction Application and the plans and specifications forming a part thereof, to determine whether the work shown thereon complies with the Standards, and as shall enable the


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Lessee's contractor to perform the work described therein and shown thereon. The
Lessee may submit one Construction Application covering all of the Lessee's construction work which the Lessee proposes to perform in the premises, or may submit a separate Construction Application with respect to one or more portions of the premises so long as each such Construction Application shall at least cover all of the Lessee's construction work which the Lessee proposes to perform in its premises on any single floor. The data to be supplied by the Lessee with each Construction Application submitted shall describe the fixtures, equipment and systems, if any, to be installed by the Lessee in the Area covered by such Construction Application or, if already installed therein, to be modified by the Lessee, including those for the emission, handling and distribution of heat, air conditioning, domestic hot and cold water and electricity, in reasonably sufficient detail as shall enable the Port Authority, acting in a non-arbitrary and non-capricious manner, to review such data to determine whether the Standards have been complied with, and as shall enable the Lessee's contractor to perform the work described therein and shown thereon, and shall show the proposed method of tying in such fixtures, equipment and systems, to the utility lines or connections provided by the Port Authority in the electric closets located on the various floors on which each portion of the premises is located. The Lessee shall install in each portion of the premises for the Lessee's exclusive use all electrical distribution equipment required horizontally from the point of supply on each floor on which such portion of the premises is located to the panel boxes servicing such portion of the premises, including but not limited to, service switches, current transformer cabinets and meter pans, suitable for the installation by the Port Authority at its cost and expense of an electric meter, unless such electrical distribution equipment already exists therein. Unless the Lessee shall elect the option for Professional Certification described in Rider G attached to the Construction Application with respect to the Lessee's construction work, no portion of the Lessee's construction work shall be commenced by the Lessee until the Construction Application, and the plans and specifications forming a part thereof, covering such work have been finally approved by the Port Authority in accordance with the provisions of this Section 12. In the event of any inconsistency between the provisions of this Agreement and those in any Construction Application submitted by the Lessee (including but not limited to paragraphs 5 and 11 and subparagraph (c) of paragraph 10 of the Terms and Conditions and the Indemnity Section of Rider B of the Construction
Application), the provisions of this Agreement shall control. The Lessee shall be responsible at its sole expense for retaining all architectural, engineering and other technical consultants and services as the Port Authority, acting in a non-arbitrary and non-capricious manner, shall determine is necessary to prepare the Lessee's plans and specifications in form sufficient to enable the Port Authority to review the Lessee's plans and specifications in accordance with the provisions of this Section 12, and in connection with the Port Authority's review of such plans and specifications the Lessee shall submit to the Port Authority, at the Port Authority's written request, such additional data, detail, or information as the Port Authority, acting in a non-arbitrary and non-capricious manner, shall determine is required to make a determination as to whether such plans and specifications conform to the Standards. The plans and specifications to be submitted by the Lessee to the Port Authority shall bear the seal of an architect or professional engineer licensed in the State of New York, who shall be responsible for the administration of the work, and shall be in sufficient detail for the Lessee's contractor to perform the work. The Lessee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor shall have been approved by the Port Authority as hereinafter provided. In considering the Lessee's requests for approval of contractors and subcontractors, the Port Authority shall within five
(5) business days after receiving the Lessee's written request therefor, advise the Lessee of its approval or disapproval of the contractors and/or subcontractors proposed by the Lessee and shall not disapprove of a contractor or subcontractor unless such contractor or subcontractor has been indicted or convicted in any jurisdiction; been suspended, debarred, found not responsible or otherwise disqualified from entering into any contract with any governmental agency or been denied a government contract for failure to meet standards related to the integrity of the contractor or subcontractor; had a contract terminated by any governmental agency for breach of contract or for any cause based in whole or in part on


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an indictment or conviction; had any sanction imposed as a result of a judicial or administrative proceeding related to fraud, extortion, bribery, bid rigging, embezzlement, misrepresentation or antitrust regardless of the dollar amount of the sanctions or the date of their imposition; has been, or is currently, the subject of a criminal investigation by any federal, state or local prosecuting or investigative agency and/or a civil antitrust investigation by any federal, state or local prosecuting or investigative agency; or unless the Port Authority, acting in a non-arbitrary and non-capricious manner, shall determine that such contractor or subcontractor will adversely affect or interfere with the operation of the Facility, or will cause or contribute to the causing of labor disturbances thereat. In the event the Port Authority fails to respond to the Lessee's request for approval of a contractor or subcontractor within five
(5) business days after receipt of the request therefor, such contractor or subcontractor shall be deemed approved by the Port Authority. The Lessee shall include in each such contract or subcontract such provisions as are required to be included therein pursuant to the provisions of the Construction Application.

                  (2) (A) Unless the Lessee shall elect the option for Professional Certification described in subdivision (B) of this subparagraph
(2), the Port Authority will review each Construction Application submitted by the Lessee, and the complete plans and specifications forming a part thereof, and shall either approve or disapprove such Construction Application, together with the complete plans and specifications forming a part thereof, based upon the Standards, or shall forward such comments, in reasonably sufficient detail, requesting such revisions or modifications thereto as the Port Authority, acting in a non-arbitrary and non-capricious manner, may find necessary based upon the Standards, within twenty-two (22) business days after the Port Authority's receipt of such Construction Application, together with the complete plans and specifications forming a part thereof, provided however that if the Lessee shall give the Port Authority not less than twelve (12) business days notice of the date the Lessee intends to deliver a Construction Application, and the complete plans and specifications forming a part thereof, to the Port Authority, and shall actually deliver such Construction Application, and the complete plans and specifications forming a part thereof, to the Port Authority by the date specified in the Lessee's notice, and such Construction Application, and the complete plans and specifications forming a part thereof, actually covers all of the Lessee's construction work to be performed in the portion of the premises covered by such Construction Application, the Port Authority shall either approve or disapprove such Construction Application, and the complete plans and specifications forming a part thereof, based upon the Standards, or forward comments, in reasonably sufficient detail, requesting such revisions and modifications thereto as the Port Authority, acting in a non-arbitrary and non-capricious manner, shall determine are required based upon the Standards, within ten (10) business days after the date specified in the Lessee's notice. If the Port Authority disapproves the Lessee's plans and specifications, or if revisions and modifications are requested by the Port Authority prior to the approval of such plans and specifications, the Port Authority shall set forth, in reasonably sufficient detail, the reasons for such disapproval, or the reasons such revisions or modifications are required. The Lessee shall submit revised plans and specifications, or revisions and modifications to the plans and specifications originally submitted, as the case may be, promptly. The Port Authority will respond by giving its approval or disapproval, or by requesting further revisions or modifications, within sixteen (16) business days of each resubmission, based upon the Standards, in each case setting forth, in reasonably sufficient detail, the reasons for its actions, provided however that if the Lessee shall give the Port Authority not less than twelve (12) business days notice of the date the Lessee intends to deliver such revised plans and specifications, or revisions and modifications to the plans and specifications originally submitted, as the case may be, and shall actually deliver such revised plans and specifications, or revisions and modifications to the plans and specifications originally submitted, as the case may be, to the Port Authority by the date specified in the Lessee's notice the Port Authority will respond by giving its approval or disapproval, or by requesting further revisions or modifications, within ten (10) business days after the date specified in the Lessee's notice, in each case setting forth, in reasonably


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sufficient detail, the reasons for its actions.

                  (B) (i) In the event the Lessee elects the option for Professional Certification as described in Rider G attached to Exhibit C (which option is hereinafter referred to as the "Professional Certification Procedure") with respect to any portion of the Lessee's construction work, then, notwithstanding anything to the contrary set forth in subparagraph (1) of this paragraph (c), and in subdivision (A) of this subparagraph (2), but without otherwise limiting the generality of the provisions thereof, the provisions of this subdivision (B) shall be applicable to the Port Authority's review of the Construction Application, and the plans and specifications forming a part thereof, covering such work. The Lessee shall advise the Port Authority in writing that the Lessee elects to use the Professional Certification Procedure with respect to such work, and in such notice shall set forth the name of the licensed architect or professional engineer selected by the Lessee to prepare and certify the Construction Application, and the plans and specifications forming a part thereof, covering such work. If such licensed architect or professional engineer has not been previously qualified or approved by the Port Authority as eligible to participate in the Professional Certification Procedure the Port Authority will approve or disapprove the licensed architect or professional engineer selected by the Lessee within three (3) business days after the submission of all the information listed in paragraph 6B of the applicant's certification portion of Rider G attached to the Construction Application covering such work. The Port Authority shall thereafter review each Construction Application submitted by the Lessee with respect to work as to which the Lessee has elected to use the Professional Certification Procedure, and the complete plans and specifications forming a part thereof, based upon the Standards, and shall forward comments with respect thereto to the Lessee and its licensed architect or engineer within ten (10) business days after the Port Authority's receipt of such Construction Application, and the complete plans and specifications forming a part thereof. In connection with the foregoing, if the Lessee elects to use the Professional Certification Procedure for performance of its work, the Port Authority will not impose a fee for its review of the Lessee's Construction Application and the plans and specifications covering such work. The Lessee may commence the performance of all work, other than work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, with respect to which it has elected to use the Professional Certification Procedure in accordance with the Construction Application covering such work, and the complete plans and specifications forming a part thereof, on the eleventh business day following the Port Authority's receipt of the Construction Application, and the complete plans and specifications forming a part thereof, whether or not the Lessee has received the Port Authority's comments with respect to such work. Prior to the commencement of any work with respect to which the Lessee has elected to use the Professional Certification Procedure, the Lessee shall meet with the General Manager, Tenant Services, World Trade Department, or his designee. The Port Authority will make the General Manager, Tenant Services, World Trade Department, or his designee, available to meet with the Lessee within three (3) business days of a request by the Lessee for such a meeting. The Lessee shall not commence any work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, until the Lessee's receipt of the Port Authority's comments on such work, and, if the Port Authority has requested corrections, modifications, revisions, or amendments to the plans and specifications submitted by the Lessee relating to work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the


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premises, the Lessee shall not commence any such work until the Lessee has submitted corrected, modified, revised or amended plans and specifications covering such work in response to the Port Authority's comments, and the Port Authority has notified the Lessee that it has no further comments on such corrected, modified, revised or amended plans and specifications. The Port Authority will comment on corrected, modified, revised or amended plans and specifications relating to work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, submitted by the Lessee in response to Port Authority comments within five (5) business days after the Port Authority's receipt of each resubmission. The Lessee may submit corrected, modified, revised or amended plans and specifications in response to the comments made by the Port Authority on any aspect of the Lessee's plans and specifications not affecting the structure of the building, and which does not involve the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, but the Port Authority shall have no obligation to review such corrected, modified, revised or amended plans and specifications, or to comment thereon.

                                (ii) If the Construction Application submitted
by the Lessee covering work with respect to which the Lessee has elected to use the Professional Certification Procedure, and the complete plans and specifications forming a part thereof, is selected by the Port Authority for complete construction document review as provided in paragraph 7A of Rider G, such review shall be in addition to the review described in sub-subdivision (i) of this subdivision (B), and the time periods within which such review shall be conducted shall be those set forth in paragraph 12 of Form G-1 attached to Rider G, but the Lessee may proceed to perform the work shown on the Construction Application submitted by the Lessee with respect to such work, and the plans and specifications forming a part thereof, subject to and in accordance with the Professional Certification Procedure described in sub-subdivision (i) of this subdivision (B), whether or not the Port Authority shall deliver complete construction document review comments or findings within the applicable time periods set forth in paragraph 12 of Form G-1 attached to Rider G. Notwithstanding the provisions of subdivision (C) of this subparagraph (c), or any other provision of this Agreement, the Lessee shall not be entitled to any rental credit if the Port Authority shall fail to deliver complete construction document review comments or findings within the applicable time periods set forth in paragraph 12 of Form G-1 attached to Rider, but nothing contained herein shall affect the Lessee's entitlement to the rental credit described in subdivision (C) of this subparagraph (c) in the event the Port Authority shall fail to deliver comments within the time periods set forth in sub-subdivision
(i) of this subdivision (B), or shall fail to inspect the premises within the time periods set forth in sub-subdivision (iii) of this subdivision (B).

                                (iii) If the Lessee has elected to use the
Professional Certification Procedure with respect to any portion of the Lessee's construction work, then upon final completion of all such work in accordance with the Construction Application submitted by the Lessee, and the final plans and specifications forming a part thereof, covering such work, the Lessee shall supply the Port Authority with a certificate signed by the Lessee and a certificate signed by the Lessee's qualified architect or professional engineer, each certifying that all of the work to which the certificates relate has been finally completed in accordance with the Construction Application, and the final plans and specifications forming a part thereof, covering such work submitted to the Port Authority, the provisions of this Agreement, and in compliance with the applicable Legal Requirements, the Legal Requirements that would be applicable if the Port Authority were a private corporation, and the Standards, as well as the Port Authority technical/design


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standards referred to in Rider G. In lieu of its own certificate, the Lessee may deliver to the Port Authority the final certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer and that the Lessee agrees to be bound by such certificate with the same force and effect as if said certificate had been executed by the Lessee. Within five (5) business days after the Port Authority's receipt of such certificates, the Port Authority shall inspect the work covered by the certificates, and if that portion of the work covered by such certificates which affects the structure of the building or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, has been completed as certified by the Lessee and such architect or engineer, the Port Authority's General Manager, Tenant Services, World Trade Department, shall deliver to the Lessee a "Consent to Use and Occupy" with respect to the area of the premises in which the work covered by the certificates has been performed. If the Port Authority's General Manager, Tenant Services, acting in a non-arbitrary and non-capricious manner, shall determine that the Lessee's and the architect's certificate is not correct as it relates to work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, the Port Authority shall deliver to the Lessee within such five (5) business day period a statement setting forth, in reasonably sufficient detail, its reasons for not certifying such work, and the Lessee shall redo or modify such work prior to the commencement of its occupancy, provided that the Lessee may continue to use portions of the initially let premises during the performance therein of the Lessee's construction work, subject to Port Authority approval. The Port Authority shall not act unreasonably in determining whether to permit the Lessee to use such portions, it being understood that the Port Authority will not permit the Lessee to occupy such portions of the premises during performance of work if occupancy during performance would endanger the health or safety of the occupants or if occupancy would not be permitted prior to issuance of a certificate of occupancy were the building in which the premises are located owned or operated by a private party as opposed to a public entity. The Lessee understands that it shall be required to redo or modify any portion of the Lessee's construction work, regardless of whether such work affects the structure of the building, or affects, modifies, or involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, which is not done in compliance with all the applicable Legal Requirements, and all Legal Requirements that would be applicable if the Port Authority were a private corporation, as well as the Standards, and the Port Authority technical/design standards referred to in Rider G, whether or not such work was commented upon in the findings submitted by the Port Authority as part of the Professional Certification Procedure described in sub-subdivision (i) of this subdivision (B). Upon receipt of a "Consent to Use and Occupy" from the Port Authority with respect to any area of the premises, the Lessee shall supply the Port Authority with "as built" drawings with respect to the Lessee's construction work performed in such area in such form and number as are requested by the Port Authority, acting reasonably. From and after the Lessee's receipt of a Consent to Use and Occupy any area of the premises, all risks with respect to the Lessee's construction work performed therein, and any liability therefor for negligence or other reason, shall be borne by the Lessee, whether or not such work has been inspected by the Port Authority. The provisions of subdivision (C) of this paragraph shall be applicable to the time period within which the Port Authority is to review and inspect any portion of the Lessee's construction work which affects the structure of the building or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to


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the building sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to any portion of the premises, as set forth in this sub-subdivision (iii). With respect to portions of the premises within which the Lessee is performing construction work, the Lessee shall not be permitted to occupy such portions of the premises for the purposes set forth in Section 3 of this Agreement prior to the issuance by the Port Authority of a Consent to Use and Occupy except as specifically provided otherwise in this Section 12.

                  (C) The review periods and inspection periods set forth in subdivisions (A) and (B) of this subparagraph (2) and in paragraph (f) of this
Section 12 with respect to the review and inspection by the Port Authority as to each Construction Application and the plans and specifications forming a part thereof and any resubmission of corrected, modified or amended plans and specifications with respect to such Construction Application shall be individual to such Construction Application and without regard to the review periods or inspection periods with respect to any other Construction Application. If the Port Authority fails to review any Construction Application submitted by the Lessee with respect to the Lessee's construction work, and the plans and specifications forming a part thereof, or any corrected, modified or amended plans and specifications submitted by the Lessee to the Port Authority in connection therewith within the applicable review periods set forth in subdivisions (A) and (B) of this subparagraph (2), and in paragraph (f) of this Section, as the case may be, or if the Port Authority fails to inspect the Lessee's construction work in following the completion thereof within the applicable inspection periods set forth in subdivisions (A) and (B) of this subparagraph (2), and in paragraph (f) of this Section, as the case may be, then the total number of calendar days following the last day of the applicable review period or inspection period with respect to such Construction Application through and including the day on which the Port Authority submits its approval or disapproval to the Lessee, or performs the required inspection, as the case may be, shall be deemed a "Delay Period", and if the Port Authority has completed its review of the plans and specifications submitted by the Lessee in connection with such Construction Application, or of any corrected, modified or amended plans and specifications submitted by the Lessee to the Port Authority in connection therewith, prior to the last day of the applicable review period or the Port Authority has performed an inspection prior to the last day of the applicable inspection period, as the case may be, then the total number of calendar days following the day on which the Port Authority submits its approval or disapproval to the Lessee with respect to such Construction Application or inspection, as the case may be, through and including the last day of the applicable review or inspection period shall be deemed an "Early Period". If with respect to any Construction Application submitted by the Lessee the total number of calendar days in the Delay Period applicable to such Construction Application exceeds the total number of calendar days in the Early Period applicable thereto, then for each such excess calendar day the Port Authority shall grant the Lessee a credit against its basic rental and additional basic rental obligations under this Agreement equal to the "daily rate of basic rental per rentable square foot" and the "daily rate of additional basic rental per rentable square foot" (both hereinafter defined) multiplied by the number of rentable square feet in the portion of the premises in which the work covered by such Construction Application is to be performed, or has been performed, as the case may be. For purposes hereof, the "daily rate of basic rental per rentable square foot" and the "daily rate of additional basic rental per rentable square foot" shall be determined by dividing the annual basic rental or the additional basic rental (as the case may be) applicable to the portion of the premises in which the work covered by such Construction Application is to be performed, or has been performed, as the case may be, by the total number of rentable square feet as to which such annual basic rental or additional basic rental is payable and by dividing each of the quotients derived therefrom by 365. The credit against the Lessee's basic rental and additional basic rental described in this subdivision (C) shall be the Lessee's sole remedy on account of the Port Authority's failure to review the Construction Application submitted by the Lessee with respect to any portion of the Lessee's construction work, and the plans and specifications forming a part thereof, or any corrected, modified or amended plans and specifications


                                       23
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submitted by the Lessee to the Port Authority in connection therewith within the applicable review periods set forth in subdivisions (A) and (B) of this subparagraph (c) and in paragraph (f) of this Section, as the case may be, or as a result of the Port Authority's failure to inspect any portion of the Lessee's initial construction work following the completion thereof within the applicable inspection periods set forth in subdivisions (A) and (B) of this subparagraph
(c), and in paragraph (f) of this Section, as the case may be, and the Port Authority's entire liability to the Lessee under this Agreement or otherwise as a result of the Port Authority's failure to review the Construction Application submitted by the Lessee with respect to any portion of the Lessee's construction work, and the plans and specifications forming a part thereof, or any corrected, modified or amended plans and specifications submitted by the Lessee to the Port Authority in connection therewith within the applicable review periods set forth in subdivisions (A) and (B) of this subparagraph (c) and in paragraph (f) of this Section, as the case may be, or as a result of the Port Authority's failure to inspect any portion of the Lessee's initial construction work following the completion thereof within the applicable inspection periods set forth in subdivisions (A) and (B) of this subparagraph (c), and in paragraph
(f) of this Section, as the case may be, shall be limited to the granting of such credit to the exclusion of all other remedies which the Lessee may have at law or in equity on account of such failure.

            (d) The Lessee shall include in any contract or subcontract it enters into with respect to the Lessee's construction work such provisions as are required in accordance with the provisions of the Construction Application. The Lessee shall, and shall use its best efforts to cause each of its contractors and subcontractors to, obtain and maintain in force such insurance coverage as is specified in the Construction Application including, without limitation, with respect to the Lessee, to the extent insurable, a contractual liability endorsement covering the indemnity obligations assumed by the Lessee in this subparagraph and with respect to its contractors and subcontractors a contractual liability endorsement to its insurance coverage covering the obligations to indemnify the Port Authority as required in this subparagraph. Except as otherwise provided for in this Agreement, and subject to the provisions of Section 9 hereof entitled "Casualty" and the provisions of Section 37 hereof entitled "Liability Insurance" (including, without limitation, the waiver of subrogation and release provisions thereof), from and after the Commencement Date until the delivery by the Port Authority to the Lessee of a temporary permit to use and occupy any portion of the premises which may be delivered pursuant to the provisions of paragraph (f) of this Section, or the delivery of a Consent to Use and Occupy any portion of the premises which may be delivered pursuant to the provisions of subparagraph (2) (B) (iii) of paragraph
(c) of this Section, as the case may be, the Lessee assumes the risk of loss or damage to all of the Lessee's construction work performed in such portion of the premises, and the risk of loss or damage to all property of the Port Authority arising out of or in connection with the performance of the Lessee's construction work in such portion of the premises. In the event of such loss or damage, the Lessee shall forthwith repair, replace and make good the Lessee's construction work performed in such portion of the premises, and the property of the Port Authority located therein, without cost or expense to the Port Authority. Except under circumstances expressly provided for in this Agreement, and subject to the provisions of Section 9 hereof entitled "Casualty" and the provisions of Section 37 hereof entitled "Liability Insurance" (including, without limitation, the waiver of subrogation and release provisions thereof), the Lessee shall itself and shall use its best efforts to require its contractors and subcontractors, and, if required by the Construction Application, its licensed architect or professional engineer, to indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, representatives, contractors and employees from and against all claims and demands, just or unjust, of third persons (including employees, officers, and agents of the Port Authority) arising or alleged to arise out of the performance of the Lessee's initial construction work in such portion of the premises, and for all reasonable out of pocket expenses, including, without limitation thereto, reasonable legal expenses, incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, whether they arise from the acts or omissions of the Lessee or of any


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contractors of the Lessee, excepting only claims and demands which result solely from affirmative willful or negligent acts done by the Port Authority, its Commissioners, officers, agents and employees with respect to the Lessee's initial construction work performed in such portion of the premises, provided however that the Lessee shall not be required to indemnify the Port Authority where such indemnity would be precluded pursuant to the provisions of Section 5-322.1 of the General Obligations Law of the State of New York.

            (e) The Lessee's construction work shall be performed in accordance with the Construction Application, and final plans and specifications forming a part thereof, approved by the Port Authority except for such minor deviations therefrom as may be required because of field conditions encountered by the Lessee during the performance of the Lessee's construction work and are approved by the Port Authority acting expeditiously, and in a non-arbitrary and non-capricious manner (except that no approval is required with respect to any work other than work which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm or other life-safety systems, or the building electrical, plumbing, mechanical or other utility systems providing services or utilities to any portion of the premises, shown on such Construction Application, and the final plans and specifications forming a part thereof, if the Lessee elects the option for Professional Certification) and shall be subject to inspection by the Port Authority (x) during the progress of the work during normal business hours, and after normal business hours, if construction work is then being performed. and
(y) after the completion thereof and the Lessee shall, within thirty (30) days after written notice to the Lessee, redo or replace at its own expense any work not done in accordance with all applicable Legal Requirements, all Legal Requirements that would be applicable if the Port Authority were a private corporation, as well as the Standards, and (if the Lessee elects the option for Professional Certification) the Port Authority technical/design standards referred to in Rider G.

            (f) Unless the Lessee elects the option for Professional Certification as described in Rider G attached to the Construction Application, upon substantial completion of the Lessee's construction work pursuant to the Construction Application, and the final plans and specifications forming a part thereof, approved by the Port Authority, the Lessee shall deliver to the Port Authority a certificate signed by the Lessee and a certificate signed by the Lessee's qualified architect or professional engineer, each certifying that except for "punch list" items remaining to be performed by the Lessee (which "punch list" items shall be set forth in reasonably sufficient detail in such certificate(s)) the Lessee's construction work has been performed substantially in accordance with the Construction Application and the final plans and specifications forming a part thereof, finally approved by the Port Authority, except for such minor deviations therefrom as may be required because of field conditions encountered by the Lessee during the performance of the Lessee's construction work and are approved by the Port Authority acting expeditiously, and in a non-arbitrary and non-capricious manner, in accordance with the provisions of the Lease as herein amended and extended, and in compliance with all the applicable Legal Requirements, the Legal Requirements that would be applicable if the Port Authority were a private corporation, and the Standards, and that all life-safety items have been completed strictly in accordance with the Construction Application, and the final plans and specifications forming a part thereof, finally approved by the Port Authority, and in compliance with all of the applicable Legal Requirements, all Legal Requirements that would be applicable if the Port Authority were a private corporation, and the Standards. In lieu of its own certificate, the Lessee may deliver to the Port Authority the certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the Lessee's licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer, and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. Within fifteen (15)


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Credit Suisse 042799

business days after the Port Authority's receipt of such certificates (A) the Port Authority shall inspect the Lessee's construction work, and, (B) if such work has been substantially completed as certified by the Lessee and its licensed architect or engineer, the Port Authority's General Manager, Tenant Services, World Trade Department, shall deliver to the Lessee a temporary "Permit to Use and Occupy" with respect to such portion of the premises. Except as otherwise provided in this Agreement, all risks thereafter with respect to the Lessee's construction work, and any liability therefor for negligence or other reason shall be subject to all of the provisions of this Agreement including but not limited to the provisions of Section 8 entitled "Maintenance and Repair", Section 9 entitled "Casualty" and Section 37 entitled "Liability Insurance", including without limitation, the waiver of subrogation and release provisions thereof. The Lessee shall not use or permit the use of any portion of the premises in which the Lessee's construction work is being performed for any purpose whatsoever until such temporary Permit to Use and Occupy the premises is received by the Lessee from the Port Authority's General Manager, Tenant Services, World Trade Department, and the Lessee shall not use or permit the use of such portion of the premises even if such Temporary Permit to Use and Occupy is received with respect thereto if the General Manager, Tenant Services, World Trade Department, acting in a non-arbitrary and non-capricious manner, states in such temporary Permit to Use and Occupy that such portion of the premises cannot be used either for life-safety reasons, or until other specified portions of the Lessee's initial construction work being performed therein are completed, provided that the Port Authority's General Manager, Tenant Services, World Trade Department shall not deny the Lessee the use of such portion of the premises solely on the basis of "punch list" items unrelated to life-safety reasons and provided further that the Lessee may continue to use portions of the initially let premises during the performance therein of the Lessee's construction work, subject to Port Authority approval. The Port Authority shall not act unreasonably in determining whether to permit the Lessee to use such portions of the premises, it being understood that the Port Authority will not permit the Lessee to occupy such premises during performance of work if occupancy during performance of such work would endanger the health or safety of the occupants or if occupancy would not be permitted prior to issuance of a certificate of occupancy were the building in which the premises are located owned or operated by a private party as opposed to a public entity. In the event the Port Authority determines that the certificates of the Lessee and its licensed architect or engineer are not correct, the Port Authority shall deliver to the Lessee within the fifteen (15) business day period following the Port Authority's receipt of such certificates a statement setting forth, in reasonably sufficient detail, its reasons for not delivering a temporary Permit to Use and Occupy the premises. The provisions regarding the granting of rental credits referred to in subdivision (C) of subparagraph (2) of paragraph (c) of this Section shall be applicable to the time period within which the Port Authority is to inspect the Lessee's construction work upon substantial completion thereof.

            (g) Unless the Lessee elects the option for Professional Certification as described in Rider G attached to the Construction Application, upon final completion of all of the Lessee's construction work in accordance with the Construction Application submitted by the Lessee, and the final plans and specifications forming a part thereof, approved by the Port Authority, the Lessee shall supply the Port Authority with a certificate signed by an authorized officer of the Lessee and a certificate signed by the Lessee's qualified architect or professional engineer, each certifying that all of the Lessee's construction work has been finally completed in accordance with the Construction Application, and the final plans and specifications forming a part thereof, approved by the Port Authority, except for such minor deviations therefrom as may be required because of field conditions encountered by the Lessee during the performance of the Lessee's construction work and are approved by the Port Authority, acting expeditiously, and in a nonarbitrary and non-capricious manner, the provisions of this Agreement, and in compliance with all of the applicable Legal Requirements, all Legal Requirements that would be applicable if the Port Authority were a private corporation, and the Standards. In lieu of its own certificate, the Lessee may deliver to the Port


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Authority the certificate of its licensed architect or engineer together with a statement signed by the Lessee stating that the statement of its licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer, and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. Within fifteen (15) business days after receipt of such certificate the Port Authority (A) shall inspect the Lessee's construction work, and (B) shall deliver to the Lessee a final Permit to Use and Occupy the premises, unless the certifications of the Lessee and its licensed architect or engineer are not correct in which event the Port Authority shall deliver to the Lessee within such fifteen (15) business day period a statement setting forth, in reasonably sufficient detail, its reasons for not certifying the Lessee's construction work as being finally completed. Upon receipt of the final Permit to Use and Occupy the premises, the Lessee shall deliver to the Port Authority as-built drawings in such form and number as are requested by the Port Authority acting reasonably. The provisions regarding the granting of rental credits referred to in subdivision (C) of subparagraph (2) of paragraph (c) of this Section shall not be applicable to the time period within which the Port Authority is to inspect the Lessee's construction work upon the final completion thereof.

            (h) The Lessee shall be solely responsible for the plans and specifications used by it, and for the adequacy and sufficiency of such plans and specifications and all the improvements depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port Authority requirements or recommendations. Except as specifically provided otherwise in this Agreement, the Port Authority shall have no obligations or liabilities in connection with the performance of any construction work performed by the Lessee or on its behalf or the contracts for the performance thereof entered into by the Lessee. Any warranties extended or available to the Lessee in connection with the aforesaid work shall be for the benefit of the Port Authority as well as the Lessee.

            (i) Title to and property in all of the Lessee's construction work and to all fixtures, equipment and systems installed pursuant to this Section, (except for trade fixtures installed by the Lessee in the premises and personal property, including equipment and systems, removable without material injury to the premises) and any replacements thereof, shall vest in the Port Authority upon the construction, installation or replacement thereof and the Lessee or the Port Authority shall execute such necessary documents confirming the same as the Port Authority or the Lessee may reasonably require.

            (j) Without limiting or affecting any other term or provision of this Agreement, but subject to the provisions of Section 9 hereof entitled "Casualty" and Section 37 hereof entitled "Liability Insurance" (including, without limitation, the waiver of subrogation and release provisions thereof) the Lessee shall be solely responsible for the design, adequacy and operation of all utility, mechanical, electrical, communications and other systems made or installed by the Lessee in the premises, and shall do all preventive maintenance and make all repairs, replacements, rebuilding and painting necessary to keep such systems (including but not limited to the air cooling equipment installed by the Lessee) and all other improvements, additions and fixtures, finishes and decorations made or installed by the Lessee (whether the same involves structural or non-structural work) in substantially the condition they were in when made or installed except for ordinary wear and except for damage by fire or other casualty. Nothing contained in this paragraph shall or shall be construed to require the Lessee to paint, wallpaper, or perform other work solely of a decorative nature in the premises or to maintain, repair, replace, or rebuild any utility, mechanical, electrical, communications or other systems or any other improvements, additions and fixtures, finishes and decorations made or installed by the Lessee which may be damaged or destroyed by the negligence or willful misconduct of the Port Authority, its Commissioners, officers, employees, agents, representatives, or contractors.


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            (k) Notwithstanding the provisions of paragraphs (a) and (c) of this
Section 12, and without otherwise limiting the generality thereof, the Lessee shall not be required to obtain the Port Authority's consent to perform decorating work, such as painting and wall papering, or to install, relocate or replace the furniture and furnishings, trade fixtures, equipment and other personalty located in the interior portions of the premises or to relocate existing electrical outlets, so long as drilling of access holes in the floor or ceiling slabs is not performed as a part of such relocation, or to install, relocate or replace within the premises communications cabling not connected to building systems (the work described in this paragraph being referred to in this Agreement as "Minor Work"), provided that the Lessee shall deliver to the Port Authority within fifteen (15) business days' following the completion of any Minor Work a full and detailed statement describing the Minor Work it performed pursuant to this paragraph, setting forth a description of each item of furniture or furnishing, and the specifications of all paint and wallpaper and any cabling in such detail as may permit the Port Authority to make a determination as to whether the requirements hereinafter set forth in this paragraph have been met, and accompanied by a written certification subscribed by an authorized officer of the Lessee that: (a) no part of the Minor Work performed affected the structure of the building, or affected, modified, or attached to the automatic sprinkler system, fire alarm system, or other life safety systems forming a part of the building in which the premises is located,
(b) no part of the Minor Work performed affected, modified or attached to any portion of any utility or other system located at the World Trade Center; (c) all of the Minor Work performed is in conformance with all applicable Legal Requirements, all Legal Requirements which would be applicable if the World
Trade Center were under private ownership, the Standards, and with the requirements and criteria set forth in the World Trade Center Tenant Design
Guide in effect at the time of the commencement of the work, and (d) the Minor Work performed is of such a nature that if the World Trade Center were under private ownership no aspect of the work would require filing of plans with or other approval by the Buildings Department of the City of New York. In lieu of its own certificate, the Lessee may deliver to the Port Authority the certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the Lessee's licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. In the event that upon inspection of the Minor Work performed, the Port Authority shall determine that the requirements set forth in this paragraph have not been met, the Lessee shall redo or replace the Minor Work performed, at the Lessee's sole cost and expense. In connection with review by the Port Authority of any Minor Work performed Lessee pursuant to this paragraph the Lessee shall submit to the Port Authority, at the Port Authority's request, such additional data, detail or information as the Port Authority, acting in a non-arbitrary and non-capricious manner, may determine to be necessary for such review. Nothing contained herein shall affect the Lessee's obligation to obtain the Port Authority's consent to the performance of any work other than Minor Work, as herein defined.

            (l) In the event the Lessee elects to perform any work other than Minor Work and such work involves only minor changes to the non-structural interior portions of the premises, and is of such a nature that if the World Trade Center were under private ownership no aspect of the work would require filing of plans with or other approval by the Buildings Department of the City of New York, the Port Authority's written approval shall be required prior to commencement of such work by the Lessee, which approval shall not be arbitrarily and capriciously withheld by the Port Authority, and shall not be withheld unless the proposed work, in the opinion of the Port Authority, acting in a non-arbitrary and non-capricious manner, shall fail to comply with the Standards, but notwithstanding the provisions of paragraph (c) of this Section, the Lessee need not submit a Construction Application covering such work, provided that prior to the commencement of the work the Lessee shall deliver to the Port Authority the plans and specifications covering the work it proposes to perform pursuant to this paragraph, or, in the absence of such plans and


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Credit Suisse 042799

specifications, a written description of the work, accompanied by a written certification subscribed by an authorized officer of the Lessee that: (i) no part of the work which the Lessee proposes to perform affects the structure of the building, or affects, modifies, or attaches to the building's automatic sprinkler system, fire alarm system, or other building life safety systems, (ii) no part of the work which the Lessee proposes to perform affects, modifies or attaches to any portion of any utility or other system located at the World Trade Center; (iii) all of the work which the Lessee proposes to perform is in conformance with all applicable Legal Requirements, all Legal Requirements which would be applicable if the World Trade Center were under private ownership, the Standards, and with the requirements and criteria set forth in the World Trade Center Tenant Design Guide in effect at the time of the submission of the Lessee's plans and specifications or written description, and provided further that such plans and specifications, or written description, are in such detail as may permit the Port Authority to make a determination as to whether the requirements set forth in this paragraph are met. In lieu of its own certificate, the Lessee may deliver to the Port Authority the certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the Lessee's licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. In connection with the review by the Port Authority of the Lessee's plans and specifications, or description, covering the proposed work the Lessee shall submit to the Port Authority, at the Port Authority's request, such additional data, detail or information as the Port Authority may reasonably determine to be necessary for such review. The Port Authority shall grant its approval for the performance of such work within fifteen (15) business days after receipt by the Port Authority of the documentation herein referred to, unless the Port Authority determines that the requirements set forth in this paragraph have not been met. Nothing herein shall affect the Lessee's obligation to obtain the Port Authority's consent to the performance of any work other than the work expressly described in this paragraph or in paragraph (k) of this Section 12.

            (m) If the Lessee makes a written request for same to the Port Authority prior to commencement of the Lessee's finishing and construction work in the premises, but in no event later than thirty-six (36) months from the date of this Agreement, then upon and during the performance by the Lessee of such construction and finishing work in accordance with the provisions of this Agreement, the Port Authority will pay to the Lessee, pursuant to the procedures set forth in paragraph (n) of this Section 12, or, at the Lessee's direction given in accordance with the provisions of paragraph (n) of this Section 12, to the contractor's and vendors designated by the Lessee, a sum equal to the lesser of the following amounts (such lesser amount being hereinafter referred to as the "Lessee's Reimbursement Amount"): (i) the cost, as hereafter defined in paragraph (o) of this Section, of all the Lessee's construction work performed in the premises or (ii) Nine Million Seven Hundred Eleven Thousand Ninety Dollars and No Cents ($9,711,090.00).

            (n) (i) The Lessee's Reimbursement Amount shall be paid as follows: not more frequently than once in any thirty (30) day period following the commencement of the Lessee's construction work covered by any Construction Application submitted by the Lessee and thereafter continuing during the performance of such work, the Lessee shall certify to the Port Authority by written certification subscribed by a responsible officer or partner of the
Lessee: (i) the amount of the Lessee's construction work covered by such Construction Application performed by the Lessee in the period subsequent to the submission of the last certificate and in the case of the first certificate since the commencement of the construction work, showing separately each item of work performed, the cost of each item of work described in the certificate, the amount of such cost incurred by the Lessee, or by its contractors and vendors on behalf of the Lessee, during such month, and the amount paid by the Lessee, or by its contractors and vendors on behalf of the


                                       29
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Credit Suisse 042799

Lessee, on account of such cost, if any, including the name and address of each contractor and/or vendor to whom such payments were made; (ii) except in the case of the first such certificate delivered to the Port Authority, the cumulative amount of all costs incurred by the Lessee, or by its contractors and vendors on behalf of the Lessee, on account of each item of work described in the certificate from the date of the commencement of the work to the date of the certificate, and the cumulative amounts actually paid by the Lessee, or by its contractors and vendors on behalf of the Lessee, on account of the cost of each such item of work from the date of the commencement of the work to the date of the certificate; (iii) that except for the amount, if any, stated in such certificate to be due for services and materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, then due on account of the purchase of any equipment or fixtures described in the certificate or for labor, wages, materials, supplies or services in connection with any work described therein which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialmen statutory or similar lien or alleged lien upon said work or upon the premises, or any part thereof, or upon the Lessee's leasehold interest therein, other than any indebtedness arising as a result of a dispute between the Lessee or its general contractor and any contractor or subcontractor if no portion of the disputed amount is requested to be paid to the Lessee in the certificate, nor are any of the equipment or fixtures described in such certificate secured by any liens, mortgages, security interests or other encumbrances (the statement described in this subdivision being hereinafter referred to as the "Lien Statement") (nothing contained herein to be deemed or construed as a submission by the Port Authority to the application to itself of any such lien); and (iv) that the work for which the amount set forth in the certificate is due has been performed in accordance with the Construction Application relating thereto, and the final plans and specifications forming a part thereof, finally approved by the Port Authority except for such minor deviations therefrom as may be required because of field conditions encountered by the Lessee during the performance of the Lessee's construction work and are approved by the Port Authority, acting in a non-arbitrary and non-capricious manner, and that all life-safety items described in the certificate have been completed in accordance with the Construction Application relating to such work, and the final plans and specifications forming a part thereof, finally approved by the Port Authority (unless the Lessee shall have elected to use the Professional Certification Procedure with respect to such work, in which event such certification shall state that the work for which the amount set forth in the certificate is due has been performed in accordance with the Construction Application relating thereto, and the final plans and specifications forming a part thereof, submitted to the Port Authority, and any comments made by the Port Authority with respect to work depicted thereon which affects the structure of the building, or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing. mechanical, or other utility systems providing services or utilities to the premises), in accordance with the provisions of this Agreement, and in compliance with all applicable Legal Requirements, and all such Legal Requirements that would be applicable if the Port Authority were a private corporation, and the Standards, and (unless the Lessee shall have elected to use the Professional Certification Procedure with respect to such work) that all life-safety items have been completed strictly in accordance with the Construction Application relating to such work, and the final plans and specifications forming a part thereof finally approved by the Port Authority (the statement described in this subdivision being hereinafter referred to as the "Compliance Statement"). Such certificate shall also contain a certification by the architect or engineer who sealed the Lessee's plans pursuant to the provisions of this paragraph certifying that the Compliance Statement applies to all of the work described in the certificate. In the event that a dispute shall arise between the Lessee or its general contractor and any contractor or subcontractor with respect to an amount theretofore paid by the Port Authority to the Lessee on account of the Lessee's construction work in the premises, the Port Authority may withhold from a future payment to be made to the Lessee on account of the Lessee's construction work in the premises pursuant hereto an amount equal to such amount in dispute, and the Lessee shall not be required to repay such disputed amount to the Port Authority except to the extent that future payments owing


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by the Port Authority to the Lessee hereunder in connection with such construction work are less than such disputed amount, provided however that the Port Authority shall not be entitled to so withhold an amount equal to the amount in dispute from any future payment to the Lessee hereunder in any instance in which the Lessee has fully paid its general contractor for work performed by a subcontractor, and as a result thereof such subcontractor is not entitled pursuant to law to file a lien. In lieu of its own certificate, the Lessee may deliver to the Port Authority the certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the Lessee's licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer, and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. Except in the case of the first such certificate to be delivered to the Port Authority, simultaneously with its delivery to the Port Authority of each such certificate, the Lessee shall deliver to the Port Authority copies of canceled checks drawn by the Lessee, or its contractors and vendors, or invoices marked paid, or other evidence reasonably satisfactory to the Port Authority, of all payments made on account of each item of work described in the certificate from the date of the commencement of the work to the date of the certificate. Within thirty (30) days of its receipt of the certificate from the Lessee and from the architect or engineer who sealed the Lessee's plans pursuant to the provisions of this paragraph, the Port Authority shall remit to the Lessee an amount equal to the cost of performing the portion of the Lessee's initial construction work described in the certificate less ten percent (10%) of the cost thereof, and also less the amount of any claims made against the Port Authority by subcontractors, materialmen or workmen, if any, in connection with any of the work described in the certificate. Upon final completion of all of the Lessee's construction work covered by any Construction Application submitted by the Lessee, as set forth in such Construction Application, and the plans and specifications forming a part thereof, finally approved by the Port Authority (or, if the Lessee shall have elected to use the Professional Certification Procedure with respect to such work, in accordance with the Construction Application relating thereto, and the final plans and specifications forming a part thereof, submitted to the Port Authority, and any comments made by the Port Authority with respect to work depicted thereon which affects the structure of the building or which involves the connection of facilities, equipment, lines, wires, pipes, or ducts installed or modified by the Lessee to the building automatic sprinkler, fire alarm, or other life-safety systems, or the building electrical, plumbing, mechanical, or other utility systems providing services or utilities to the premises), and the delivery to the Lessee by the Port Authority's General Manager, Tenant Services, World Trade Department of the permanent Permit to Use and Occupy described in paragraph (g) of this Section, or the Consent to Use and Occupy described in subparagraph (2) (B) (iii) of paragraph (c) of this Section, as the case may be, with respect to the area in which the work described in such Construction Application has been performed the Lessee shall submit to the Port Authority a final certification signed by a responsible officer of the Lessee that all of the Lessee's initial construction work covered by such Construction Application has been completed, which certificate shall fully itemize the final cost of all of the Lessee's construction work covered by such Construction Application, showing separately the final cost of each item of the work, the cumulative payments made by the Lessee, or its contractors and vendors on behalf of the Lessee, on account of such costs, and shall also make the Lien Statement and the Compliance Statement with respect to all of the work. In addition, the architect or engineer who sealed the Lessee's plans pursuant to the provisions of this paragraph shall certify that the Compliance Statement applies to all of the work. In lieu of its own certificate, the Lessee may deliver to the Port Authority the certificate of the Lessee's licensed architect or engineer together with a statement signed by the Lessee stating that the statement of the Lessee's licensed architect or engineer is being delivered by such licensed architect or engineer as an authorized representative of the Lessee as well as in the capacity of licensed architect or engineer, and that the Lessee agrees to be bound by such certificate with the same force and effect as if such certificate had been executed by the Lessee. After receipt of the final certificate from the Lessee and its architect or engineer, and the final certification of cost, the Port Authority shall examine such


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certificate and statement, and such supporting documents and records as the Port
Authority shall deem necessary to substantiate the certificate and the statement. After such examination and upon approval thereof, and the delivery to the Lessee of the permanent Permit to Use and Occupy, or the Consent to Use and Occupy, as the case may be, with respect to the area in which the work described in such Construction Application has been performed, the Port Authority will pay to the Lessee on account of the performance of the Lessee's construction work covered by such Construction Application the difference between the sum obtained by adding together all prior payments made by the Port Authority to the Lessee on account of the cost of the Lessee's construction work covered by such Construction Application and the cost of Lessee's construction work covered by such Construction Application, provided that in no event shall the total of all sums payable by the Port Authority to the Lessee for all construction and installation work performed by the Lessee in the premises pursuant to all Construction Applications exceed in the aggregate the Lessee's Reimbursement Amount. No payment made by the Port Authority to the Lessee pursuant to the provisions of this paragraph on account of the cost of any portion of the Lessee's construction work, including, without limitation, any payment made to the Lessee following the Port Authority's receipt of the Lessee's final certification and itemization of cost with respect to any such portion of the Lessee's construction work, shall be deemed final until the actual cost of such portion of the Lessee's construction work has been finally determined by the Port Authority. No payment made to the Lessee following the Port Authority's receipt of the Lessee's final certification and itemization of cost with respect to any portion of the Lessee's construction work shall be deemed a final determination of the actual cost of such portion of the Lessee's construction work. Such final determination shall occur only after the Port Authority has examined and approved the Lessee's final certificate and itemization of cost with respect to such work and such records and other documentation as the Port Authority, acting in a non-arbitrary and non-capricious manner, shall deem necessary to substantiate such certification and itemization of cost. The Lessee shall permit the Port Authority by its agents, employees and representatives at all reasonable times prior to a final determination of the actual cost of any portion of the Lessee's construction work to examine and audit the records and other documentation of the Lessee which pertain to and will substantiate such cost. In no event whatsoever shall the cost of any portion of the Lessee's construction work as finally determined and computed in accordance with the provisions of this paragraph include any expenses, outlays or charges whatsoever by or for the account of the Lessee for or in connection with any improvements, equipment or fixtures or the performance of any work unless such are actually and completely installed in and or made to the premises nor shall cost include the costs of any equipment, fixture or improvements which are secured by liens, mortgages, other encumbrances or conditional bills of sale. Upon completion of all of the Lessee's initial construction work in the entire premises in accordance with all approved Construction Applications and the receipt by the Port Authority of all required certificates of the Lessee and the Lessee's licensed architect or engineer, the Lessee shall deliver to the Port Authority a full statement of the total cost of the Lessee's construction work in the premises certified by a responsible officer of the Lessee.

                  (ii) The Port Authority's entire obligation under this Agreement to make payments to the Lessee and/or its contractors or vendors, as the case may be, on account of the Lessee's cost of the construction work in the premises shall be limited in amount to the Lessee's Reimbursement Amount. No contractor, vendor, or other third party shall or shall be deemed to have acquired any rights against the Port Authority by virtue of the execution of this Agreement or the Port Authority's obligation to make payments as specified in this Section 12, and nothing contained herein shall operate or give to any of the Lessee's contractors and/or vendors or any other third party any claim or right of action against the Port Authority and its Commissioners, officers, agents and employees.

            (o) To the extent permitted by sound accounting practice, the sum of the following items shall be included in and shall constitute the cost of performing the Lessee's construction work.

                  (1) The Lessee's payments to contractors and subcontractors;

                  (2) The Lessee's payments to vendors for supplies and materials;

                  (3) The Lessee's payments to persons, firms or corporations other than construction contractors or suppliers of materials, for services rendered or rights granted in connection with construction, not including services of the types mentioned in items (4), (5) and (6) of this subparagraph.

                  (4) The Lessee's payments of premiums for insurance in effect during the period of construction only;

                  (5) The Lessee's payments for engineering services performed in connection with the Lessee's construction work; and

                  (6) The Lessee's payments for architectural, planning and design services in connection with the Lessee's construction work.

            (p) The Lessee understands and agrees that its acceptance of the Lessee's Reimbursement Amount for the construction and finishing work in the premises pursuant to paragraph (n) above will require payment by the Lessee of a Facility Construction Rental and a Facility Rental for the Lessee's Reimbursement Amount, such Facility Construction Rental and Facility Rental to be computed as follows:

                  (A) Definitions:

                        (1) "Construction Period" shall mean the period from the day the Lessee commences the performance of the Lessee's initial construction and finishing work to the day preceding the Completion Date, as herein defined.

                        (2) "Facility Rental Payment Period" shall mean the period in months from the Completion Date to the day preceding the Expiration Date, as such term is defined in the Section of this Agreement entitled "Term", both dates inclusive.

                        (3) "Y" shall mean .0075 (3/4 of one percent).

                        (4) "Monthly Facility Rental Factor" shall mean the factor or factors derived in accordance herewith from time to time by the application of the following formula:

                           1
             ----------------------------
                                            / (1+Y) = Monthly Facility
                  1                 1                 Rental Factor
             -----------       ----------
                  Y             Y(l + Y)t

            Where t (a power) equals the number of calendar months (expressed in whole numbers)


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            in the Facility Rental Payment Period.

                        (5) "Completion Date" shall mean the date the Port Authority makes the final payment of the Reimbursement Amount to the Lessee for the initial construction and finishing work in the premises pursuant to paragraph (n) of this Section 12 or four hundred fifty (450) days after the Lessee's initial request for any portion of the Reimbursement Amount, whichever occurs first.

                  (B) Facility Construction Rental

                        In addition to all other rentals payable by the Lessee pursuant to this Agreement, the Lessee shall pay to the Port Authority a rental (hereinafter called "the Facility Construction Rental") equal to the result of (i) multiplying Y and the product obtained by multiplying the amount of each payment made by the Port Authority to the Lessee on account of the Lessee's Reimbursement Amount by the number of days from the date of such payment to the Completion Date, and (ii) dividing the result of that calculation by thirty
(30). The Facility Construction Rental shall be payable as set forth in subparagraph (C) below.

                  (C) Facility Rental

                        (i) In addition to all other rentals payable by the Lessee pursuant to the provisions of this Agreement, the Lessee shall pay to the Port Authority during the Facility Rental Payment Period a rental (hereinafter called "the Facility Rental") at a monthly rate which shall be determined by multiplying the Monthly Facility Rental Factor by the sum of (i) the amount of Facility Construction Rental payable by the Lessee pursuant to subparagraph (B) above and (ii) the Lessee's Reimbursement Amount as hereinbefore defined, which rental shall be payable during the Facility Rental Payment Period in advance on the Completion Date and on the first day of each calendar month thereafter during the Facility Rental Payment Period. If the Completion Date shall occur on a day other than the first day of a calendar month the payment of Facility Rental payable on the Completion Date shall be a sum equal to the amount of the full monthly payment thereof prorated on a daily basis for the period from the Completion Date to the end of the calendar month in which the Completion Date falls and the last payment of Facility Rental shall be a sum equal to the full monthly payment thereof prorated on a daily basis for a period from the first day of the calendar month in which the Facility Rental Payment Period shall expire to the expiration date of such period.

                        (ii) If the Completion Date shall occur before accurate and final determination of the Lessee's Reimbursement Amount, then interim Facility Rental shall be payable by the Lessee during the period prior to such determination at a monthly rate equal to the product determined by multiplying the number of rentable square feet in the premises by Fifty Cents ($0.50), which interim Facility Rental shall be payable in advance on the Completion Date and on the first day of each calendar month thereafter until such determination has been made. If the Completion Date shall occur on a day other than the first day of a calendar month the payment of interim Facility Rental payable on the Completion Date shall be a sum equal to the amount of the full monthly payment thereof prorated on a daily basis for the period from the Completion Date to the end of the calendar month in which the Completion Date falls. If the total amount of Facility Rental, as finally determined, for the period before accurate and final determination of the Lessee's Reimbursement Amount is made is greater than the total amount of interim Facility Rental paid, the sum of the excess over the total amount of interim Facility Rental theretofore paid of the correct amount of Facility Rental as finally computed for the period prior to final determination of the


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Lessee's Reimbursement Amount together with the then current monthly payment of
Facility Rental shall be payable on the first day of the calendar month next ensuing after final computation and determination of the Port Authority Reimbursement Amount. If such final computation and determination shall result in an amount of Facility Rental payable for the period prior to final determination which is less than the total amount of interim Facility Rental theretofore paid, the Lessee shall be entitled to a credit equal to such excess against the next succeeding Facility Rental payments due hereunder.

                        (D) In the event that the letting under this Agreement shall be terminated in accordance with a notice of termination as provided in
Section 20 of this Agreement, or the interest of the Lessee canceled pursuant thereto, or in the event the Lessee elects to terminate the letting of the entire premises pursuant to the provisions of paragraph (b) of the Section of this Agreement entitled "Additional Provisions Relating To Termination" there shall become due and payable by the Lessee to the Port Authority the total of the following amounts in subdivisions (1) and (2) of this subparagraph (D) (such total being hereinafter called the "Termination Reimbursement Amount"):

                              (1) All sums constituting Facility' Construction
                  Rental, Facility Rental, and interim Facility Rental, accrued prior to the effective date of such termination or cancellation.

                              (2) On account of the Lessee's Facility Rental
                  obligation, an amount equal to the Facility Rental Payment Amount as hereinafter defined, for the month in which the effective date of termination shall occur. As used herein "Facility Rental Payment Amount" shall mean for each month occurring during the Facility Rental Payment Period the number obtained by multiplying the following formula by the Facility Rental which would be payable by the Lessee pursuant to subparagraph (C) above:

                                   1
                      1-
                          -------------  X (1 + r)
                            (1 + r)^n

                          -------------
                                r

                  where n (a power) equals the difference between the number of monthly installments of Facility Rental payable by the Lessee pursuant to subparagraph (C) above actually paid by the Lessee and the number of whole calendar months in the Facility Rental Payment Period, and r equals the number (Y) derived by the application of the formula set forth in subdivision (3) of subparagraph (A) above.

                        (E) For illustration purposes only, there is attached hereto and hereby made a part hereof a schedule identified as Schedule H showing the hypothetical calculation of Facility Rental, Monthly Facility Rental, Facility Construction Rental and the Termination Reimbursement Amount payable upon termination pursuant to subparagraph (D) above based upon the assumptions set forth in said Schedule H, which assumptions are made solely for illustration purposes and cannot be construed as a representation by the Port Authority as to what payments will actually have to be made by the Lessee hereunder.


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            (q) As part of the Lessee's initial construction work in the premises, the Lessee will perform in the four (4) restrooms shown in horizontal hatching on Exhibit A attached hereto, all work necessary to satisfy the requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. Sec. 12101 et seq. (hereinafter in this Agreement referred to as the "ADA") that are applicable to such restroom facilities so that upon completion of such work, such restroom facilities will be in compliance with the ADA requirements with respect to such restroom facilities. All of the said work shall be performed by the Lessee in accordance with all applicable Legal Requirements and the Standards (the said work performed by the Lessee in each bathroom being referred to herein for each bathroom as the "Bathroom Work"). Upon completion of all of the Bathroom Work in each bathroom and the receipt by the Port Authority of the certificates of the Lessee and the Lessee's licensed architect or professional engineer certifying that the Bathroom Work in such bathroom has been performed in accordance with the applicable Legal Requirements, the Standards, the provisions of this paragraph (q) and the applicable provisions of this Section 12, the Port Authority shall inspect the Bathroom Work, and if such Bathroom Work has been completed as certified by the Lessee and its licensed architect or professional engineer, then, within thirty (30) days after receipt of such certification and request for payment by the Lessee, the Port Authority' shall pay to the Lessee the sum of Twenty-five Thousand Dollars and No Cents ($25,000.00) for each bathroom in which the Bathroom Work has been completed. Upon completion of all of the Bathroom Work in the four (4) restroom areas shown in horizontal hatching on Exhibit A in accordance with all applicable Legal Requirements and the Standards, the Lessee shall deliver to the Port Authority a full statement of the total cost of all of the Bathroom Work performed by the Lessee hereunder, certified by a responsible officer of the Lessee. After examination and approval of such certified statement and after such further examination of the books and records of the Lessee as may be reasonable, the Port Authority shall finally determine the Lessee's cost of performing the Bathroom Work. In no event shall the Port Authority be required to pay to the Lessee a total sum in excess of One Hundred Thousand Dollars and No Cents ($100,000.00) on account of all of the Bathroom Work performed by the Lessee hereunder, provided that if upon completion of all of the Bathroom Work, the Lessee's cost of performing such work is less than One Hundred Thousand Dollars and No Cents ($100,000.00), then the Lessee will refund to the Port Authority a sum equal to the difference between the sum of One Hundred Thousand Dollars and No Cents($100,000.00) and the total cost incurred by the Lessee in performing the Bathroom Work in such four (4) restroom areas shown on Exhibit A. Any costs incurred by the Lessee for which it is reimbursed by the Port Authority pursuant to this paragraph (q) shall not be included in Lessee's cost for purposes of determining "Lessee's Reimbursement Amount pursuant to paragraph (m) above. Subject to the foregoing sentence, Lessee's cost of performing the Bathroom Work shall be determined in accordance with paragraph (o) of this Section 12.

Section 13. Signs

            (a) Subject to the provisions of Section 12 of this Agreement entitled "Construction by the Lessee", the Lessee may, for itself and for any assignee, subtenants, desk space users or related corporations permitted to use and occupy the premises under this Agreement, at its cost and expense, install, erect, maintain, repair, replace and display any signs, advertising, posters or similar devices: (i) in, on or at the exterior or interior portions of any area comprising an entire floor, provided such signs, advertising, posters or similar devices are not visible through the exterior windows thereof and (ii) in the interior portion of any area not comprising an entire floor, provided such signs, advertising, posters or similar devices are not visible through the exterior windows or exterior glass walls thereof. Upon the expiration or termination of the letting, the Lessee shall remove, obliterate or paint out any and all signs and advertising, posters or similar devices erected pursuant to this Section 13. The Lessee shall have the right to maintain during the term of the letting hereunder all signage previously used by the Lessee at its premises under the Existing Lease, provided such signage is displayed at the same previous locations.

            (b) The Port Authority shall provide, repair and maintain, at its sole cost and expense, on the rear wall of the passenger elevator lobby located in the lobby of the building in which the premises is located from which passenger elevator service is provided to the premises, a sign bearing the name of the Lessee, the location, design, materials, method of installation, lettering and size of such signs to be consistent with the Port Authority's signage program for all tenants at the World Trade Center occupying at least one full floor of space. In the event the Lessee requires the replacement by the Port Authority of such signs as a result of a change in the name on the signs, or otherwise, the cost of the fabrication of the replacement signs, the installation of the replacement signs and the removal of the old signs shall be payable by the Lessee to the Port Authority within thirty (30) days after demand therefor.

            (c) Subject to the provisions of Section 12 of this Agreement entitled "Construction by the Lessee", the Lessee, for itself and for any assignee, subtenants, desk space users and related corporations permitted to use and occupy the premises under this Agreement, may erect, maintain and display, at its cost and expense, on the exterior walls, in the public corridors and on the Lessee's exterior entrance doors on the floor in which any portion of the premises not comprising an entire floor is located, a reasonable number of identification, directional and informational signs, and the Lessee shall be entitled, at the Port Authority's initial cost and expense, for itself, and for any assignee, subtenants, desk space users or related corporations permitted to use and occupy the premises under this Agreement, a total number of listings on the building standard directory on each such floor equal to the number of listings on the building standard directory on the relevant floor multiplied by a fraction the numerator of which is the number of rentable square feet constituting such portion of the premises on such floor and the denominator of which is the total number of rentable square feet on the relevant floor, as the case may be. The Lessee shall pay for the cost of any replacement listing and the installation thereof within thirty (30) days after demand therefor.

            (d) The Lessee shall be entitled, for itself and for any assignee, subtenants, desk space users and related corporations permitted to use and occupy the premises under this Agreement, the use of two hundred fifteen (215) building standard lines and, in addition thereto, the use of one (1) building standard line for each one thousand (1,000) rentable square feet contained in the premises in excess of two hundred fifteen thousand (215,000) rentable square feet, such lines to be located on the main building directory maintained in the lobby of the building in which the premises are located. The Port Authority will initially supply imprinted lines for such purpose without charge. The Lessee shall pay the Port Authority for all replacement imprinted lines at the Port Authority's standard rates for such lines in effect from time-to-time. If the Port Authority installs a computer listing system in the building in which the premises are located, the Lessee shall be entitled to a listing of every employee working at the premises but in no event shall such listing exceed two thousand (2,000) employees.

Section 14. Injury and Damage to Person or Property

            Except as otherwise expressly provided in this Agreement and subject to the provisions of Sections 9 and 37 of this Agreement entitled "Casualty" and "Liability Insurance" respectively (including, without limitation, the waiver of subrogation and release provisions thereof), the Port Authority shall not be liable to the Lessee or others for any personal injury, death or property damage from falling material, water, rain, hail, snow, gas, steam, dampness, explosion, smoke, radiation, and/or electricity, whether the same may leak into or fall, issue, or flow from any part of the premises or of the World Trade Center, including without limitation thereto any utility, mechanical, electrical, communication or other systems therein, or from any other place or quarter unless said damage, injury or death shall be due to the negligent acts or omissions or willful misconduct of the Port Authority, its Commissioners, officers, employees, contractors or agents, or the failure of the Port Authority to perform obligations expressly undertaken by it as set forth in this


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Agreement. Notwithstanding the foregoing provisions of this Section 14, the
Lessee covenants and agrees that in no event shall the Lessee be entitled to make a claim for consequential, indirect or special damages pursuant to this
Section 14.

Section 15. Additional Rent and Charges

            (a) If the Lessee shall fail or refuse to perform any of its obligations under this Agreement after notice and the expiration of any applicable cure period for any reason other than due to causes or conditions beyond the control of the Lessee, the Port Authority, in addition to all other remedies available to it, shall have the right (but shall not be obligated to) to perform any of the same after ten (10) days' notice to the Lessee, except in the case of an emergency, in which event the Port Authority shall give such oral notice as may be practicable, and the Lessee shall pay the Port Authority's cost thereof within thirty (30) days after demand therefor, provided, however, that if the Lessee has actually commenced to perform the obligation set forth in the Port Authority's notice prior to the date the Port Authority enters the premises to perform the same and diligently continues to completion the performance of such obligation, the Port Authority shall not perform the same and the Lessee shall pay to the Port Authority its costs incurred in connection with the intended performance of such obligation within thirty (30) days after demand therefor. If the Lessee fails to continue to completion the performance of such obligation, the Port Authority shall have the right to immediately perform or to complete the performance of the same without any further or additional notice. If the Port Authority has paid any sum or sums or has incurred any obligations, expense or cost which the Lessee has agreed to pay or reimburse the Port Authority for, or if the Port Authority is required or elects to pay any sum or sums or incurs any obligations, expense or cost by reason of the failure, neglect or refusal of the Lessee to perform or fulfill any one or more of the conditions, covenants or agreements contained in this Agreement, after the giving of any required notice by the Port Authority and the expiration of any applicable cure period, or as a result of an act or omission of the Lessee contrary to the said conditions, covenants and agreements, including any legal expense or cost in connection with any actions or proceeding brought by the Port Authority against the Lessee (provided that the Port Authority is successful in said action or proceeding against the Lessee) or by third parties against the Port Authority, the Lessee agrees to pay the sum or sums so paid or the expense and the Port Authority's cost so incurred, including all interest costs, damages and penalties, and the same may be added to any installment of rent thereafter due hereunder and each and every part of the same shall be and become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the basic rental as set forth in
Section 4 of this Agreement entitled "Rental".

            (b) "Cost" or "costs" of the Port Authority in this Agreement shall mean and include reasonable (1) actual in-house costs incurred by the Port Authority; (2) cost of materials, supplies and equipment used (including rental thereof); (3) payments to contractors; and (4) any other direct costs.

Section 16. Rights of Entry Reserved

            (a) The Port Authority, by its officers, employees, agents, representatives and contractors shall have the right at all reasonable times during business hours and, other than in an emergency (in which event the Port Authority shall give such oral notice as may be practicable), upon forty-eight
(48) hours' notice (which, if given to a management level employee, may be given orally) to enter upon the premises for the purpose of inspecting the same, for observing the performance by the Lessee of its obligations under this Agreement, and for the doing of any act or thing which the Port Authority may be obligated or have the right to do under this Agreement, subject however to the provisions of paragraph (b) of this Section.

            (b) Without limiting the generality of the foregoing, the Port Authority, by its officers, employees, representatives and contractors, shall have the right, for its own benefit, for the benefit of the Lessee or for the benefit of others at the World Trade Center, to enter upon the premises at all reasonable times during business hours and, other than in an emergency (in which event the Port Authority shall give such oral notice as may be practicable), upon forty-eight (48) hours' notice, (which if given to a management level employee. may be given orally) to maintain initially existing and future utility, mechanical, electrical, communication and other systems or portions thereof on the premises, and to make such repairs, alterations and replacements thereof as may, in the reasonable opinion of the Port Authority, be deemed necessary or advisable and, from time-to-time, to construct or install over, in, under or through the premises new lines, pipes, mains, wires, conduits, and other such equipment; and to use the premises for access to other portions of the World Trade Center not otherwise accessible; and to take all material into and upon the premises that may be required for such maintenance repairs, alterations and replacements; provided however that such maintenance repair, alteration, replacement, construction, installation, taking of material, or access shall not unreasonably interfere with the use or occupancy of the premises by the Lessee or the building services being provided to the Lessee or if in the event such maintenance, repair, alteration, replacement, construction, installation, taking of materials, or access will cause any unreasonable interference with the Lessee's use or occupancy of the premises, the Port Authority shall perform the same during other than normal business hours. All lines, pipes, mains, wires, conduits and equipment constructed or installed over, in, under or through the premises shall be, to the extent feasible, concealed behind interior walls, floors or ceilings or otherwise enclosed or "boxed out", provided that such alterations, replacements, construction or installation shall not materially reduce the usable areas of the premises, and for any such reduction of the number of usable square feet in any Area the Lessee shall be entitled to an abatement of basic rental and additional basic rental for such Area in accordance with the provisions of Section 18 of this Agreement entitled "Abatement of Rental". For purposes of this paragraph (b) a reduction of more than two hundred (200) usable square feet of the premises on a single floor shall be deemed material. The Port Authority shall not store any such materials in any portion of the premises, and shall promptly repair all damage to the premises caused by such work and shall restore any of the construction and installation work or utility, mechanical, electrical, communication and other systems, or portions thereof installed by the Lessee which were damaged by such work.

            (c) In the event that any property of the Lessee shall obstruct the access of the Port Authority, its employees, agents or contractors to any of the existing or future utility, mechanical, electrical, communication and other systems and thus shall interfere with the inspection, maintenance, repair or modification of any such system, the Lessee shall, at its cost and expense (unless the Port Authority has expressly approved the Lessee's plans showing the location of such property required to be moved and did not comment on moving such location because it would obstruct such access or unless such property constituted Minor Work pursuant to paragraph (g) of Section 12 of this Agreement entitled "Construction by the Lessee" which cannot be moved without damage to the premises, in which event the moving of such property shall be at the Port Authority's cost and expense), move such property as requested by the Port Authority, in order that access may be had to the system or part thereof for its inspection, maintenance, repair or modification.

            (d) Nothing in this Section 16 shall or shall be construed to impose upon the Port Authority any obligations so to construct or maintain or to make repairs, replacements, alterations or additions, or shall create any liability for any failure so to do except as otherwise expressly provided in this Agreement. From and after the Commencement Date, the Lessee is and shall be in exclusive control and possession of the premises and subject to the provisions of Section 37 of this Agreement entitled "Liability Insurance" or otherwise expressly provided in this Agreement the Port Authority shall not in any event be


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liable for any injury or damage to any property or to any person happening on or about the premises nor for any injury or damage to the premises nor to any property of the Lessee or of any other person located therein or thereon (other than those occasioned by the negligent acts or omissions or willful misconduct of the Port Authority, its Commissioners, officers, employees, agents, contractors or representatives).

            (e) At any time and from time to time during normal business hours within the six (6) months next preceding the expiration of the letting, the Port Authority, by its agents and employees, whether or not accompanied by prospective lessees, occupiers or users of the premises, shall have the right, upon one hours' oral notice to a management level employee of the Lessee, to enter thereon for the purpose of exhibiting and viewing all parts of the same, provided however that the Port Authority shall not unreasonably interfere with the use or occupancy of the premises by the Lessee.

            (f) Notwithstanding anything to the contrary contained herein, the Lessee shall have the right, by notice to the Port Authority, to designate certain areas of the premises which require special security arrangements, and if in the exercise of its rights of entry under the foregoing paragraphs of this
Section 16 the Port Authority requires entry to such secure areas the Port Authority will enter such secure areas, except in cases of emergency, only when accompanied by an authorized representative of the Lessee, provided that the Lessee designates such individual to the Port Authority upon the Lessee's receipt of the notice stipulated in the foregoing paragraphs from the Port Authority of its intention to enter such secure area and shall make such individual or a substitute available to the Port Authority at the time of its entry as stipulated in the notice.

            (g) Except as otherwise expressly provided in this Agreement, the exercise of any or all of the foregoing rights in accordance with the provisions of this Section 16 by the Port Authority, its Commissioners, officers, employees, agents, representatives, contractors or prospective lessees, occupiers or users of the premises shall not be or be construed to be an eviction of the Lessee nor be made the grounds for any abatement of rental or any claim or demand for damages, consequential or otherwise.

Section 17. Condemnation

            (a) In any action or proceeding instituted by any governmental or other authorized agency or agencies for the taking for a public use of any interest in all or any part of the premises, or in case of any deed, lease or other conveyance in lieu thereof (all of which are in this Section 17 referred to as "taking or conveyance") the Lessee shall not be entitled to assert any claim to any compensation, award or part thereof made or to be made therein or therefor or any claim to any consideration or rental or any part thereof paid therefor, (i) except for a possible claim to an award for moving expenses or for trade fixtures installed by the Lessee or for other improvements or personal property owned by the Lessee, and any other separate claim which the Lessee may be entitled to make, provided that such claims are independent of and in addition to any claim of the Port Authority and provided further that the Port Authority's award is not thereby reduced or otherwise adversely affected, and
(ii) except for a possible claim for the value of the unexpired term of the estate vested in the Lessee by this Agreement, it being understood and agreed between the Port Authority and the Lessee that except for such claims the Port Authority shall be entitled to all the compensation or awards made or to be made or paid and all such consideration or rentals, free of any claim or right of the Lessee. No taking by or delivery to any governmental authority under this paragraph (a) shall be or be construed to be an eviction of the Lessee or be the basis for any claim by the Lessee for damages, consequential or otherwise. It is expressly understood that nothing in this paragraph shall be deemed a recognition by the Port Authority of the validity of the claims which the Lessee is entitled to make hereunder.


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            (b) In the event of a temporary or permanent taking or conveyance of the entire premises by any governmental or other authorized agency or agencies, then the letting under this Agreement shall, as of the date possession is taken from the Port Authority by such agency or agencies, cease and determine in the same manner and with the same effect as if the term of the letting had on that date expired and the basic rental and additional basic rental shall be pro-rated through the date possession is taken from the Port Authority.

            (c) In the event of a temporary or permanent taking or conveyance by any governmental or other authorized agency or agencies of a part of the premises then the letting as to such part only shall, as of the date possession thereof is taken from the Port Authority by such agency or agencies, cease and determine, and the basic rental and additional basic rental thereafter to be paid by the Lessee to the Port Authority shall be abated as provided in Section 18 of this Agreement entitled "Abatement of Rental" from and after the date of such taking or conveyance; provided however that if the part of the premises taken includes a part or all of the portion of the premises utilized by the Lessee as a computer room, and provided that the computer room does not exceed eighteen thousand (18,000) rentable square feet, the abatement granted to the Lessee with respect to the computer room shall be calculated at twice the annual per rentable square foot rate of basic rental and additional basic rental payable at the time of such taking for the portion of the computer room so taken for the period from such taking to the earlier of (i) thirty (30) days after the date of completion of repairs or restoration referred to in paragraph (d) of this Section (notice of completion of such repairs or restoration to be given by the Port Authority to the Lessee no later than fifteen (15) days prior to such completion date) or (ii) the commencement of business operations by the Lessee in the restored computer room, provided further however that the Lessee may elect to terminate this Agreement if the portion of the premises taken constitutes twenty-five (25%) or more of the entire premises and a responsible officer of the Lessee certifies that in the good faith judgment of the Lessee, the remaining portion of the premises cannot be economically or operationally used by the Lessee for the conduct of its business. The Lessee shall give notice to the Port Authority of any election to terminate this Agreement within sixty
(60) days after the effective date of the taking, such termination to be effective on the date specified in the Lessee's notice but not later than ninety
(90) days following the date of the Lessee's notice. Upon the date specified in the Lessee's notice, the term of this Agreement shall terminate with the same force and effect as if the effective date of termination were the original date of expiration hereof. Any notice of termination given by the Lessee pursuant to the provisions of this paragraph (c) shall not be effective if at the time of the giving of such notice or on the intended effective date thereof the Lessee is in default (after the giving of any required notice and the expiration of any applicable cure period) in the performance or observance of any term, provision or condition of this Agreement. If any basic rental or additional basic rental is due to the Port Authority for any portion of the term prior to the effective date of termination or if any basic rental or additional basic rental has been paid by the Lessee for any portion of the term subsequent to the effective date of termination, the same shall be payable by the Port Authority or by the Lessee to the other, as the case may be, within twenty (20) days after demand therefor.

            (d) In the event of a taking that does not result in the termination of this Agreement, the Port Authority shall, at its sole cost and expense and regardless of whether any award(s) shall be sufficient for the purposes, proceed with due diligence, except for causes or conditions beyond its control, to repair, alter and restore the portion of the building in which the premises is located and the remaining part of the premises (including, without limitation, all leasehold improvements), to the extent feasible, to their condition immediately prior to the taking so as to constitute the remaining portion of the building and the remaining part of the premises complete and tenantable.

            (e) As used in this Section 17, the terms "governmental or other authorized agency or


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agencies" or "governmental authority" shall not be deemed to include the Port
Authority or any governmental entity (other than the condemning entity) that has prior to such condemnation succeeded to the interest of the Port Authority as landlord under this Agreement.

Section 18. Abatement of Rental

            (a) In the event that the Lessee shall at any time become entitled to an abatement of rent, the basic rental set forth in Section 4 of this Agreement entitled "Rental" and, unless expressly provided otherwise in this Agreement, the additional basic rental set forth in Schedule A attached to this Agreement shall be abated for the period the abatement is in effect by the same percentage that the square footage of the area (as determined in accordance with paragraph (b) below of this Section) of the part of the premises the use of which is denied to the Lessee is of the total square footage of the area (as determined in accordance with paragraph (b) below of this Section) of the premises;

            (b) For the purposes of this Section 18, the number of square feet contained in the premises or parts thereof shall be computed as follows: By measuring from the inside surface of outer building walls to the surface of the public area side, or of the non-exclusive area side, as the case may require, of all partitions separating the space measured from adjoining areas designated for the use of the public or for use by the Lessee in common with others, and to the center of partitions separating the space measured from adjoining space exclusively used by others; no deduction will be made for columns, partitions, pilasters or projections necessary to the building and contained within the space measured. Permanent partitions enclosing elevator shafts, stairs, fire-towers, vents, pipe-shafts, meter-closets, flues, stacks and any vertical shafts have the same relation to the space measured as do outer building walls.

            (c) In the event that during the term of the letting under this Agreement the Lessee shall be partially evicted and shall remain in possession of the premises or the balance thereof, the Lessee agrees that notwithstanding it might have the right to suspend payment of the rent in the absence of this provision, it agrees to pay and will pay at the times and in the manner herein provided, the full rent reserved less only an abatement thereof computed in accordance with the above.

Section 19. Assignment and Sublease

            (a) Except as hereinafter set forth, the Lessee expressly covenants that it shall not assign, mortgage or encumber this Agreement nor sublet or suffer or permit the premises or any part thereof to be used by others unless the Port Authority has consented thereto in each instance as hereinafter provided. The admission of new partners to a partnership Lessee or subtenant, the discharge, withdrawal, retirement, death, incompetency, or bankruptcy of any partner of a partnership Lessee or subtenant, the reallocation or reclassification of partnership interests among the partners of a partnership Lessee or subtenant, and the assignment by any partner of a partnership Lessee or subtenant of his partnership interest shall not be deemed an assignment of this Agreement, or of any sublease, as the case may be, provided the conditions set forth in Section 43 of this Agreement entitled "Partnership Provision" are met, and a merger or consolidation shall not be deemed a violation of this paragraph (a) provided the conditions set forth in paragraph (a)(5) of Section 20 of this Agreement entitled "Termination" are met.

            (b) Notwithstanding the provisions of paragraphs (a), (c), and (e) of this Section 19, the Lessee shall have the right to: (x) (i) assign this Agreement and the letting hereunder in its entirety to, (ii) sublet a part or all of the premises to, (iii) permit the use of desk space by, a person, entity or corporation (a "related corporation") which directly or indirectly controls, is controlled by, or is under common control


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with the Lessee, or into or with which the Lessee is merged or consolidated, if all the conditions stated in subparagraph (a) (5) of Section 20 hereof entitled "Termination", are met and such assignment is required in connection with such merger or consolidation, or (y) assign this Agreement and the letting hereunder in its entirety to a person, entity or corporation which acquires all or substantially all of the assets of the Lessee; such assignment, subletting or desk space use to continue only as long as the said person, entity or corporation continues in one of the above described relationships to the Lessee, provided that any such assignee, subtenant or desk space user of the premises shall use the premises, or the portion thereof occupied by it, as the case may be, solely for the purposes set forth in Section 3 of this Agreement entitled "Rights of User by the Lessee" and for no other purpose whatsoever, provided further however that such assignment shall not be effective unless an agreement in the form attached hereto as Exhibit Y has been executed by the Lessee and the proposed assignee and delivered to the Port Authority (but subject to the foregoing, nothing herein shall be construed to preclude the assignor and assignee from providing in the assignment agreement for an effective date of assignment which precedes such delivery to the Port Authority) and such subleasing shall not be effective unless an agreement in the form attached hereto as Exhibit X has been executed by the Lessee and the proposed subtenant and delivered to the Port Authority (but subject to the foregoing, nothing herein shall be construed to preclude the assignor and assignee from providing in the assignment agreement for an effective date of assignment which precedes such delivery to the Port Authority) together with (i) a copy of the proposed assignment or sublease agreement, as the case may be, executed by the Lessee and the proposed assignee or subtenant, as the case may be, and (ii) all reasonable and relevant documentation, data and other information as the Port Authority may reasonably require to substantiate the aforesaid required relationship between the Lessee and such assignee, subtenant or desk-space user, and subsequent to the delivery of such assignment or sublease agreement, or the commencement of such desk space use, the Lessee, and the assignee, subtenant, or desk-space user, as the case may be, shall furnish to the Port Authority such relevant information, data and documents as may be reasonably requested by the Port Authority from time to time, but not more than once in any twelve month period, to confirm that such relationship remains in effect. The Port Authority agrees to execute and deliver to the respective parties such agreement in the form attached hereto as Exhibit X or Exhibit Y, as the case may be, within fifteen
(15) business days after receipt of (1) such respective agreement duly executed by the Lessee and the assignor or the Lessee and the subtenant, as the case may be, and (2) the documents, information and other data referred to in this paragraph (b) establishing the above described relationship. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph (b) shall apply to the use of desk space in the premises by a client or other service provider to the Lessee.

            (c) Notwithstanding the provisions of paragraph (a) of this Section 19, and in addition to the rights contained in paragraph (b) of this Section 19, the Lessee may, after the commencement of the letting, sublet a part or all of the premises (but under no circumstances shall there be more than thirteen (13) subtenants in the premises at any one time pursuant to the provisions of this paragraph (c), but if the Lessee shall include Additional Space in the premises pursuant to the provision of paragraph (a) or (b) of Section 44 of this Agreement then such number of subtenants permitted in the premises at any one time shall be increased by one subtenant for each seventeen thousand (17,000) rentable square feet of space so added to the premises), provided that all of the following conditions precedent and requirements have been met or satisfied:
(1) Each proposed subtenant shall, in the reasonable opinion of the Port Authority, be eligible, suitable and qualified as a World Trade Center tenant on the basis of its functions, activities, and services in world trade and commerce, and in exercising its judgment with respect to a proposed subtenant the Port Authority shall, so long as the Statutes remain in effect, not apply criteria as to the eligibility of the proposed subtenant which are different from or more stringent than those criteria which it has applied or it is then applying with respect to other lessees of space in the World Trade Center whose eligibility is determined by the Port Authority strictly on the basis of their functions, activities and services in world trade and commerce and if the Statutes are no longer in effect the "eligibility" criterion shall no longer be applicable; (2) the Lessee, or any broker retained by the Lessee, shall not publicly advertise the availability of the subleased space at a rental or for other consideration which is less than the then current rental (including additional basic rental payable pursuant to the provisions of Schedule A attached hereto) charged by the Port Authority for comparable space and for a comparable term on the date of such subletting; (3) if the monthly rental rate and any other consideration payable by the subtenant to the Lessee for or in connection with its use or occupancy of the subleased space shall be in excess of the monthly rental rate provided for in this Agreement for the term of the proposed subletting, the Lessee shall so notify the Port Authority and, subject to the deductions set forth in paragraph (h) of this Section 19, the Lessee shall pay fifty percent (50%) of such excess to the Port Authority as provided in paragraph (h) of this Section 19; (4) the proposed subtenant has not been in discussion with the Port Authority toward its occupancy of comparable space in the World Trade Center during the one hundred eighty (180) day period immediately preceding the date of the Lessee's request for the Port Authority's consent to such subletting, unless the proposed subtenant has advised the Port Authority in writing during such one hundred eighty day period that it is no longer interested in leasing any comparably available space at the World Trade Center; and (5) the Lessee, the subtenant and the Port Authority have executed the form of agreement entitled "Consent to Sublease Agreement", annexed to this Agreement and marked "Exhibit X". The Port Authority agrees to execute the Consent to Sublease Agreement in the form attached hereto as Exhibit X within thirty (30) business days after the Port Authority's receipt of a copy of the proposed sublease agreement executed by the Lessee and the proposed subtenant, and all documentation, data and other information as the Port Authority may reasonably require to determine whether the conditions set forth in this subparagraph have been satisfied. Execution by the Port Authority of the Consent to Sublease Agreement referred to above, and the return thereof to the Lessee, shall constitute the determination referred to in subdivision (1), above. The Lessee and the subtenant shall present in advance or together with the proposed sublease agreement all documents, information and other data which the Port Authority may reasonably require relating to the matters covered in subdivisions
(1), (2), (3) and (4), above, and the subtenant shall supply during the continuance of any approved subletting (but not more than once in any twelve
(12) month period) such additional or current documents, information or other data relating to the matters covered in subdivision (1), above, as the Port Authority may from time-to-time reasonably require. In the event that the Port Authority shall determine to reject a proposed subtenant, the Port Authority shall notify the Lessee within the aforesaid thirty (30) business day period in writing of the specific reasons for such rejection.

            (d) If the Lessee and the proposed subtenant shall present in advance all documents, information and other data which the Port Authority may reasonably require relating to the matters covered in subdivisions 1, 2, 3 and 4 of paragraph (c), above, and all other relevant information relating to the business terms of the proposed sublease arrangement prior to the submission of the proposed sublease agreement, the Port Authority shall advise the Lessee within fifteen (15) business days after receipt of all of the foregoing of its determination as to the eligibility, suitability and qualifications of the proposed subtenant as a tenant in the World Trade Center and whether all of the provisions and conditions set forth in subdivisions 2, 3 and 4 of paragraph (c), above, have been met. If the said provisions and conditions have been met and the Port Authority determines that the proposed subtenant is eligible, suitable and qualified, the Port Authority will so advise the Lessee and will prepare the form of Consent to Sublease Agreement attached hereto as Exhibit X and submit the same to the Lessee within such fifteen (15) business day period. In the event the Port Authority shall determine that the proposed subtenant is not eligible, suitable and qualified and/or that the said provisions and conditions have not been met, the Port Authority shall notify the Lessee in writing of the specific reasons for such determination within the aforesaid fifteen (15) business day period. Upon receipt by the Port Authority of three copies of the Consent to Sublease Agreement executed by the Lessee and the proposed subtenant to each of which is attached the fully executed copy of


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

the proposed sublease agreement between the Lessee and the proposed subtenant, the Port Authority shall within thirty (30) business days after receipt of the said Consent to Sublease Agreement and the proposed sublease agreement, review the Consent to Sublease Agreement and the proposed sublease agreement so received and will either (i) provided that the terms of the proposed sublease agreement with respect to the matters covered in subdivisions (1) and (4) of paragraph (c), above, do not differ from those provided in advance by the Lessee pursuant to this paragraph (d) and the terms of the proposed sublease agreement (other than the economic terms such as the rentals or finishing allowance, etc.) do not contradict or contravene, amend or modify the terms of this Agreement, execute the Consent to Sublease Agreement and return two copies thereof to the Lessee or (ii) provide the Lessee with specific objections to the Consent to Sublease Agreement or to the proposed sublease agreement.

            (e) Except as otherwise provided in this Agreement, use or occupancy of any portion of the premises by any subtenant or desk space user, pursuant to the consent granted in this Section 19, shall not entitle such subtenant or desk space user to any rights or privileges which the Port Authority has or may hereafter accord to lessees of space in the World Trade Center, including, without limitation thereto, listings on directories, boards or in publications or similar privileges but nothing herein shall be deemed to prohibit the Lessee from sharing with its permitted subtenants or desk space users any such rights or privileges which the Port Authority has accorded to the Lessee, including, without limitation thereto, listings on directories, boards or in publications or similar privileges. The Lessee shall at all times be solely responsible for complying with any requirements regarding the permissible number of persons who may use or occupy the premises.

            (f) If the Lessee assigns, sells, conveys, transfers, mortgages, pledges or sublets or permits the use of desk space in the premises in violation of paragraphs (a), (b) or (c) of this Section 19 or if the premises are occupied by anybody other than the Lessee, the Port Authority may upon Lessee's default (after the giving of any required notice and the expiration of any applicable cure period) in the performance or observance of any term, provision, or condition of this Agreement, collect rent from any assignee, subtenant, desk-space user or anyone who claims a right to this Agreement or letting or who occupies the premises, and shall apply the net amount collected to the basic rental herein reserved, and the additional basic rental payable hereunder; and no such collection shall be deemed a waiver by the Port Authority of the covenants contained in paragraphs (a), (b) or (c) of this Section 19 nor an acceptance by the Port Authority of any such assignee, subtenant, desk-space user, claimant or occupant as Lessee, nor a release of the Lessee by the Port Authority from further performance by the Lessee of the covenants contained herein. The granting of consent by the Port Authority to any assignment or subletting shall not be deemed to operate as a waiver of the requirement for obtaining the express prior written consent of the Port Authority to any other or subsequent assignment or subletting if such consent is required pursuant to the provisions of this Section. All such further subletting shall be governed by the applicable provisions of this Agreement.

            (g) As used in this Section 19, "control" shall mean, with respect to a corporation, legal or beneficial ownership, directly or indirectly, by one person, firm, corporation, or other business entity, or a group acting in concert, of a sufficient amount of the issued and outstanding shares of the capital stock and voting rights (with the power to exercise such voting rights) of another corporation so as to enable the owner to direct the management and policies of such corporation. With respect to a person, firm, or other business entity, other than a corporation, "control" shall mean the power to direct the management and policies of such person, firm or other business entity whether by legal or beneficial ownership, or otherwise and in the case of any indirect control, each of the entities in the chain between the Lessee and any assignee, subtenant or desk space user shall directly control or be directly controlled by the immediately adjacent entity in such chain.


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            (h) If, in connection with any subletting pursuant to the provisions of paragraph (c) hereof consented by the Port Authority as provided herein, the Lessee (1) has paid or incurred a brokerage commission (at the rates then prevailing in the City of New York) to a real estate broker licensed to do business in the State of New York, which brokerage commission is not reimbursed to the Lessee by the subtenant, provided such brokerage commission is actually paid or to be paid for services and is incurred solely in connection with such subletting and would not have been required to have been paid except for such subletting; or (2) has incurred any cost (including architect's and other consulting fees, and other soft costs) for finishing, altering, or decorating such sublet space, or otherwise (A) to prepare the same solely for such subtenant's occupancy, whether paid directly to a contractor or such other consultant, or to the subtenant as a finishing allowance, and which is not reimbursed to the Lessee by the subtenant (including the erection of a demising wall to separate the sublet space from the balance of the premises, but excluding other construction and installation work which the Lessee may be required to perform in the balance of the premises) or (B) for the Lessee's occupancy thereof (to the extent such work is in the sublet premises on the subleasing commencement date and remains therein throughout the term of such subletting), provided that only the straight-line unamortized portion of the cost of such work shall be included; or (3) has incurred a reasonable legal fee or disbursement to an attorney solely in connection with such subletting transaction; or (4) has incurred advertising and/or marketing expenses solely in connection with such subletting, or (5) has incurred expenses in connection with the takeover of a subtenant's other lease obligations less any amounts received by the Lessee from the subtenant or other occupants of the subtenant's other space net of subleasing expenses actually paid or incurred by the Lessee in connection with subletting the subtenant's other space; (6) has actually paid or incurred moving expenses, or relocation contributions, solely in connection with relocating the subtenant from its prior premises to the subleased space; or (7) has incurred New York State transfer gains tax in connection with the subletting (the total of items (1), (2), (3), (4), (5), (6) and (7) being hereinafter referred to as the "subleasing expenses"), then the total of such subleasing expenses shall be first applied as a credit against the amounts of the excess sublease rental (as referred to in clause (3) of paragraph (c) hereof) payable by the subtenant to the Lessee, and after such credit has been exhausted, the Lessee shall pay to the Port Authority for each month of the term of the sublease fifty percent (50%) of such month's excess sublease rental. If requested by the Port Authority, the Lessee shall make available from time to time for examination by the Port Authority, during normal business hours, on normal business days, and after reasonable prior notice, the Lessee's books and records relating to the receipt of sublease rental and to the subleasing expenses for each sublease entered into by the Lessee pursuant to the provisions of paragraph (c) hereof.

            (i) Subject to and in accordance with the provisions of this paragraph (i), upon the reasonable request of the Lessee and the subtenant, the Port Authority shall enter into an agreement (Attornment Agreement) in form reasonably satisfactory to the Port Authority and any subtenant under a sublease covering at least twenty-five thousand (25,000) rentable square feet which is for a term of five (5) years or longer to which the Port Authority has consented pursuant to the provisions of paragraph (c) of this Section 19 stating that, under the terms set forth in the Attornment Agreement, the Port Authority shall not disturb the possession of the subtenant of the space covered by the sublease in the event the Port Authority elects to terminate the letting of the premises under this Agreement pursuant to Section 20 hereof entitled "Termination", or otherwise by reason of the Lessee's default after notice thereof to the Lessee and the expiration of any applicable cure period, and the Port Authority in fact obtains possession of the premises, so long as the subtenant is not in default under the sublease, beyond the giving of any required notice and the expiration of any applicable cure period provided for therein, and is not in default under the terms of the Attornment Agreement, beyond the giving of any required notice and the expiration of any applicable cure period provided for therein, provided that such subtenant shall attorn to and recognize the Port Authority, or its designee, as landlord under the sublease. Notwithstanding anything to the contrary set forth in this


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subparagraph, any Attornment Agreement entered into by the Port Authority pursuant to the provisions of this paragraph shall be conditional, and shall provide that if this Agreement terminates as a result of any reason other than the Lessee's default, such as by reason of the occurrence of a casualty or condemnation, the provisions of the Attornment Agreement shall be deemed null and void and of no force and effect, and the sublease covering the space occupied by such subtenant shall automatically terminate on the effective date of the termination of this Agreement without further act of the parties. Pursuant to the terms of the Attornment Agreement, if, in the event the letting of the premises under this Agreement is in fact terminated by the Port Authority by reason of the Lessee's default after any required notice and the expiration of any applicable cure period, and possession of the premises is in fact obtained by the Port Authority, the Port Authority shall have the right to: (i) elect to continue the sublease in effect as a direct lease between the Port Authority, as lessor, and the subtenant, as lessee, with the same force and effect as if the Port Authority, as lessor, and the subtenant, as lessee, had entered into a lease covering the subleased premises as of the effective termination date of this Agreement, containing the same terms, covenants and conditions as those contained in the sublease, provided that the annual basic rental and additional basic rental payable to the Port Authority by the subtenant from and after the effective date of termination of this Agreement shall be the greater of (A) the annual basic rental and additional basic rental set forth in the sublease between the Lessee and the subtenant or (B) an annual basic rental and additional basic rental computed at the annual per rentable square foot rate of annual basic rental and additional basic rental which would have been payable by the Lessee with respect to the subleased premises if this Agreement had remained in full force and effect, and provided further that the effective termination date occurs before the expiration or earlier termination of the term of the sublease, or (ii) elect to enter into a new lease with respect to the premises with a new lessee (which lessee is hereinafter referred to as "the New Lessee", the new lease being hereinafter referred to as "the New Lease"), with the sublease continuing in effect as a sublease between the New Lessee, as lessor, and the subtenant, as lessee, with the same force and effect as if the New Lessee, as lessor, and the subtenant, as lessee, had entered into a sublease covering the subleased premises as of the termination date of this Agreement, containing the same terms, covenants and conditions as those contained in the sublease, provided that the termination date of this Agreement occurs before the expiration or earlier termination of the term of the sublease. From and after the subtenant's attornment to the Port Authority, or the New Lessee, as the case may be, the subtenant shall pay to the Port Authority, or the New Lessee, as the case may be, all rental payments and any and all other payments then due or thereafter becoming due to the Port Authority or to the lessor under and in accordance with the sublease, as the case may be, and shall perform all the terms and covenants, and conditions of the sublease, as if the Port Authority, or the New Lessee, as the case may be, were the lessor named therein. Notwithstanding the foregoing, the obligation of the Port Authority, or the New Lessee, as the case may be, to recognize the subtenant's rights under the sublease in the event the Port Authority elects to continue the sublease in effect, and the subtenant's obligation to attorn to the Port Authority, or the New Lessee, as the case may be, are subject to the following terms and conditions:

                  (i) the Port Authority, or the New Lessee, as the case may be, shall not be liable for any act or omission of the Lessee or its officers, directors, partners, members, contractors, agents, employees or representatives under this Agreement or under the sublease occurring prior to the effective date of the Attornment Agreement or direct lease with the Port Authority or prior to the effective date of the New Lease;

                  (ii) the Port Authority, or the New Lessee, as the case may be, shall not be subject to any credit, offsets, claims, counterclaims, demands, or defenses which the subtenant may have against the Lessee, its officers, directors, partners, members, contractors, agents, employees or representatives;


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                  (iii) the Port Authority, or the New Lessee, as the case may be, shall not be bound by any payment of rent which the subtenant might have paid for more than the current month to the Lessee;

                  (iv) the Port Authority, or the New Lessee, as the case may be, shall not be bound or obligated to construct or complete construction of all or any portion of the subleased premises or to undertake the construction of any other improvements described in the sublease or in this Agreement;

                  (v) the Port Authority, or the New Lessee, as the case may be, shall not be bound by any security deposit or any other pre-paid sum that the subtenant has paid to the Lessee, unless the Port Authority, or the New Lessee, as the case may be, has actually received such deposit or sum from the Lessee;

                  (vi) the Port Authority, or the New Lessee, as the case may be, shall not be bound by any financing obligation the Lessee has incurred with respect to the subtenant;

                  (vii) the Port Authority, or the New Lessee, as the case may be, shall not be bound by any obligation to make any payment to the subtenant, or to grant the subtenant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the effective date of such attornment;

                  (viii) the Port Authority, or the New Lessee, as the case may be, shall not be bound by any agreement entered into by and between the Lessee and the subtenant that amends the sublease without the prior written consent of the Port Authority so as to increase any of the Lessee's obligations as set forth therein or as to reduce any benefit accruing to the Lessee thereunder;

                  (ix) the Port Authority, or the New Lessee, as the case may be, shall have the same rights and remedies to insure the observance and fulfillment and performance of all terms, covenants and conditions contained in the sublease to be observed, fulfilled and performed by the subtenant which the Lessee had or would have had if this Agreement had not been terminated; and

                  (x) the Port Authority, or the New Lessee, as the case may be, shall not be bound or obligated to recognize or to continue in effect any option or other right of the subtenant to lease additional space contained in the sublease unless within twenty (20) days after the effective date of termination of this Agreement such subtenant exercises all options or rights to lease additional space contained in the sublease in accordance with the terms (other than the time period within which the subtenant is required to exercise such option or right) of the sublease agreement.

            (j) Notwithstanding the provisions of paragraph (a), the Lessee may assign this Agreement in its entirety to an assignee other than the one described in paragraph (b) above provided that all of the following conditions precedent and requirements have been met or satisfied: (1) The proposed assignee shall, in the reasonable opinion of the Port Authority, be eligible, suitable and qualified as a World Trade Center tenant on the basis of its functions, activities and services in world trade and commerce, and in exercising its opinion with respect to a proposed assignee the Port Authority shall as long as the Statutes remain in effect not apply criteria which are different from or more stringent than those criteria which it has applied or it is then applying with respect to lessees of space in the World Trade Center whose eligibility and qualification is determined strictly on the basis of their functions, activities and services in world trade and


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commerce; (2) Subject to the provisions of paragraph (k) of this Section 19, the
Lessee shall pay to the Port Authority fifty percent (50%) of any consideration received by the Lessee from an assignee as such consideration is actually received; (3) The assignee has not been in discussion with the Port Authority toward its occupancy of comparable space in the World Trade Center during the one hundred eighty (180) day period immediately preceding the date of the Lessee's request for the Port Authority's consent to the assignment; and (4) The Lessee, the assignee and the Port Authority have executed an Agreement of Assignment, Assumption and Consent in the form attached as Exhibit Y to this Agreement. Execution of said Assignment, Assumption and Consent by the Port Authority and return thereof to the Lessee shall constitute the determination referred to in clause (1) above. The Lessee and Assignee shall present in advance all documents, information and other data which the Port Authority may reasonably require relating to the matters covered in clauses (1), (2) and (3) of this paragraph (j) and the assignee shall supply during the term of the assignment such additional and current documents, information or other data as the Port Authority may from time to time reasonably require. If the Lessee and the proposed assignee shall so present in advance all documents, information and other data which the Port Authority may reasonably require relating to the matters covered in clauses (1), (2) and (3) of this paragraph (j), the Port Authority shall advise the Lessee within fifteen (15) business days after receipt of all of the foregoing of its determination as to the eligibility, suitability and qualifications of the proposed assignee as a tenant in the World Trade Center (which determination shall be made by the Port Authority in accordance with the provisions of the first sentence of this paragraph (j)) and whether all of the provisions and conditions set forth in clauses (2) and (3) of this paragraph (j) have been met. If the said provisions and conditions have been met and the Port Authority determines that the proposed assignee is so eligible, suitable and qualified (which determination shall be made by the Port Authority in accordance with the provisions of the first sentence of this paragraph (j), the Port Authority will so advise the Lessee and will prepare the form of Assignment Agreement, Assumption and Consent attached hereto as Exhibit
Y and submit the same to the Lessee within such fifteen (15) day business period. In the event the Port Authority shall determine that the proposed assignee is not eligible, suitable and qualified (which determination shall be made by the Port Authority in accordance with the provisions of the first sentence of this paragraph (j)) and/or that the said provisions and conditions have not been met, the Port Authority shall notify the Lessee in writing of the specific reasons for such determination within the aforesaid fifteen (15) business day period. Within thirty (30) days after receipt by the Port Authority of three copies of the Assignment Agreement, Assumption and Consent duly executed by the Lessee and the proposed assignee, the Port Authority shall execute the Assignment Agreement, Assumption and Consent and return two copies thereof to the Lessee.

            (k) If, in connection with any assignment pursuant to the provisions of paragraph (j) hereof consented to by the Port Authority as provided herein, the Lessee (1) has paid or incurred a brokerage commission (at the rates then prevailing in the City of New York) to a real estate broker licensed to do business in the State of New York, which brokerage commission is not reimbursed to the Lessee by the assignee, provided such brokerage commission is actually paid or to be paid for services and is incurred solely in connection with such assignment and would not have been required to have been paid except for such assignment; or (2) has incurred any cost (including architect's and other consulting fees, and other soft costs) for finishing, altering, or decorating in the premises, or otherwise (A) to prepare the same solely for such assignee's occupancy, whether paid directly to a contractor or such other consultant, or to the assignee as a finishing allowance, and which is not reimbursed to the Lessee by the assignee or (B) for the Lessee's occupancy thereof (to the extent such work is in the premises on the effective date of the assignment), provided that only the straight-line unamortized portion of the cost of such work shall be included; or (3) has granted to the assignee a basic rental or other concession for or in connection with its use or occupancy of the premises, or has made or paid on behalf of such assignee any other concession or amount for or in connection with the premises, provided, that the granting of such concession, or the payment of such amount


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is then a customary and usual practice in the real estate industry in the
Borough of Manhattan in connection with comparable transactions; or (4) has incurred a reasonable legal fee or disbursement to an attorney solely in connection with such assignment transaction; or (5) has incurred advertising and/or marketing expenses solely in connection with such assignment, or (6) has incurred expenses in connection with the takeover of assignee's other lease obligations less any amounts received by the Lessee from the assignee or other occupants of the assignee's other space net of subleasing expenses actually paid or incurred by the Lessee in connection with subletting the assignee's other space; (7) has actually paid or incurred moving expenses, or relocation contributions, solely in connection with relocating the assignee from its prior premises to the premises; or (8) has incurred New York State transfer gains tax in connection with the assignment; (the total of items (1), (2), (3), (4), (5), (6), (7), and (8) being hereinafter referred to as the "assignment expenses"), then the total of such assignment expenses shall be first applied as a credit against the amounts of the consideration payable by the Lessee to the Port Authority, and after such credit has been exhausted, the Lessee shall pay to the Port Authority as received fifty percent (50%) of such consideration. If requested by the Port Authority, the Lessee shall make available from time to time for examination by the Port Authority, during normal business hours, on normal business days, and after reasonable prior notice, the Lessee's books and records relating to the receipt of consideration by the Lessee in connection with such assignment and to the assignment expenses for the assignment entered into by the Lessee pursuant to the provisions of paragraph (i) hereof.

Section 20. Termination

            (a) If any one or more of the following events shall occur, that is to say:

                  (1) The Lessee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all its property; or

                  (2) By order or decree of a court the Lessee shall be adjudged bankrupt or an order shall be made approving a petition filed by any of the creditors or, if the Lessee is a corporation, by any of the stockholders of the Lessee, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

                  (3) A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the Lessee, unless the Lessee shall within thirty (30) days after the filing of such petition commence a proceeding to dismiss such petition and such petition is not dismissed, vacated or set aside within one hundred twenty (120) days after the filing thereof; or

                  (4) Except to the extent permitted under Section 19 of this Agreement entitled "Assignment and Sublease", the letting hereunder or the interest or estate of the Lessee under this Agreement shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other person, firm or corporation and such letting, interest or estate of the Lessee is not transferred back to the Lessee within thirty (30) days thereafter; or

                  (5) The Lessee, if a corporation, shall, without the prior consent of the Port Authority, become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution, unless the corporation resulting from such merger or consolidation has a tangible net worth of not less than Seven Hundred Million Dollars and No Cents ($700,000,000.00).

                  (6) The Lessee is a partnership, and the said partnership shall be dissolved as the result of any act or omission of its partners or any of them, or by operation of law or the order or decree of any court having jurisdiction, or for any other reason whatsoever except as permitted under Section 43 of this Agreement entitled "Partnership Provision" unless the partnership shall be reconstituted within thirty
      (30) days after such dissolution; or

                  (7) By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer, a receiver, trustee, or liquidator shall take possession or control of all or substantially all the property of the Lessee, or any execution or attachment shall be issued against the Lessee or any of its property, whereupon possession of the premises shall be taken by someone other than the Lessee, and any such possession or control shall continue in effect for a period of one hundred twenty (120) days provided that the Lessee shall, within thirty (30) days after such taking of possession or control, take such steps as may be necessary to regain such possession or control; or

                  (8) Any lien is filed against the premises because of any act or omission of the Lessee and is not removed or bonded within thirty (30) days after notice thereof from the Port Authority; or

                  (9)   Subparagraph (9) was intentionally omitted.

                  (10) The Lessee shall fail duly and punctually to pay the rentals required hereunder when due to the Port Authority and such failure shall continue for a period often (10) days after the Port Authority shall have given the Lessee a written statement therefor or the Lessee shall fail duly and punctually to make any other payment required when due to the Port Authority and such failure shall continue for a period of fifteen
      (15) days after the Port Authority shall have given the Lessee a written statement therefor; or

                  (11) The Lessee shall fail to keep, perform and observe each and every other promise, covenant and agreement set forth in this Agreement on its part to be kept, performed, or observed, within twenty
      (20) days after receipt of written notice of default thereunder from the Port Authority (except where fulfillment of its obligation requires activity over a period of time or when such default cannot be cured within said twenty (20) day period, and the Lessee shall have commenced to perform whatever may be required for fulfillment or to cure such default within twenty (20) days after receipt of written notice of default and continues diligently such performance without interruption except for causes or conditions beyond its control); or

                  (12) If this Agreement shall require a guarantor of one or more of the Lessee's obligations under this Agreement and any of the events described in subparagraphs (1), (2), (3) or (7) above shall occur to or with respect to the guarantor (whether or not they shall also occur to or with respect to the Lessee) and a substitute guarantor acceptable to the Port Authority or other form of security acceptable to the Port Authority is not provided to the Port Authority;


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then upon the occurrence of any such event or at any time thereafter during the continuance thereof, the Port Authority may by five (5) business days' notice terminate the letting, such termination to be effective upon the date specified in such notice. Such right of termination and the exercise thereof shall be and operate as a conditional limitation.

            (b) If any of the events enumerated in paragraph (a) of this Section 20 shall occur prior to the Commencement Date, the Lessee shall not be entitled to enter into possession of the premises and the Port Authority upon the occurrence of any such event or at any time thereafter during the continuance thereof by twenty-four (24) hours' notice may cancel the interest of the Lessee under this Agreement, such cancellation to be effective upon the date specified in such notice.

            (c) No acceptance by the Port Authority of rentals, fees, charges or other payments in whole or in part for any period or periods after a default in any of the terms, covenants and conditions to be performed, kept or observed by the Lessee shall be deemed a waiver of any right on the part of the Port Authority to terminate the letting, unless such rentals, fees, charges or other payments shall effect a cure of the default and shall be accepted by the Port Authority prior to the Lessee's receipt of a notice of termination of this Agreement.

            (d) No waiver by the Port Authority of any default on the part of the Lessee in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the Lessee shall be or be construed to be a waiver by the Port Authority of any other or subsequent default in performance of any of the said terms, covenants and conditions.

            (e) The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that the Port Authority would have at law or in equity consequent upon any breach of this Agreement by the Lessee, and the exercise by the Port Authority of any right of termination shall be without prejudice to any other such rights and remedies except that the Port Authority will only re-enter the premises in accordance with the provisions of Section 21 of this Agreement entitled "Right of Re-entry".

            (f) Each party hereby waives its right to trial by jury in any summary proceeding or action (other than an action for personal injury or property damage) that may hereafter be instituted by the other in respect of the premises or in any action that may be brought by the Port Authority to recover rent, damages, or other sums payable hereunder. The Lessee shall not interpose any claims as counterclaims in any summary proceeding or action for non-payment of rental which may be brought by the Port Authority unless such claims would be deemed waived if not so interposed.

Section 21. Right of Re-entry

            The Port Authority shall, (provided this Agreement shall have been legally terminated in accordance with Section 20 of this Agreement entitled "Termination") as an additional remedy upon the giving of a notice of termination as provided in Section 20 of this Agreement entitled "Termination", have the right to re-enter the premises and every part thereof upon the effective date of termination. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the Lessee under this Agreement, and shall in no event constitute an acceptance of surrender.

Section 22. Survival of the Obligations of the Lessee


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

            (a) In the event that the letting shall have been terminated in accordance with a notice of termination as provided in Section 20 of this Agreement entitled "Termination", or the interest of the Lessee cancelled pursuant thereto, or in the event that the Port Authority has re-entered, regained or resumed possession of the premises in accordance with the provisions of Section 21 of this Agreement entitled "Right of Re-entry", all the obligations of the Lessee under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable, as more specifically stated in paragraph (b), below, to the Port Authority to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place.

            (b) Immediately upon any termination or cancellation pursuant to
Section 20 of this Agreement entitled "Termination", or upon any re-entry, regaining or resumption of possession in accordance with Section 21 of this Agreement entitled "Right of Re-entry", there shall become due and payable by the Lessee to the Port Authority, in addition to rental accrued prior to the effective date of termination, without notice or demand and as damages, the sum of the following:

                  (1) subject to the provisions of paragraph (c), below, an amount equal to the then present value of all basic rental and additional basic rental provided for in this Agreement for the entire term, following the effective date of termination, as originally fixed in Section 2 of this Agreement entitled "Term" less the amount thereof which may have been actually paid by the Lessee;

                  (2) the amount of all other unfulfilled monetary obligations of the Lessee under this Agreement, including without limitation thereto, all sums constituting additional rental hereunder (other than additional basic rental) and the cost to and expenses of the Port Authority for fulfilling all other obligations of the Lessee which would have accrued or matured during the balance of the term or on the expiration date originally fixed or within a stated time after expiration or termination; and

                  (3) an amount equal to the cost to and the expenses of the Port Authority in connection with the termination, cancellation, regaining possession and restoring and reletting the premises, the Port Authority's reasonable actual legal expenses and cost including the costs to the Port Authority of its in-house counsel, and the Port Authority's cost and expenses for the care and maintenance of the premises during any period of vacancy, and any brokerage fees and commissions paid (not exceeding, however, the rates then prevailing in the City of New York) in connection with any reletting.

            (c) The Port Authority may at any time bring an action to recover all the damages as set forth above not previously recovered in separate actions, or it may bring separate actions to recover the items of damages set forth in subparagraphs (2) and (3) of paragraph (b), above, and separate actions periodically to recover from time to time only such portion of the damages set forth in subparagraph (1) of paragraph (b), above, as would have accrued as rental up to the time of the action if there had been no termination or cancellation. In any such action the Lessee shall be allowed a credit against its survived damages obligations equal to the amounts which the Port Authority shall have actually received from any tenant, licensee, permittee or other occupier of the premises or a part thereof during the period for which damages are sought, and if recovery is sought for a period subsequent to the date of suit a credit equal to the market rental value of the premises during such period (discounted to reflect the then present value thereof).


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If at the time of such action the Port Authority has relet the premises, the rental for the premises obtained through such reletting shall be deemed to be the market rental value of the premises or be deemed to be the basis for computing such market rental value if less than the entire premises were relet provided that such reletting is to a third party which is unrelated to the Port Authority. In no event shall any credit allowed to the Lessee against its damages for any period exceed the then present value of the basic rental which would have been payable under this Agreement during such period if a termination or cancellation had not taken place. In determining the present value of basic and additional basic rental and the market rental value for purposes of this Section an interest rate of six percent (6%) per annum shall be used.

Section 23. Reletting by the Port Authority

            The Port Authority, upon termination or cancellation pursuant to
Section 20 of this Agreement entitled "Termination", or upon any re-entry, regaining or resumption of possession pursuant to Section 21 of this Agreement entitled "Right of Re-entry", may occupy the premises or may relet the premises, and shall have the right to permit any person, firm or corporation to enter upon the premises and use the same. The Port Authority may grant commercially reasonable free rental or other commercially reasonable concessions and such reletting may be of part only of the premises or of the premises or a part thereof together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions and for purposes the same as or different from those set forth in this Agreement. The Port Authority shall also, upon termination or cancellation pursuant to Section 20 of this Agreement entitled "Termination", or upon its re-entry, regaining or resumption of possession pursuant to Section 21 of this Agreement entitled "Right of Re-entry", have the right to repair or to make structural or other changes in the premises, including changes which alter the character of the premises and the suitability thereof for the purposes of the Lessee under this Agreement, without affecting, altering or diminishing the obligations of the Lessee hereunder. In the event either of any reletting or of any actual use and occupancy by the Port Authority (the mere right to use and occupy by the Port Authority not being sufficient however) there shall be credited to the account of the Lessee against its survived obligations hereunder any net amount remaining after deducting from the amount actually received or receivable from any lessee, licensee, permittee or other occupier as the rental or fee for the use of the said premises or portion thereof during the balance of the letting as the same is originally stated in this Agreement, or from the market value of the occupancy of such portion of the premises as the Port Authority may during such period actually use and occupy, all out-of-pocket expenses, costs and disbursements incurred or paid by the Port Authority in connection therewith. No such reletting or such use and occupancy shall be or be construed to be an acceptance of a surrender.

Section 24. Waiver of Redemption

            The Lessee hereby waives any and all rights of redemption, granted by or under any present or future law, arising in the event it is evicted or dispossessed for any cause, or in the event the Port Authority obtains or retains possession of the premises in any lawful manner.

Section 25. Remedies and Suits Against the Lessee

            All remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to the Port Authority at law or in equity, except that the Port Authority will only re-enter the premises in accordance with the provisions of
Section 21 of this Agreement entitled "Right of Re-entry". In the event of a breach by the Lessee of any term, covenant, condition or provision of this Agreement, the Port Authority shall, except in the case of an


                                       54
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emergency, after notice and the expiration of any applicable cure period, have the right of injunction and the right to invoke any other remedy allowed by law or in equity as if termination, re-entry, summary proceedings and any other specific remedies including without limitation thereto, indemnity and reimbursement, were not mentioned herein, and neither the mention thereof nor the pursuance or exercise or failure to pursue or exercise any right or remedy shall preclude the pursuance or exercise of any other right or remedy.

Section 26. Surrender

            (a) The Lessee covenants and agrees to yield and deliver peaceably to the Port Authority possession of the premises on the date of the cessation of the letting, whether such cessation be by termination, expiration or otherwise, promptly and in the condition required pursuant to the terms of this Agreement, such ordinary wear and damage by fire or other casualty excepted.

            (b) Unless the same are required for the performance by the Lessee of its obligations hereunder, the Lessee shall have the right at any time during the letting to remove from the premises, and, on or before the expiration or earlier termination of the letting, shall so remove its equipment, removable fixtures, and other personal property, and all property of third persons for which it is responsible, repairing all material damage caused by such removal. The Lessee shall remove all modular furniture, computer and telecommunications equipment, and all standard office equipment, inventories, removable trade fixtures and other personal property of the Lessee or for which the Lessee is responsible unless within sixty (60) days prior to the expiration of this Agreement or within sixty (60) days after the termination of this Agreement the Port Authority advises the Lessee as to which of the aforesaid items the Lessee need not remove. If the Lessee shall fail to remove such property on or before the termination or expiration of the letting, the Port Authority shall have the same rights with respect to such property as it has in the event of casualty under paragraph (i) of Section 9 of this Agreement entitled "Casualty". In the event the Lessee removes electrical or plumbing fixtures, the Lessee shall cap all altered electrical and plumbing lines flush with walls, floors and ceilings, but nothing contained in this paragraph shall, or shall be deemed to require the Lessee to remove electrical or plumbing fixtures unless such obligation is imposed on the Lessee elsewhere in this Agreement.

Section 27. Acceptance of Surrender of Lease

            Except if this Agreement expires in accordance with its terms, no agreement of surrender or to accept a surrender shall be valid unless and until the same shall have been reduced to writing and signed by the duly authorized representatives of the Port Authority and of the Lessee. Except as expressly provided in this Section 27, neither the doing of, nor any omission to do, any act or thing, by any of the officers, agents or employees of the Port Authority, shall be deemed an acceptance of a surrender of the letting or of this Agreement. Without limiting the foregoing, no employee or officer of the Port Authority shall be authorized to accept the keys of the premises prior to the expiration date of the letting as fixed in Section 2 of this Agreement entitled "Term" or prior to the date of termination of this Agreement when such date is stated to have the same effect as expiration and no delivery of the keys by the Lessee shall constitute a termination of this Agreement or acceptance of surrender.

Section 28. Brokerage

            The Lessee and the Port Authority each represents and warrants that it has not had any contacts, dealings, acts or conversations with any broker in connection with the negotiation or execution of


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this Agreement or in connection with the letting of the premises hereunder except Insignia/ESG, Inc. a Delaware corporation having an office and place of business at 200 Park Avenue, New York, New York 10166, and that there is no broker with whom the Lessee or the Port Authority, as the case may be, has dealt or had contacts or dealings or conversations with who is or may be entitled to be paid a commission in connection with this Agreement and the letting of the premises hereunder other than Insignia/ESG, Inc. The Lessee shall indemnify and save harmless the Port Authority from and against any claims for commission, brokerage or fees which have been or which may be made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or in connection with the letting of the premises hereunder arising out of the contacts, dealings, acts or conversations of the Lessee, except for a claim of Insignia/ESG, Inc., if the said claim is made in accordance with and pursuant to the terms of an agreement between Insignia/ESG, Inc. and the Port Authority dated December 31, 1998 (the "Brokerage Agreement"). The Port Authority shall indemnify and save harmless the Lessee from and against any claims for commission, brokerage or fees which have been or which may be made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or in connection with the letting of the premises hereunder arising out of the contacts, dealings, acts or conversations of the Port Authority including, without limitation a claim of Insignia/ESG, Inc. if such claim is made in accordance with and pursuant to the terms of the said Brokerage Agreement entered into between the Port Authority and Insignia/ESG, Inc. dated December 31, 1998.

Section 29. Notices

            (a) Notices, requests, permissions, consents and approvals given or required to be given to or by either party under this Agreement, shall not be effective unless they are given in writing, unless expressly provided otherwise in this Agreement, and all such notices and requests shall be (i) personally delivered or delivered by a nationally recognized overnight courier service or sent by registered or certified mail, postage prepaid and return receipt requested to the party or a duly designated officer or representative of such party at the office of such party, officer or representative; or (ii) if directed to the Lessee, delivered at the premises at any time after the Lessee commences business operations therein but not after the expiration or earlier termination of this Agreement. The Lessee shall designate an office within the Port of New York District and an officer or representative whose regular place of business is at such office. Until further notice, the Port Authority hereby designates its Executive Director, and the Lessee designates the person named as representative on the first page hereof (or if such person shall no longer be an officer of the Lessee, the then President of the Lessee provided the Lessee has given notice thereof to the Port Authority) as their respective officers or representatives upon whom notices and requests may be served, and the Port Authority designates its office at One World Trade Center, New York, New York 10048, and the Lessee designates its office at its address stated on the first page hereof as their respective offices where notices and requests may be served. In the case of notices of default and/or termination required to be given to the Lessee hereunder, the Port Authority will endeavor to give a duplicate notice to the General Counsel of the Lessee at the address set forth on the first page of this Agreement for informational purposes only, but the giving of such duplicate notice shall not be deemed a condition precedent to the taking of any action by the Port Authority or the doing of any thing by the Port Authority as provided in the notice nor shall the failure to give such notice vitiate or otherwise render unenforceable the notice given to the Lessee. Notices may be given by the attorneys for either party.

            (b) If any notice is delivered in accordance with the provisions set forth in clause (i) of paragraph (a) above, such notice shall be deemed to have been given or made on the date delivered and if any notice is delivered in accordance with the provisions of clause (ii) of paragraph (a) above, such notice shall be deemed to have been given or made on the date set forth in a signed receipt by the person to whom


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such notice is delivered or if the giving of a signed receipt is refused, upon the first tender of such notice.

Section 30. Payments

            (a) All payments required of the Lessee by this Agreement shall be made to the Port Authority and mailed to The Port Authority of New York and New Jersey, P. 0. Box 17309, Newark, New Jersey 07194, or to such office or address as may be substituted therefor by the Port Authority upon sixty (60) days' prior notice to the Lessee.

            (b) No payment by the Lessee or receipt by the Port Authority of a lesser rental amount than that which is due and payable under the provisions of this Agreement at the time of such payment shall be deemed to be other than a payment on account of the earliest rental then due, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and the Port Authority may accept such check or payment without prejudicing in any way its right to recover the balance of such rental or to pursue any other remedy provided in this Agreement or by law.

Section 31. Additional Provisions Relating to Taxes

            (a) In the event that (x) title to the building of which the premises is a part or a portion thereof which includes the premises is transferred to private ownership (as distinguished from governmental or quasi-governmental ownership) or (y) the Port Authority enters into a lease, contractual or other agreement with a private party with respect to the management or operation of the building of which the premises is a part or a portion thereof which includes the premises and in consequence thereof, the "City Agreement" (as defined in paragraph 1(b)) of Schedule A attached to this Agreement shall no longer be in effect as to the premises (such transferee or private party being hereinafter referred to in this Section as the "Owner" and the space as to which the City Agreement no longer applies is sometimes referred to herein as the "private space"), then from and after the date real estate taxes and assessments first become payable by the Owner of the private space, the following shall apply:

                  (i) The annual basic rental thereafter payable by the Lessee for the premises shall be increased by the annual amount of additional basic rental under paragraph 2 of Schedule A of this Agreement payable by the Lessee as of the July 1 immediately preceding such transfer of title to the private space.

                  (ii) The definitions of "Taxes", "Tax Base" and "Tax Year" appearing in subparagraphs (a), (d) and (e) of Paragraph 1 of Schedule A shall no longer be applicable. Paragraph 2 of Schedule A, and paragraphs 4, 5 and 6 of Schedule A to the extent that they are applicable to paragraph 2 of Schedule A shall be deemed deleted and the following shall be deemed inserted in lieu thereof:

                        "2. For the purposes of this Paragraph 2 the following provisions shall apply:

                              (a) 'Taxes' shall mean real estate taxes and
            assessments which may be levied or imposed from time to time by the United States of America, the State of New York or any municipality or other governmental authority against or with respect to the private space or with respect to the rentals or income therefrom in lieu of or in addition to any tax or assessment which would otherwise


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            be a real estate tax or assessment. If, due to a future change in the method of taxation, any franchise, income, profit or other tax shall be levied against the Owner in substitution, in whole or in part, of, or in addition to, any tax which would otherwise constitute Taxes hereunder, such franchise, income, profit or other tax shall be deemed to be Taxes for the purposes of this Schedule A to the extent that it shall have been so levied in substitution or in addition to Taxes hereunder, but if it is in addition, it must be imposed exclusively on the ownership or operation of real property interests as opposed to business enterprises generally. Except as provided in the immediately preceding sentence, Taxes shall not include any municipal, state, federal or other income, gross receipts. excess profits, revenue, corporation franchise, corporate, unincorporated association, estate, inheritance, succession, gift, payroll, stamp, transfer, capital levy, capital stock, gains or similar tax imposed upon the Owner.

                              (b) 'Tax Base' shall mean the greater of the
            following amounts: (i) the quotient obtained by dividing the annual amount of Taxes that would be first payable after title to the private space is transferred based upon the amount of the full assessment thereof and the full amount of the rate generally applicable (whether or not the Owner shall be obligated to pay such full amount of taxes) by the number of rentable square feet in the premises or (ii) the total of the following amounts: the amount established as the Tax Base pursuant to the provisions of subparagraph (d) of paragraph 1 of this Schedule A prior to the transfer of title to the private space plus the quotient obtained by dividing the increase in the annual basic rental resulting from application of the formula in subdivision (i) of paragraph (a) of
            Section 31 of the Lease by the number of rentable square feet in the premises as of the July 1st immediately preceding such transfer of title.

                  (iii) 'Tax Year' shall mean the twelve-month period established by the City of a tax year for real estate tax purposes.

                  (iv) 'Lessee's Allocated Share' shall mean the proportion which the number of rentable square feet contained in the premises bears to the number of rentable square feet contained in the private space (including all retail space) exclusive of the subgrade space (other than subgrade office and subgrade retail space, if any), which shall be expressed as a fraction the numerator of which shall be the number of rentable square feet in the premises and the denominator of which shall be the number of rentable square feet in the private space (including all the retail space), exclusive of the subgrade space (other than subgrade office and subgrade retail space, if any).

                  (v) If the Taxes for any Tax Year shall be in excess of the Tax Base, the Lessee shall pay an additional basic rental for such Tax Year at an annual rate equal to the amount of the Taxes in excess of the Tax Base multiplied by the Lessee's Allocated Share. The Lessee shall pay such additional basic rental to the Owner in equal monthly installments on the first day of each calendar month throughout such Tax Year.

                  (vi) If the imposition or allocation of Taxes for any Tax Year is delayed for any reason whatsoever the Lessee shall nevertheless continue to pay the additional basic rental at the annual rate then in effect subject to retroactive adjustment at such time as the Taxes are imposed or allocated, and after imposition and allocation of Taxes for any Tax Year the Owner of the private space will compute the annual


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rate of additional basic rental payable by the Lessee under paragraph (v), above, and will notify the Lessee of the amount thereof and if at such time additional basic rental shall have accrued for a period prior to the notice, the Lessee shall pay such additional basic rental in full for such period, within ten (10) business days after such notice. If after the annual rate of additional basic rental shall have been fixed under paragraph (4 above, for any period, the amount of Taxes shall be changed or adjusted, then the additional basic rental payable for that period shall be recomputed, and from and after notice to the Lessee of such change or adjustment, the Lessee shall make payments based upon the recomputed additional basic rental and within ten (10) business days after demand therefor the Lessee shall pay any excess of additional basic rental as recomputed over amounts of additional basic rental theretofore actually paid for such period. If such change or adjustment results in a reduction in the amount of additional basic rental for any period prior to notification, the Owner will credit the Lessee with the difference between the additional basic rental as recomputed for that period and amounts of additional basic rental actually paid, plus the Lessee's allocable share of any interest paid to the Owner by the taxing authorities together with such change or adjustment in Taxes, such credit to be applied against the Lessee's rental payments next becoming due under this Agreement.

            (b) In the event there is a transfer to a third party of the Port Authority's interest in the building of which the premises is a part or of a portion of such building of which the premises is a part, and notwithstanding such transfer, the City Agreement, as defined in Schedule A of this Agreement, remains in effect but in conjunction with such transfer the Port Authority and the City of New York amend the provisions of the City Agreement so that the obligation of the Port Authority to make payments in lieu of taxes to the City of New York under such City Agreement is different than it would have been had there not been such amendment, then from and after the date such amended provisions of such City Agreement become effective, the following provisions shall apply:

                        (i) The annual basic rental thereafter payable by the Lessee for the premises shall be increased by the amount of additional basic rental under paragraph (2) of Schedule A of this Agreement payable by the Lessee as of the July 1st immediately preceding such transfer of the Port Authority's interest in the building or in the portion thereof of which the premises is a part; and

                        (ii) The Lessee shall continue to pay additional basic rental to the Port Authority in accordance with the provisions of Schedule A but the definition of "Tax Base" as defined in paragraph (d) of Schedule A shall be amended as follows: "Tax Base" shall mean the greater of the following amounts: (i) the annual per rentable square foot factor finally established to be the annual per rentable square foot factor to be used in computing payments in lieu of taxes for the period immediately following the transfer of the Port Authority's interest in the building of which the premises is a part, or a portion thereof, or (ii) the total of the following amounts: the amount established as the Tax Base pursuant to the provisions of subparagraph (d) of paragraph I of Schedule A prior to such transfer of the Port Authority's interest plus the quotient obtained by dividing the increase in the annual basic rental resulting from application of the formula in subdivision (i) of this paragraph (b) by the number of rentable square feet in the premises as of the July 1st immediately preceding such transfer of the Port Authority's interest.

Section 32. Quiet Enjoyment

            The Lessee shall and may peaceably and quietly have, hold and enjoy the premises free of any act or acts of the Port Authority or any successor landlord or anyone claiming superior title through the


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Port Authority or such successor landlord, except as expressly permitted in this
Agreement, it being understood and agreed that the Port Authority's liability hereunder shall obtain only so long as it remains the owner of the portion of the World Trade Center of which the premises are a part. The provisions of this
Section 32 shall not be deemed to modify the rights expressly granted to the Port Authority to terminate this Agreement and/or exercise any other remedies which it may have in the event of a default by the Lessee in its obligations hereunder after the giving by the Port Authority of any required notice and the expiration of any applicable cure period.

Section 33. Non-Liability of Individuals

            Neither the Commissioners of the Port Authority nor the directors of the Lessee nor any of them, nor any officer, agent, member, shareholder, partner or employee of the Port Authority or of the Lessee shall be charged personally by any party hereto with any liability or held liable to them under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

Section 34. Headings

            The section headings and the paragraph headings, if any, are inserted only as a matTer of convenience and for reference and in no way define, limit or describe the scope or intent of any provision hereof.

Section 35. Construction and Application of Terms

            (a) Wherever in this Agreement a third person singular neuter pronoun or adjective is used referring to the Lessee, the same shall be taken and understood to refer to the Lessee, regardless of the actual gender or number thereof.

            (b) If more than one individual or other legal entity is the Lessee or the landlord under this Agreement, each and every obligation hereof shall be the joint and several obligation of each such individual or other legal entity.

            (c) The execution of this Agreement by the Lessee shall not be deemed to cause the Lessee to become the agent or representative of the Port Authority for any purpose whatsoever.

            (d) All designations of time herein contained shall refer to the time-system then officially in effect in the municipality wherein the premises are located.

            (e) No greater rights or privileges with respect to the use of the premises or any part thereof or with respect to the World Trade Center are granted or intended to be granted to the Lessee by this Agreement, or by any provision thereof, than the rights and privileges expressly granted hereby.

Section 36. Definitions

            The following terms, when used in this Agreement, shall have the respective meanings given below:

            (a) "World Trade Center" shall mean the building complex constructed by the Port


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Authority within the area in the Borough of Manhattan, City, County and State of
New York, bounded generally by the east side of Church Street on the east, the south side of Liberty Street and the south side of Liberty Street extended on the south, the Hudson River on the west, and on the north by a line beginning at the point of intersection of the Hudson River and the north side of Vesey Street extended, running along the north side of Vesey Street extended and the north side of Vesey Street to the west side of Washington Street, then along the west side of Washington Street to the north side of Barclay Street, then along the north side of Barclay Street to the east side of West Broadway, then along the east side of West Broadway to the north side of Vesey Street, then along the north side of Vesey Street to the east side of Church Street, together with such additional contiguous area as may be agreed upon from time to time between the Port Authority and the said City of New York.

            (b) The phrase "utility, mechanical, electrical, communication and other systems" shall mean and include (without limitation thereto) the following: machinery, engines, dynamos, boilers, elevators, escalators, incinerators and incinerator flues, systems for the supply of fuel, electricity, water, gas and steam, plumbing, heating, sewerage, drainage, ventilating, air conditioning, communications, fire-alarm, fire-protection, sprinkler, telephone, telegraph and other systems, fire hydrants, fire hoses, and their respective wires, mains, conduits, lines, tubes, pipes, equipment, motors, cables, fixtures and other equipment.

            (c) "Causes or conditions beyond the control" of the Port Authority or of the Lessee, shall mean and include acts of God, the elements, weather conditions, tides, earthquakes, fire, acts of governmental authority (other than the Port Authority so long as the Port Authority owns the building in which the premises is located or any successor owner thereof which is a governmental or quasi-governmental entity), war, shortage of labor or materials, acts of third parties for which the Port Authority or the Lessee is not responsible, injunctions, strikes, boycotts, picketing, slowdowns, work stoppages, labor troubles or disputes of every kind (including all those affecting the Port Authority, the Lessee or any of their contractors, suppliers or subcontractors) or any other condition or circumstances, whether similar to or different from the foregoing (it being agreed that the foregoing enumeration shall not limit or be characteristic of such conditions or circumstances) which is beyond the control of the Port Authority or the Lessee or which could not be prevented or remedied by reasonable effort and at reasonable expense.

            (d) "Normal business hours" shall mean 8:00 o'clock A.M. to 6:00 o'clock P.M. Mondays to Fridays inclusive, legal holidays as defined in Exhibit R excepted.

            (e) "Business days" shall mean Mondays to Fridays inclusive, legal holidays as defined in Exhibit R excepted. Notwithstanding the provisions of Rule 36 of Exhibit R, no day shall be deemed a "holiday" for the purposes thereof if the New York Stock Exchange or its successors shall be opened for trading on such day.

Section 37. Liability Insurance

            (a) The Lessee shall not knowingly do or knowingly permit to be done any act or thing upon the premises or at the World Trade Center which will invalidate or conflict with any insurance policies covering the premises or any part thereof, or the World Trade Center, or any part thereof or which, constitutes an extra-hazardous condition, so as to increase the risks normally attendant upon the operations contemplated by Section 3 of this Agreement entitled "Rights of User by the Lessee", provided however that the Port Authority will not enforce this requirement in a manner which will knowingly discriminate against the Lessee and provided further however that the Lessee shall not be deemed to be in breach of this


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requirement until the giving of notice thereof by the Port Authority and the expiration of any applicable cure period, and the Lessee shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions ("Insurance Requirements") of the National Fire Protection Association and the Insurance Services Office, Inc. and of any other board or organization exercising or which may exercise similar functions which may pertain or apply to the operations of the Lessee on the premises, provided however that the Lessee shall not be required to comply with any Insurance Requirements that the Port Authority's insurance carrier does not require the Port Authority to impose on office tenants at the Facility unless the Port Authority's failure to so impose such Insurance Requirements on office tenants at the Facility requires the Port Authority to pay other than a de minimis increase in its insurance premiums ("Discretionary Insurance Requirements"), provided that the Lessee shall be required to comply with any such Discretionary Insurance Requirements that are customarily imposed on tenants by landlords of first class office buildings in Downtown Manhattan consisting of not less than 1,000,000 rentable square feet of office space, and the Lessee shall, subject to and in accordance with the provisions of Section 12 of this Agreement entitled "Construction by the Lessee", make any and all improvements, alterations or repairs of the premises that may be required at any time hereafter by any such present or future Insurance Requirements (other than Discretionary Insurance Requirements), provided however that the Lessee shall not be required to make structural or non-structural improvements, alterations or repairs to the premises or to utility, mechanical, electrical, communications and other systems or portions thereof (i) if such improvements, alterations or repairs are the obligation of the Port Authority as expressly provided in
Section 47 of this Agreement or (ii) unless such improvements, alterations or repairs result from the Lessee's manner of use of or its operations in the premises which are not common to other office tenants in the World Trade Center, and if by reason of any failure on the part of the Lessee to comply with the provisions of this Agreement any fire insurance rate on the premises or any part thereof or on the World Trade Center or any part thereof, shall at any time be higher than it otherwise would be, then the Lessee shall pay to the Port Authority within thirty (30) days after demand therefor accompanied by a statement from the insurance carrier identifying the specific use or activity causing such increase, as an item of additional rental, that part of all increases in insurance premiums paid by the Port Authority which shall have been charged because of such violation or failure by the Lessee, but no such payment shall relieve the Lessee of its other obligations under this paragraph. In lieu of paying such increase in fire insurance rates, the Lessee shall have the right, at its cost and expense, of contesting such increase directly with the Port Authority's insurance carrier. If the Lessee shall elect to contest such increases directly with the Port Authority's insurance carrier, the Port Authority shall cooperate with the Lessee in connection therewith, and shall promptly execute any documents required for such purpose, provided that the Port Authority shall be satisfied that the facts set forth in any such documents are accurate (and the Port Authority agrees to reasonably promptly ascertain the accuracy of such facts). Until the final determination of any such contest with the Port Authority's insurance carrier, the Lessee shall not be required to pay such increases in the Port Authority's insurance rates. If the Lessee is unsuccessful in contesting such increases and the Port Authority's insurance carrier continues to charge a fire insurance rate higher than it otherwise would be, the Lessee shall pay such increase in insurance premiums or rates from the date of the first imposition of the same. Nothing hereinabove set forth shall be construed to relieve the Lessee of any of its obligations imposed under Section 5 of this Agreement or as set forth elsewhere in this Agreement.

            (b) (i) The Lessee in its own name as insured shall secure and keep in full force and effect throughout the term of the letting under this Agreement, at Lessee's sole cost and expense, (a) a policy of commercial general liability insurance, including contractual liability coverage, for such coverage as may reasonably be required from time-to-time by the Port Authority covering the Lessee's operations hereunder and shall initially be in a combined single limit of $2,000,000.00 for liability for bodily injury, for wrongful death and for property damage arising from any one occurrence; and (b) the form of property


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insurance policies generally obtainable by institutional insureds as tenants in first class office buildings in Downtown Manhattan consisting of not less than 1,000,000 rentable square feet of office space (commonly known as "All Risk" or "Special Perils" insurance policies) insuring not less than eighty percent (80%) of the full replacement value of all of the Lessee's furniture, trade fixtures, equipment and other personal property, such insurance to include a replacement cost endorsement against loss or damage by fire and theft and such other risks or hazards as are insurable under present or future forms of such property insurance policies, provided however that the Port Authority will not require the Lessee to maintain greater amounts or additional types of insurance coverage unless such amounts or types are customarily required by landlords of first class office buildings in Downtown Manhattan. In lieu of securing the policies required above in subdivision (b) of this subparagraph (b)(i), the Lessee may elect to provide by self-insurance, for itself and for the Port Authority, insurance coverage upon the same terms and conditions as would be provided by an insurance company under such policy with the Port Authority named as an additional insured, in which event, without limiting the provisions of said paragraph (b), the Lessee shall act as insurer of the Port Authority and shall defend and answer actions against the Port Authority with respect to, and shall protect the Port Authority against, all claims and demands of third persons and liability therefor to the same extent that an insurance company would have done so under the policy described in said subdivision (b), including, without limitation thereto, any claim or demand of any third person arising out of any willful or negligent act or omission of the Port Authority, its Commissioners, officers, agents or employees to the same extent as would be covered under the policy described in said subdivision (b). In the event the Lessee elects to provide such, self-insurance, the Lessee shall furnish such evidence thereof and certificates therefor which it is required to file with any governmental or regulatory agency and shall deliver such certificates to the Port Authority not later than twenty (20) days prior to the Commencement Date provided that if the Lessee elects to self-insure subsequent to such date, then twenty (20) days prior to the date such self-insurance is to become effective. In defending any action against the Port Authority pursuant to this provision, the Lessee shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

                  (ii) The Port Authority shall be included as an additional insured in any policy of liability insurance required by this Section 37 provided that the inclusion of the Port Authority as additional insured may be limited to claims to the extent arising out of the Lessee's acts or omissions in the use of the premises and its operations hereunder, provided further that the coverage afforded to the Port Authority hereunder as an additional insured may be in the minimum amount of coverage required to be maintained by the Lessee pursuant to Section 37 of this Agreement (initially $2,000,000.00). The Lessee shall have the right to insure and maintain the insurance coverages set forth in this Section 37 under primary or umbrella policies (or both) and under blanket insurance policies covering the premises and other space owned or occupied by the Lessee, or, if reasonably acceptable to the Port Authority, by related corporations, if any, so long as such policies comply in all respects with the insurance provisions set forth in this Agreement; provided that upon request, the Lessee shall deliver to the Port Authority a certificate of the Lessee's insurer evidencing the portions of such policies of insurance allocated to the premises.

                  (iii) As to any insurance required by this Section 37, a certificate or certificates evidencing the existence thereof (including all required endorsements and evidence of the waivers of subrogation required by paragraph (c) of this Section 37) shall be delivered to the Port Authority within twenty (20) days prior to the Commencement Date unless the Lessee is granted entry to the premises for any purpose as referred to in paragraph (b) of
Section 40 of this Agreement entitled "Premises" prior to the Commencement Date, in which event such certificate or certificates shall be delivered to the Port Authority


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prior to the Port Authority granting such entry to the premises to the Lessee.
In the event that at any time during the term of the letting under this Agreement the Port Authority has been advised in writing of a potential claim against it by the claimant or such claimant's attorney or anyone writing on behalf of such claimant, which writing is, in the Port Authority's reasonable opinion, sufficient to constitute a notice of claim, or a notice of claim shall be filed or an action or proceeding commenced against the Port Authority which is or may be covered by policies of insurance obtained by the Lessee pursuant to the provisions of this Agreement, then in such event the Lessee shall deliver a certified copy of any policy covering the premises which provides coverage against such claim, action or proceeding or which relates to such dispute or potential claim, to the Port Authority within forty-eight (48) hours after a request of the Port Authority, provided, that the Lessee may deduct portions of such certified copy to eliminate proprietary information therefrom but in no event shall delete portions of such policy relating to coverages, coverage conditions, limits of liability, deductibles, exclusions, periods of coverage or any other portion of such policy which is material in determining whether and the extent that such claim, action or proceeding is covered by such policy. The Port Authority shall hold such policy as confidential and shall not reveal the contents thereof except as required by law or legal proceedings and to the Port Authority's officers, employees, attorneys and outside counsel retained by the Port Authority in connection with such claim having a need to know such contents in order to perform their duties. Each certificate or certificates shall contain a representation that (a) the policy may not be cancelled, terminated, changed or modified (unless such change or modification is not materially detrimental to the rights of the Port Authority) without giving at least ten (10) days written advance notice thereof to the Port Authority; (b) the insurer shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority; and (c) the Lessee shall be solely responsible for the payment of premiums therefor notwithstanding that the Port Authority is named as an additional insured. A certificate or certificates evidencing the existence of a renewal policy shall be delivered to the Port Authority at least ten (10) days prior to the expiration date of each expiring policy, except for any policy expiring after the Expiration Date. If at any time any of the policies shall be or become unsatisfactory to the Port Authority as to form or substance, or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement. A carrier shall be deemed satisfactory to the Port Authority if it has and maintains a rating by Best's Insurance Reports or any successor publication of comparable standing of "A-X" or better or the then equivalent of such rating. The Port Authority will not find a policy issued by a satisfactory carrier to be unsatisfactory as to form or substance unless it contains an exclusion not generally included in Commercial General Liability policies which landlords in the City of New York owning comparable first class office buildings at the time of such determination require to be maintained by tenants conducting operations similar to those conducted by the Lessee in the premises.

            (c) Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the premises or other areas of the World Trade Center and the Port Authority's property therein including any leasehold improvements of the Lessee or any other items which shall become the property of the Port Authority as provided in paragraph (e) of Section 12 of this Agreement entitled "Construction by the Lessee" in the case of the Port Authority, and insuring the Lessee's property required to be insured by the Lessee under paragraph (b), above, in the case of the Lessee) a waiver of the insurer's right of subrogation against the other party for losses covered by such policies, or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the loss or casualty the right of recovery against any party responsible for a loss or casualty covered by such policies, or (ii) any other form of permission for the release


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of the other party. If any party hereto is unable to obtain such waiver, agreement or permission without additional charge, then such party shall give the other party written notice of such inability and shall be relieved from providing such waiver, agreement or permission unless the other party shall so elect and shall pay the carrier's additional charge therefor.

            (d) Without limiting any express repair or restoration obligations of either party hereunder, the Lessee hereby releases the Port Authority with respect to any claim arising out of any risk insurable under the form of property insurance policies generally obtainable by institutional insureds as tenants in first class office buildings in Downtown Manhattan consisting of not less than 1,000,000 rentable square feet of office space (including a claim for negligence or fault), and the Port Authority hereby releases the Lessee with respect to any claim arising out of any risk insurable under the form of property insurance generally obtainable by institutional investors as landlords of first class office buildings in Downtown Manhattan consisting of 1,000,000 rentable square feet of office space (commonly known as "All Risk" or "Special Perils" insurance policies). Without limiting any express repair or restoration obligations of either party hereunder, each party hereby waives all rights of recovery (except as hereinafter in paragraph (f) of this Section expressly provided) which it might otherwise have against the other party for loss, damage or destruction with respect to the premises or other areas of the World Trade Center and the Port Authority's property therein including any leasehold improvements of the Lessee or any other items which shall become the property of the Port Authority as provided in paragraph (e) of Section 12 of this Agreement entitled "Construction by the Lessee" in the case of the Port Authority, and with respect to the Lessee's property required to be insured by the Lessee under paragraph (b) of this Section 37 in the case of the Lessee occurring during the term of the letting under this Agreement and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability as provided in paragraph (c) above.

            (e) Nothing contained in said paragraphs (c) or (d) above of this
Section 37 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Section 37. If the Lessee or the Port Authority shall fail to maintain insurance in effect as required in this Section 37, or if the Lessee shall self-insure as permitted in paragraph (b) of this Section, or if the Port Authority elects to act as self-insurer, the release by the Lessee or the Port Authority set forth in paragraph (d) above of this Section 37 shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect. Notwithstanding anything to the contrary contained in this Agreement, the carrying of insurance by the Lessee or by the Port Authority (including the Port Authority's right to elect to act as self-insurer) in compliance with this Section 37 shall not modify, reduce, limit or impair the Lessee's obligations and liability under Section 10 of this Agreement entitled "Indemnity" or the Port Authority's obligations and liability under paragraph (b) of Section 48 of this Agreement entitled "Certain Obligations of the Port Authority".

            (f) At the time of the execution of this Agreement there is in effect a policy of insurance under which the Port Authority is the insured covering damage to the premises and the World Trade Center, and permitting the release described in paragraphs (c) and (d) of this Section 37. The Port Authority does not represent or warrant that it will continue to maintain such insurance. In the event that the Port Authority elects to act as self-insurer with respect to any loss caused by damage to the premises resulting from risks that are or would have been covered under the form of property insurance policies generally obtainable by institutional insureds as landlords of first class office buildings in Downtown Manhattan consisting of 1,000,000 rentable square feet of office space (the term "self insurer" meaning that the Port Authority either (i) purchases no insurance covering such loss; (ii) purchases insurance with a deductible provision applicable


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to such loss; or (iii) insures for less than the full replacement value of such loss to the World Trade Center) then solely with respect to the self-insured portion of such loss for which the Port Authority does not actually receive the proceeds of insurance, the Lessee's obligation to the Port Authority pursuant to the provisions of paragraphs (b) or (c) of Section 8 of this Agreement entitled "Maintenance and Repair" with respect to any single occurrence of damage resulting from such risks, both to the premises and the World Trade Center, shall be limited to $2,000,000.00 so long as the waiver or release described in paragraphs (c) and (d) of this Section 37 shall remain available on commercially reasonable terms to owners of first class office buildings in the City of New York containing at least one million rentable square feet of space. Nothing herein shall or shall be deemed to limit the Lessee's liability for either the portion of such loss which does not exceed $2,000,000.00, or for the insured portion of such loss, and with respect to both the portion of such loss which does not exceed $2,000,000.00, and the insured portion of such loss the provisions of paragraphs (b) and (c) of Section 8 of this Agreement entitled "Maintenance and Repair" shall control, and nothing contained in this paragraph shall or shall be deemed to limit or affect the Lessee's liability with respect to damage not insurable under the form of property insurance policies generally obtainable by institutional insureds.

Section 38. Late Charges

            (a) If the Lessee should fail to pay any amount required under this Agreement when due to the Port Authority, including without limitation any payment of basic or other rental or any payment of utility or other charges, then, in such event, the Port Authority may impose (by statement, bill or other notice) a late charge with respect to each such unpaid amount for each late charge period (hereinbelow described) during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to five-tenths of one percent (.5%) of such unpaid amount for each late charge period. There shall be twenty-four late charge periods on a calendar year basis; each late charge period shall be for a period of at least fifteen (15) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Each late charge shall be payable promptly upon demand made at any time therefor by the Port Authority. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the right of the Port Authority to payment of any late charge or late charges payable under the provisions of this Section 38 with respect to such unpaid amount. Each late charge shall be and become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the rental as set forth in Section 4 of this Agreement entitled "Basic Rental". Nothing in this Section 38 is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (i) any rights of the Port Authority under this Agreement, including without limitation the Port Authority's rights set forth in
Section 20 of this Agreement entitled "Termination" or (ii) any obligations of the Lessee under this Agreement. If the precise amount of any payment required to be made by the Lessee under this Agreement cannot be known to the Lessee, or if any amounts due to the Port Authority under this Agreement have been underbilled to the Lessee (unless such underbilling is based upon information provided by the Lessee, its officers, directors, partners, members, agents, employees, contractors and representatives, in which event such underbilled amount shall be deemed due to the Port Authority on the date the same would have been due had the appropriate information or other data been provided by the Lessee, its officers, directors, partners, members, agents, employees, contractors and representatives), such payment or amounts underbilled shall not be deemed due to the Port Authority for purposes of this Section 38 until fifteen (15) days after the date on the Port Authority's notice to the Lessee of the amount of such payment or other amount due to the Port Authority resulting from such underbilling. In the event that any late charge imposed pursuant to this Section 38 shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this Agreement shall be payable instead at such legal maximum.


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            (b) In the event that the Lessee shall in good faith dispute the amount of any charge or other amount claimed by the Port Authority as due and payable to it by the Lessee under this Agreement, the Lessee may withhold solely the portion of such charge or amount in dispute (and shall pay the remainder of such charge or amount to the Port Authority), after notice to the Port Authority of the amount to be withheld and the reason for such withholding, and for a period of thirty (30) days following such notice, the failure of the Lessee to pay such withheld amount shall not constitute a default, an event of default or ground for termination giving the Port Authority the right to terminate this Agreement and the letting hereunder pursuant to paragraph (a) of Section 20 of this Agreement entitled "Termination" or to exercise any other rights or remedies under this Agreement, nor shall a late charge be imposed on any such withheld amount pursuant to the provisions of paragraph (a) of this Section 38, in each case so long as the withheld amount shall be the subject of a bona fide dispute between the Lessee and the Port Authority, provided that nothing in this paragraph (b) shall permit or be deemed to permit the Lessee to dispute and withhold any payment of basic rental, additional basic rental or any portion thereof or all or part of any other charge or amount, the amount of which or the rate necessary to calculate such amount is specified in this Agreement or is otherwise known to the Lessee. The Lessee and the Port Authority will promptly meet and make good faith efforts to resolve any such dispute, and from and after the resolution of such dispute, if any amount shall be due and owing to the Port Authority the Lessee shall pay a late charge on such amount calculated in accordance with the provisions of paragraph (a) of this Section 38 from the date such amount was originally due to the Port Authority to the date the same is paid to the Port Authority. If the Lessee shall pay to the Port Authority such disputed amount "under protest" the Lessee shall promptly serve a Notice of Claim on the Port Authority and shall diligently commence and prosecute a legal action with respect to the disputed amount to resolution. Upon resolution of such dispute the Lessee shall pay a late charge to the Port Authority with respect to any part of the disputed amount that was properly due to the Port Authority calculated in accordance with the provisions of paragraph (a) of this Section from the date such part of the disputed amount was due to the Port Authority to the date it was paid and the Port Authority shall pay an amount (calculated in accordance with the provisions of paragraph (a) hereof) to the Lessee on any part of the disputed amount paid "under protest" that was not due to the Port Authority from the date such part of the disputed amount was paid to the Port Authority "under protest" to the date the same was repaid to the Lessee. If (i) the Lessee and the Port Authority shall be unable to resolve such dispute within thirty (30) days after the Lessee notifies the Port Authority of the reason for the dispute, or (ii) the Lessee has failed to pay "under protest" the amount in dispute as herein provided, the Port Authority shall have the right to terminate this Agreement and the letting hereunder or exercise any other remedy available to it under this Agreement or otherwise, whether in law or in equity. The Port Authority agrees that if the Lessee should serve an effective and timely Notice of Claim upon the Port Authority with respect to such dispute pursuant to and in accordance with the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York, within ten (10) business days after the Port Authority shall have served upon the Lessee a notice terminating this Agreement and the letting hereunder, the effective date set forth in the Port Authority's Notice of Termination shall be deemed postponed until ten (10) business days after the claim set forth in such Notice of Claim or any ensuing legal action with respect to that dispute is resolved, and if such resolution determines that any part of the disputed amount is due and owing to the Port Authority by the Lessee, the Port Authority shall not commence a "holdover" proceeding or any other proceeding to evict the Lessee on the basis of such dispute until on or after the day following such postponed effective date of termination. If such resolution should determine that the Lessee is not in default in the payment of said disputed amount under this Agreement, or if the Lessee shall have paid the disputed amount within such ten
(10) business day period, then in either case such Notice of Termination shall be deemed withdrawn with the same force and effect as if it had never been served. It is expressly understood that nothing contained herein shall be deemed to waive any rights of the Port Authority under the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York. Any such Notice of Claim shall be served and prosecuted solely in accordance with the provisions


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of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York.
and the Lessee hereby covenants and agrees that it shall diligently prosecute the Notice of Claim and any ensuing legal action with respect to that dispute to resolution.

Section 39. Force Majeure

            (a) Except as otherwise provided in this Agreement, neither the Port Authority nor the Lessee shall be liable for any failure, delay or interruption in performing its obligations hereunder due to causes or conditions beyond its control, provided however that this provision shall not apply to the Lessee's obligation to pay the rentals specified in this Agreement, or its obligation to pay any other fees, charges or money payments due to the Port Authority hereunder, or to the Port Authority's obligation to grant any abatement or a credit against rentals hereunder or to pay any portion of the finishing allowance except as expressly provided otherwise in this Agreement including, without limitation, paragraph (c) of this Section 39.

            (b) Except as expressly provided otherwise in this Agreement, including without limitation, paragraph (c) of this Section 39, no abatement, diminution or reduction of the rent or other charges payable by the Lessee, shall be claimed by or allowed to the Lessee for any inconvenience, interruption, cessation or loss of business or other loss caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments, or of any other municipal, governmental or lawful authority whatsoever (other than the Port Authority or any governmental or quasi-governmental entity succeeding to the Port Authority's interest hereunder when acting solely as landlord), or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, or by any other cause or condition beyond the control of the Port Authority, nor shall this Agreement be affected by any such causes or conditions.

            (c) In the event that as a result of a "Failure of Service", meaning
(i) any failure on the part of the Port Authority to perform any repair or maintenance obligation expressly undertaken by the Port Authority under this Agreement, (ii) any failure to provide the Lessee with access to the premises in accordance with Section 11 of this Agreement entitled "Ingress and Egress", or
(iii) any failure to supply elevator or electric service or other services to the premises which the Port Authority has expressly agreed to supply pursuant to
Section 42 of this Agreement entitled "Services and Utilities" and Schedule D hereof (whether or not excused by paragraphs (a) or (b) of this Section 39, paragraphs (f) or (h) of Section 42 of this Agreement entitled "Services and Utilities" or any other provision of this Agreement) it is reasonably determined that the Lessee's ability to conduct in any area of the premises the operations permitted to be conducted therein under Section 3 of this Agreement entitled "Rights of User by the Lessee" is materially adversely affected, and such Failure of Service is not the result of the negligence or willful misconduct of the Lessee, its directors, officers, partners, members, employees, agents, representatives or contractors, or of a default on the part of the Lessee of any of its obligations under this Agreement, and the Lessee shall give notice to the Port Authority of such Failure of Service then, if such Failure of Service continues for six (6) consecutive business days after such notice, the Lessee shall be entitled to a fifty percent (5 0%) abatement of the basic rental and the additional basic rental payable hereunder (as provided for in Section 18 of this Agreement entitled "Abatement of Rental") solely as to the portion of the premises so materially adversely affected for each day commencing on the seventh
(7th) consecutive business day following such notice that such Failure of Service continues. In the event that such Failure of Service renders uninhabitable or unusable one or more portions of the premises so that the Lessee's operations under Section 3 of this Agreement entitled "Rights of User by the Lessee" cannot reasonably be conducted therein and the Lessee shall in fact


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not use the said portion of the premises for the Lessee's operations permitted by Section 3 of this Agreement entitled "Rights of User by the Lessee", and shall give notice to the Port Authority that as a result of such Failure of Service the Lessee in fact is not using the said portion of the premises for the Lessee's operations permitted by Section 3 of this Agreement entitled "Rights of User by the Lessee", then, if such Failure of Service continues for six (6) consecutive business days after such notice, the Lessee shall be entitled to a one hundred percent (100%) abatement of the basic rental and the additional basic rental hereunder (as provided for in Section 18 of this Agreement entitled "Abatement of Rental") solely as to the portion of the premises so rendered uninhabitable and unusable and which is unused for each day commencing on the seventh (7th) consecutive business day following such notice that such Failure of Service continues. For purposes of this paragraph (c) a portion of the premises shall be deemed to be unhabitable or unusable during such period as there is a complete failure to provide water, HVAC, electricity or elevator service to such portion of the premises or there is a substantial failure to provide water, HVAC, electricity or elevator service to such portion of the premises to such extent that the permitted use of such portion of the premises being made by the Lessee prior to such failure cannot reasonably be made in such portion of the premises subsequent to such failure and cannot reasonably be relocated to another portion of the premises during such failure provided that such utility or service is otherwise required to be provided to such portion of the premises during such period pursuant to the provisions of this Agreement and provided further that notwithstanding such failure of service there shall be no abatement of rental hereunder unless the Lessee during such period shall not in fact use the said portion of the premises for the Lessee's operations permitted by Section 3 of this Agreement except for technicians accessing Lessee's records (electronic or otherwise). In the event of a Failure of Service which renders uninhabitable or unusable the computer room (hereinabove referred to and described in paragraph (k) of Section 9 of this Agreement) and in fact the Lessee no longer can use the computer room so that the Lessee's operations under
Section 3 of this Agreement entitled "Rights of User by the Lessee" cannot reasonably be conducted in the balance of the premises and notwithstanding the fact that the Lessee continues to use the balance of the premises and the Lessee shall give notice to the Port Authority that as a result of such Failure of Service with respect to the computer room the Lessee cannot reasonably conduct its operations under said Section 3, then if such Failure of Service continues for six (6) consecutive business days after such notice, the Lessee shall be entitled to a thirty-five percent (35%) abatement of the basic rental and the additional basic rental payable by the Lessee for the entire premises for each day commencing on the seventh (7th) consecutive business day after such notice that the Failure of Service continues with respect to the computer room. In the event of a Failure of Service which renders uninhabitable or unusable one or more portions of the premises aggregating fifty per cent (50%) or more of the premises, so that in the event the Lessee's operations under Section 3 of this Agreement entitled "Rights of User by the Lessee" cannot reasonably be conducted in the premises and the Lessee shall in fact not use the entire premises for the Lessee's operations permitted by Section 3 of this Agreement entitled "Rights of User by the Lessee" and shall give notice to the Port Authority that as a result of such Failure of Service with respect to the portions of the premises referred to in clauses (i) or (ii) of the first sentence of this paragraph (c), that the Lessee in fact is not using the entire premises for the Lessee's operations permitted by Section 3 of this Agreement entitled "Rights of User by the Lessee", then if such Failure of Service continues for six (6) consecutive business days after such notice, the Lessee shall be entitled to a one hundred percent (100%) abatement of the basic rental and the additional basic rental payable by the Lessee for each day commencing on the seventh (7th) consecutive business day following such notice that such Failure of Service continues and the Lessee does not in fact use the entire premises. In the event that such non-use and uninhabitable condition referred to in the preceding sentence shall be applicable to twenty-five percent (25%) or more of the premises and shall continue in effect after the Lessee has given notice thereof to the Port Authority for two hundred twenty-five (225) consecutive days, then the Lessee shall have the right to terminate this Agreement and the letting hereunder in its entirety or with respect to the affected portion of the premises by giving thirty (30) days' prior notice to the Port Authority within thirty (30) days after the expiration of such two hundred


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twenty-five (225) consecutive day period of non-use and uninhabitability, provided that such Failure of Service does not end prior to the effective date of such notice of termination, and provided further that the Lessee is not in default (after the giving of any required notice and the expiration of any applicable cure period) in the performance or observance of any term, provision, or condition of this Agreement either on the date it gives such notice of termination to the Port Authority, or on the intended effective date thereof Termination of the letting as to all of the premises hereunder shall have the same force and effect as if the effective date of termination stated in the Lessee's notice were the date set forth in this Agreement as the expiration date of the term of the letting hereunder and any prepaid portion of rental hereunder applicable to any period after such effective date of termination. In the event the letting as to the affected portion of the premises only is terminated, the Lessee's liability for basic rental and additional basic rental with respect to such affected portion of the premises shall cease accruing for any period subsequent to the effective date of termination, and also in such event the Lessee shall resume the payment of basic rental and additional basic rental with respect to the balance of the premises on the earlier of (i) the date the Lessee resumes operations in such portion of the premises or (ii) thirty (30) days after the effective date of termination as to the affected portion of the premises. The Lessee expressly agrees that the foregoing provisions of this paragraph (c) set forth the sole remedies available to the Lessee in the event of a "Failure of Service" described in this paragraph (c).

Section 40. Premises

            The Lessee acknowledges that except as expressly set forth in this Agreement it has not relied upon any representation or statement of the Port Authority or its Commissioners, officers, employees or agents as to the suitability of the premises for the operations permitted on the premises by this Agreement. The Lessee agrees that no portion of the premises will be used initially or at any time during the letting which it knows to be in a condition unsafe or unlawful for the conduct of the Lessee's operations hereunder so that there is a reasonable likelihood of injury or damage to life or property. For all purposes of this Agreement the premises hereunder (notwithstanding any statement elsewhere in this Agreement of any rule for the measurement of the area thereof) shall be deemed to include all of the enclosing partitions, and the adjacent exterior building walls and glass to and including the exterior surface thereof Nothing contained herein shall or shall be construed to require the Lessee to clean, maintain, or repair the building's exterior windows, exterior walls (except for the interior surface thereof), or roof, except under circumstances as to which paragraph (b) of Section 8 entitled "Maintenance and Repair" applies, subject to the provisions of Section 9 hereof entitled "Casualty" and the provisions of Section 37 hereof entitled "Liability Insurance".

Section 41. Governmental Compliance

            (a) In the event that all or any portion of the premises is required by the Port Authority to comply with any present or future Legal Requirement, (including a Port Authority Legal Requirement only when the Port Authority, acting in its capacity as a governmental agency which operates the World Trade Center and not in its capacity as the landlord is specifically authorized or required to promulgate such Legal Requirement) which requires all or such portion of the premises to be utilized for a purpose relating to the public health or safety of the occupants of the World Trade Center, and provided that on an economic or operational basis such Legal Requirement cannot be complied with in another manner, or if compliance in another manner would impose an undue and unreasonable economic hardship on the Port Authority (it being understood that factors collateral to but not directly related to compliance with such Legal Requirement shall not be taken into consideration of undue and unreasonable economic hardship, thus the differential in rental rate payable by the Lessee for the premises and the rental rate applicable to any other space at the World Trade Center which could be utilized to comply with such Legal Requirement shall not be a factor in such


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determination) the Port Authority shall give the Lessee one hundred eighty (180)
days' prior written notice that all or any such portion of the premises is so required and the Lessee shall deliver all or any such portion of the premises so required on the date specified in such notice and, if the Lessee does not so deliver, the Port Authority may take the same. Any notice from the Port
Authority to the Lessee under this Section 41 shall specify the Legal
Requirement which the Port Authority is required to comply with and the portion of the premises which the Lessee is required to deliver. To the best of the Port Authority's knowledge on the date of this Agreement there is no Legal
Requirement imposed by or on the Port Authority which would require any portion of the premises to be so delivered by the Lessee.

            (b) Except as otherwise provided in this Agreement, no such taking or delivery shall be or be construed to be an eviction of the Lessee or a breach of this Agreement. In the event that the Lessee has received a notice hereunder it shall deliver all or any such portion of the premises so required or the Port Authority shall take the same and the Lessee shall have no obligation under this Agreement (i) to restore the portion of the premises so delivered or taken to the condition required hereunder for the delivery of such portion of the premises on the cessation of the letting, or (ii) to remove any alterations made in the portion of the premises so delivered or taken, to the condition required hereunder for the delivery of such portion of the premises on the cessation of the letting. In the event of the taking or delivery of all the premises, this Agreement and the letting hereunder shall on the day of such taking or delivery cease and expire as if that day were the date originally stated herein for the expiration of this Agreement; and, in the event of the taking or delivery of any portion of the premises, then, from and after such taking or delivery, such portion of the premises shall cease to be a part of the premises hereunder, and the Port Authority shall be obligated to promptly refund to the Lessee the amount of any rental which has been prepaid by the Lessee with respect to such portion of the premises. There shall be an abatement of the rental in the event of any such taking or delivery of a portion of the premises as provided in
Section 18 of this Agreement entitled "Abatement of Rental" and the Port Authority will review the Lessee's payment record of its obligations under this Agreement and if in the sole discretion of the Port Authority, the Port Authority deems such payment record to be satisfactory, the Port Authority will reduce the Lessee's obligation to post a security deposit hereunder and will return to the Lessee the portion thereof no longer required. In the event of a taking or delivery of the entire premises this Agreement and the letting hereunder will terminate on the effective date of such taking or delivery with the same force and effect as if such date were the original expiration date provided in this Agreement and any security deposited hereunder pursuant to the provisions of Section 44 and any rentals paid to the Port Authority for any portion of the term subsequent to the effective date of such taking or delivery shall be returned to the Lessee less any amount due or which may become due to the Port Authority pursuant to the provisions of this Agreement. In the event of a taking or delivery of a portion of the premises the Port Authority, at its sole cost and expense, shall proceed with due diligence, except for causes or conditions beyond its control, to demise the portion of the premises so taken and delivered from the balance of the premises, and to repair, alter, or restore the remaining portion of the premises (including, without limitation, all leasehold improvements), to the extent feasible, to their condition immediately prior to the taking or delivery so as to constitute the remaining portion of the premises complete and tenantable. The Port Authority shall also reimburse the Lessee for its reasonable out-of-pocket expenses actually incurred by the Lessee for moving its property as a result of such taking or delivery. In the event that a taking by the Port Authority pursuant to the provisions of this Section 41 covers twenty-five percent (25%) or more of the premises and/or the Lessee no longer has a reasonable means of access to the remaining portion of the premises, and a responsible officer of the Lessee certifies that in the good faith judgement of the Lessee the remaining portion of the premises cannot be economically or operationally used by the Lessee for the conduct of its business as a result thereof, the Lessee shall have the right to terminate this Agreement and the letting hereunder with respect to the balance of the premises on written notice to the Port Authority given within thirty (30) days after such taking or delivery, such termination to be effective on the date set


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forth in the Lessee's notice, but not later than ninety (90) days following the date of such notice, provided however that the Lessee is not in default (after the giving of any required notice and the expiration of any applicable cure period) in the performance or observance of any term, provision, or condition of this Agreement either on the date of its giving of such notice to the Port Authority or the intended effective date thereof Upon the effective date specified in the Lessee's notice, the term of the letting under this Agreement shall terminate with the same force and effect as if the effective date of termination were the original date of expiration hereof and any rentals paid to the Port Authority for any portion of the term subsequent to the effective date of termination shall be returned to the Lessee less any amount due or which may become due to the Port Authority pursuant to the provisions of this Agreement.

            (c) Nothing in this Section 41 shall be construed to prevent the Lessee from making the following claims with respect to any portion of the premises which the Lessee delivers to the Port Authority in compliance with the provisions of this Section 41: claims directly against the Port Authority solely to the extent the applicable Legal Requirement creates a specific right for the Lessee to bring a legal proceeding or claim against the Port Authority for damages sustained by the Lessee as a result of the delivery of a portion of its premises pursuant to this Section 41; and claims can be made against governmental entities other than the Port Authority, to the extent allowed by law, if and provided such claims are independent of and in addition to any claim of the Port Authority and provided further that the Port Authority's award is not thereby reduced or otherwise adversely affected.

Section 42. Services and Utilities

            (a) Subject to all the terms and provisions of this Agreement, the Port Authority will furnish without additional charge to the Lessee the following:

                  (1) Heat, ventilation and air cooling ("HVAC") during the hours of 8:00 o'clock A.M. to 8:00 o'clock P.M. on normal business days in the premises in accordance with the design criteria and capacities set forth in Schedule D attached to this Agreement and hereby made a part hereof subject to the provisions of paragraph (b) of Section 12 of this Agreement entitled "Construction by the Lessee'. In the event the Lessee requires heat, ventilation and air cooling at times other than as provided herein ("overtime HVAC") the same shall be made available to the premises, provided that a designated representative of the Lessee makes an oral request for such service by contacting the World Trade Center Tenant Support Office (currently 435-85 15) not later than 4:00 o'clock P.M. of the business day for which overtime HVAC is required (such advance notice requirement being subject to change by the Port Authority from time-to-time upon reasonable notice to the Lessee). Thereafter on such business day, the Lessee may request overtime HVAC by oral request made by the Lessee's designated representative and directed to the World Trade Center Operations Control Center, and the Port Authority shall endeavor in good faith to fulfill such request but shall have no liability to the Lessee whatsoever for its inability or failure to do so. The Lessee shall pay for such overtime HVAC at the Port Authority's standard, published per fan hour rate for overtime HVAC charged to other tenants at the World Trade Center, as such rate may be increased from time to time by the Port Authority. Subject to the foregoing, the Port Authority's standard, published per fan per hour rate for overtime HVAC on the date of this Agreement is $27.50.

                  (2) Access to the premises 24 hours per day, 365 days per year throughout the term of this Agreement, subject to Lessee's compliance with the Rules and Regulations, and with such other reasonable rules and regulations which may be imposed by the Port Authority, including, without limitation, regulations establishing reasonable security checks;


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                  (3) Six (6) passenger elevator cars servicing the premises from the lobby on business days during normal business hours and two (2) passenger elevator cars servicing the premises from the lobby at all other times.

            (4) In the event the Lessee, in accordance with the provisions of
      Section 50 of this Agreement, elects to have the Port Authority provide cleaning services in the premises, then the Port Authority will provide cleaning services in any portion of the premises comprising an entire floor as described in Schedule B attached hereto and hereby made a part hereof, and cleaning services in any portion of the premises not comprising an entire floor as described in Schedule B-1 attached hereto and hereby made a part hereof The Port Authority will under no circumstances supply cleaning services in the premises prior to August 1, 2000.

                  (5) Without additional charge, non-exclusive access to the freight elevator cars in the freight elevator bank serving the loading dock in the basement of Five World Trade Center on business days during the hours of 6:00 o'clock A.M. to 8:00 o'clock P.M. on call, on a "first come, first served" basis in common with all other tenants and occupants of the World Trade Center.

                  (6) The Port Authority shall furnish non-exclusive toilet and washroom facilities on any floor in which any Area not comprising an entire floor is located.

                  (7) The Port Authority shall provide the use of the loading docks in the World Trade Center on a "first come, first served" basis.

            (b) (i) The Port Authority shall furnish cold water, of the character furnished by the municipality or utility company supplying the same in the vicinity, and hot water, at a temperature of approximately 120K, both in reasonable quantities, for use by the Lessee through such fixtures and outlets as may be installed by the Lessee in any kitchens (but not including pantries which do not have a stove or conventional ovens), cafeteria or private bathrooms installed in the premises by the Lessee pursuant to the terms of this Agreement. The Port Authority shall measure the quantities of such cold and hot water supplied to the Lessee by meters to be installed by the Port Authority in any kitchens or cafeteria installed in the premises and in any private bathrooms in the premises, and the Lessee shall pay to the Port Authority for such cold water and hot water as billed by the Port Authority from time to time at the following rates: (i) cold water at the rate of Forty-three Dollars and Fifty-four Cents ($43.54) per thousand cubic feet, and (ii) hot water at the rate of Seventy-four Dollars and Forty-five Cents ($74.45) per thousand cubic feet; the charges to be subject to increase from time to time by reason of increase in rates charged the Port Authority as provided in paragraph (g) of this Section 42, and with respect to the charge for metered hot water to also be subject to increase from time to time as follows: "Wage rate" as used in this paragraph shall mean the hourly straight time wage rate for Engineers as that wage rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners, and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" shall mean the wage rate in effect on January 1, 1998. From and after the effective date of each wage rate established during the term of the letting under this Agreement, the Lessee shall pay charges for metered hot water in addition to the charge set forth above, such additional charge to be an amount computed by multiplying the said charge (as the same may have been theretofore increased pursuant to the provisions of paragraph (h) of this Section 42) by the percentage increase in the wage rate so established over the basic wage rate. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations,


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Incorporated and Local 94 of the International Union of Operating Engineers,
AFL-CIO, then the wage rate to be used for computing increases in the said charge shall be the wage rate for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job classification "Engineers" shall be renamed or abolished, then the Port Authority will select the job classification performing substantially the same labor function as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the said charge as provided for herein.

            (ii) From and after the Commencement Date, the Port Authority will furnish condenser water, sufficient for a rated capacity of nine (9) tons (provided that the Lessee, by notice given to the Port Authority no later than five (5) years from the date of this Agreement, may request, and the Port Authority will furnish condenser water sufficient for a rated capacity not to exceed in the aggregate fifty-nine (59) tons) for use by the Lessee in air-cooling equipment installed by the Lessee in the premises. Such condenser water shall be delivered at a normal temperature of eighty-five (850) degrees Fahrenheit (which temperature specification shall be subject to seasonal variations of five (5 (degrees)) degrees Fahrenheit), the pressure differential between the supply and return outlets will not exceed twenty (20) pounds per square inch and such condenser water will be available to the Lessee twenty-four
(24) hours per day, three hundred sixty-five (365) days per year. The Lessee agrees to pay to the Port Authority for such condenser water as follows: (x) for the period commencing with the Commencement Date and continuing up to and including July 31, 2000, an annual charge at the rate of $733.25 per ton of the rated cooling capacity of the Lessee's air-cooling equipment as determined by the Port Authority; and (y) for the period commencing August 1, 2000 and continuing thereafter for the balance of the letting, an annual charge at the rate of One Thousand One Hundred Twenty-three Dollars and Thirty-one Cents ($1,123.31) per ton of the rated cooling capacity of the Lessee's air-cooling equipment as determined by the Port Authority. The Lessee shall supply to the Port Authority such certifications of rated capacity as the Port Authority may request, including certifications of third parties. The Lessee shall pay the Port Authority for the entire quantity of condenser water specified above regardless of whether the Lessee thereafter takes none or a portion, only, of such condenser water. The annual charges for condenser water shall be payable in advance in equal monthly installments and shall be payable at the same time, in the same manner and shall be recoverable with like remedies as if they were a part of the basic rental reserved under this Agreement. The said charges in subdivisions (x) and (y) above of this subparagraph (ii) shall each be subject to increase from time-to-time as follows: "Wage rate" as used in this subparagraph (ii) and in the following subparagraph (iii) of this paragraph (b) shall mean the hourly straight time wage rate (excluding fringe benefits) for Engineers as that wage rate is established from time-to-time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners, and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" solely for purposes of this subparagraph (ii) shall mean as follows: with respect to the condenser water charge specified in subdivision (x) above of this subparagraph (ii), it shall mean the wage rate in effect on January 1, 1982 and with respect to the condenser water charge specified in subdivision (y) above of this subparagraph (ii) it shall mean the wage rate in effect on January 1, 1999. From and after the effective date of each wage rate established from and after January 1, 1999, with respect to the condenser water charge stated in subdivision (x) of this subparagraph (ii) and from and after the effective date of each wage rate established from and after January 1, 2000 with respect to the condenser water charge stated in subdivision (y) of this subparagraph (ii), the Lessee shall pay charges in addition to that set forth in said subdivision (x) and said subdivision (y) above, each such additional charge for condenser water to be at an annual rate per ton equal to Two Dollars and Fifty Cents ($2.50) for each one percent (1%), or major fraction thereof, that the wage rate so established exceeds the applicable basic wage rate. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated, and Local 94 of the


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International Union of Operating Engineers, AFL-CIO, then the wage rate to be used for computing increases in the said charges shall be the hourly straight time wage rate (excluding fringe benefits) for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job classification, "Engineers", shall be renamed or abolished, then the Port Authority will select the job classification performing substantially the same labor functions as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the charges provided for herein. The Port Authority shall have no responsibility whatsoever under this Section or otherwise for conditioning or cooling the air in that area of the premises served by the air-cooling equipment installed by the Lessee nor for the maintenance therein of and specified temperature or comfort level. Subject to the provisions of paragraph (c) of Section 39 of this Agreement, and except as provided in the last sentence of this paragraph, the Lessee shall and does hereby release the Port Authority from and shall indemnify the Port Authority against any and all claims and demands, losses or damages (including but not limited to any such occurring to any data processing work product or any loss of data, loss of business and business interruption losses) arising or resulting from the failure to maintain a proper temperature or air quality in such portions of the premises and regardless of whether the same is due to the acts or omissions of the Port Authority, the Lessee or of others. The Port Authority shall remain fully liable for all damage to equipment and other property owned or leased by the Lessee (excluding, however, loss of data, loss of business and business interruption losses) and all personal injury arising as a result of the condenser water that the Port Authority provides hereunder.

                  (iii) The Port Authority will furnish auxiliary ventilation air ("AVA") having the characteristics described in the appendix attached hereto, identified as "Appendix B", and hereby made a part hereof, in the amount of one thousand eight hundred (1800) cubic feet per minute (in addition to the ventilation air furnished to the Lessee by the standard building system), for use by the Lessee in such ventilating equipment as may be installed by the Lessee in the premises, to be available to the Lessee twenty-four (24) hours per day, three hundred sixty-five (365) days per year. From and after the Commencement Date and continuing up to and including July 31, 2000, the Lessee agrees to pay the Port Authority for such AVA an annual charge at the rate of $5.28 per cubic foot per minute of the rated capacity for which the Lessee's ventilation system is designed, as determined by the Port Authority. From and after August 1, 2000 and thereafter throughout the letting, the Lessee agrees to pay to the Port Authority for such AVA an annual charge at the rate of Six Dollars and Ten Cents ($6.10) per cubic foot per minute of the rated capacity for which the Lessee's ventilating system is designed, as determined by the Port Authority. In the event of any changes made to such ventilation system, the Lessee shall supply to the Port Authority such certifications of rated capacity as the Port Authority may reasonably request, including certifications of the Lessee's licensed engineer. The annual charges for AVA shall be payable in advance in equal monthly installments and shall be payable at the same time, in the same manner and shall be recoverable with like remedies as if they were a part of the basic rental reserved under this Agreement. The said charges for AVA shall be subject to increase from time-to-time as follows: from and after the effective date of each wage rate established from and after January 1, 1999 with respect to the annual charge for AVA set forth in the second sentence of this subparagraph (iii) and from and after the effective date of each wage rate established from and after January 1, 2000 with respect to the annual charge for AVA set forth in the third sentence of this subparagraph (iii), the Lessee shall pay a charge for AVA, in addition to the charge stated above, in an amount computed by multiplying the applicable charge stated above by the percentage increase in the wage rate (as such term is defined in subparagraph (ii) of this paragraph (b) in effect on such date and as thereafter so established over the applicable basic wage rate (as hereinafter defined in this subparagraph
(b)(iii). The Port Authority shall have no responsibility whatsoever under this subparagraph (b)(iii) or otherwise for conditioning or cooling the air in those areas of the premises served by the ventilating equipment installed by the Lessee nor for the maintenance therein of any specified temperature or comfort level. Subject to the provisions of paragraph (c) of Section 39 of this Agreement, the Lessee shall and does hereby release the


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Port Authority from and shall indemnify the Port Authority against any and all claims and demands, losses or damages (including but not limited to any such occurring to any data processing work product or any loss of data, loss of business and business interruption losses) arising or resulting from the failure to maintain a proper temperature or air quality in such portions of the premises and regardless of whether the same is due to the acts or omissions of the Port Authority, the Lessee or of others. The Port Authority shall remain fully liable for all damage to equipment and other property owned or leased by the Lessee (excluding, however, loss of data, loss of business and business interruption losses) and all personal injury arising as a result of the auxiliary ventilation air that the Port Authority provides hereunder. For purposes of this subparagraph (iii), the term "basic wage rate" shall mean as follows: with respect to determining increases in the charge for AVA set forth in the second sentence of this subparagraph (iii), it shall mean January 1, 1982 and with respect to determining increases in the charge for auxiliary ventilation set forth in the third sentence of this subparagraph (iii) it shall mean the wage rate in effect January 1, 1999.

            (c) (i) Subject to all the terms and provisions of this Agreement, the Port Authority shall furnish to the Lessee electricity to the electric closets on the floors in which the premises are located consisting of eight (8) watts per usable square foot comprising the premises, on a demand load basis (it being the Lessee's sole responsibility and at its cost and expense for designing and constructing electrical distribution systems to distribute such electricity throughout the premises from the electric closets) solely (1) for illumination by which is meant the energizing of fluorescent or incandescent bulbs (to be supplied, paid for and installed by the Lessee) and (2) for the operation of such office machines and equipment which may be required for the Lessee's ordinary use of the premises for the purposes herein specified which the Lessee may install without the prior consent of the Port Authority. From and after the Commencement Date the Lessee shall pay the Port Authority for the consumption and demand for electricity in the premises, which consumption and demand shall be measured by meters furnished, maintained, repaired or replaced (if necessary) by the Port Authority, at its cost and expense, for that purpose and in the event that any such meter fails to record such consumption and demand, the quantity of such electricity so supplied during any period that a meter is out of service will be considered to be the same as the quantity supplied during a like period either immediately before or immediately after such interruption as reasonably selected by the Port Authority subject to seasonal or other equitable adjustment. The Lessee's total consumption and demand in the premises shall be paid for by the Lessee at the rate of one hundred fifteen percent (115%) of the rates (including the fuel or other adjustment factor, if any) which at the time of each billing period (as such billing periods are established by the public utility providing electricity in the vicinity of the World Trade Center) is actually paid by the Port Authority to the Power Authority of the State of New York (PASNY), provided that if the rates actually paid by the Port Authority to PASNY shall vary based upon the amount of usage, the Lessee's total consumption and demand in the premises shall be paid for by the Lessee at the rate of one hundred fifteen percent (115%) of the average cost per kilowatt hour of consumption and the average cost per kilowatt of demand (including the fuel or other adjustment factor, if any) per billing period actually paid by the Port Authority to PASNY. In the event that the Port Authority shall no longer be eligible or able to receive electricity from PASNY or in the event that the World Trade Center or the building in which the premises is located is sold and the new owner thereof is unable to obtain electricity from PASNY, then the Lessee's consumption and demand of electricity per billing period shall be paid for by the Lessee at one hundred percent (100%) of the average cost (including the fuel or other adjustment factor, if any) per kilowatt hour of consumption and the average cost per kilowatt of demand per billing period actually paid to the public utility company for supplying electricity to the World Trade Center or to the building in which the premises is located for such billing period. The Lessee shall pay the cost of such consumption and demand for each such billing period to the Port Authority within thirty (30) days after demand therefor and the same shall be deemed additional rental collectible in the same manner and with like remedies as if it were a part of the basic rental reserved hereunder. The Lessee acknowledges that its consumption and demand


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for electricity shall include the use of reasonable amounts of electricity for customary electrical equipment used in connection with the cleaning of the premises. The Lessee's consumption and demand for electricity shall not include any electricity consumed in connection with the provision of base building heat, ventilation and air cooling as provided in Schedule D.

                  (ii) Notwithstanding that the Port Authority has agreed to supply electricity to the Lessee, the Port Authority shall be under no obligation to provide or continue such service if the Port Authority is prevented by Legal Requirements, agreement or otherwise or by the public utility company furnishing electricity to the building in which the premises is located from metering consumption and demand as hereinabove set forth or elects not to so meter the same, provided that unless prevented by Legal Requirements or by the public utility company furnishing electricity to the building in which the premises is located, the Port Authority will not discontinue the supply of electricity to the Lessee unless it discontinues such supply to all non-governmental entities at the World Trade Center whose premises consist of one hundred thousand (100,000) rentable square feet or more. In the event the Port Authority does so discontinue the supply of electricity, the Lessee shall make all arrangements and conversions necessary to obtain electricity directly from the public utility. Also in such event the Lessee shall perform the construction necessary for conversion, and if any lines or equipment of the Port Authority are with the consent of the Port Authority used therefor, the Lessee shall pay to the Port Authority its pro rata share of the reasonable operating and maintenance costs and expenses for the said lines and equipment. If the Port Authority discontinues the supply of electricity for reasons other than being prevented by Legal Requirements or by the public utility company furnishing such electricity, the Port Authority shall grant the Lessee a credit against its rental obligations next becoming due in an amount equal to the Lessee's reasonable out-of-pocket costs of performing the construction necessary for conversion. If the Port Authority discontinues the supply of electricity because it is prevented by Legal Requirement or by the public utility company furnishing such electricity, the Port Authority shall grant the Lessee a credit against its rental obligations next becoming due in an amount equal to fifty percent (50%) of the Lessee's reasonable out-of-pocket costs of performing the construction necessary for conversion. The Port Authority shall grant the credit provided for herein within thirty (30) days after receipt of a statement certified by the chief financial officer of the Lessee setting forth the itemized costs of such conversion and all documentation reasonably required by the Port Authority in reasonably sufficient detail to substantiate the reasonable out-of-pocket costs incurred by the Lessee. Provided the Lessee has expeditiously commenced the construction necessary for such conversion and has diligently continued to perform such construction, the Port Authority shall not discontinue supplying electricity to the premises until the Lessee shall have been able to make all necessary arrangements and perform all necessary construction to obtain such electricity directly from the public utility.

                  (iii) If the Lessee shall be entitled to receive any rebate, whether from Consolidated Edison, the New York Power Authority or any other public utility company or federal, state or city agency, by reason of the installation by the Lessee, at its sole cost and expense and subject to the provisions and conditions of an approved Construction Application, (if required by the provisions of Section 12 hereof) of energy efficient lighting, equipment and fixtures in the premises, and if such rebate is granted to the Port Authority, as the owner of the building (rather than directly to the Lessee) or is granted to the Lessee, the Port Authority shall, subject to authorization of the Board of Commissioners of the Port Authority, (and the Port Authority agrees to use its best efforts to bring such matter to the Board of Commissioners of the Port Authority) if such is required, execute any forms supplied by the utility company or such agency which must be executed by the owner of the building in order to permit the Lessee to obtain such rebate and shall pass along to the Lessee the entire amount of the rebate applicable to the premises if such rebate is granted to the Port Authority as the owner of the building, rather than directly to the Lessee. The Port Authority shall not be required, by reason of the provisions of this paragraph, to incur or undertake any obligation, except as


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expressly set forth herein, or to incur any unreimbursed monetary obligation, or to perform any act which is detrimental to the Port Authority or to the building in which the premises is located, or the World Trade Center or to other tenants.

            (iv) In the event that the Lessee, not later than July 1, 2000, notifies the Port Authority (hereinafter in this paragraph (iv) called "the Lessee's Notification") that it desires to have emergency standby electrical power, such notification by the Lessee to include the KVA capacity, which capacity will in no event exceed 1000 KVA, then the Port Authority, not later than July 1, 2001, will provide the Lessee with emergency stand-by three-phase electric power delivered at 277/480V, for use by the Lessee. Such emergency stand-by electric power shall be provided to the Lessee within five (5) minutes following the occurrence of any interruption or cessation of the supply of electricity furnished to the premises as set forth in paragraph (c), above, of this Section 42. The Port Authority shall bring such emergency stand-by electric power from an emergency power substation to be constructed and installed by the Port Authority on the 9th floor of the building in which the premises is located (such emergency power station not to be located within the Lessee's premises) through Port Authority wires, conduits and connections to a single point of connection in an electric closet designated in the Lessee's Notification. Also the Lessee's Notification shall designate the location of the junction box (with disconnect switch) that the Port Authority will install. The Lessee shall be solely responsible, at its sole cost and expense, for transforming such emergency stand-by electric power to such voltage, phase and frequency as it desires (including, without limitation, the purchase and installation of a transfer switch), for the distribution and handling of such power within its premises and for connecting and tying such power into its systems and equipment within its premises. The Lessee shall be required to comply with all applicable provisions of Section 12 of this Agreement entitled "Construction by the Lessee" with respect to the performance of such work. From and after the date the Port Authority notifies the Lessee that such emergency stand-by electrical power is connected to the point designated in the Lessee's Notification and is available to the Lessee (the "Installation Date"), the Lessee shall pay the Port Authority for such stand-by electric power a charge (in addition to the charge for demand and consumption thereof payable pursuant to subparagraph (i) of this paragraph
(c)) at an annual rate equal to the product obtained by multiplying Three Hundred Fifty Dollars ($350.00) by the total number of KVA capacity available to the Lessee. The annual charge for stand-by electric power supplied to the Lessee shall be payable at the same time and in the same manner and shall be recoverable with like remedies as if such charge and monthly installments thereof were a part of the basic rental under this Agreement. The charge for stand-by electric power supplied to the Lessee set forth in this subparagraph shall be subject to increase from time to time as follows: "Wage rate" as used in this paragraph shall mean the hourly straight time wage rate for Engineers as that wage rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners, and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" shall mean the wage rate in effect on January 1, 1999. From and after the Installation Date, the Lessee shall pay a charge for emergency stand-by power in addition to the applicable charge therefor set forth in this subparagraph at an annual rate equal to Two Dollars and Fifty Cents ($2.50) for each one percent (1%), or major fraction thereof, that the wage rate in effect on such date, and each wage rate thereafter established from time-to-time during the term of the letting under this Agreement, exceeds the basic wage rate, multiplied by the total number of KVA capacity of emergency stand-by electric power available to the Lessee. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated and Local 94 of the International Union of Operating Engineers, AFL-CIO, then the wage rate to be used for computing increases in the charges for emergency stand-by electric power supplied to the Lessee shall be the wage rate for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job


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classification "Engineers" shall be renamed or abolished, then the Port
Authority will select the job classification performing substantially the same labor function as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the charge provided for herein. The Lessee shall and does hereby release the Port Authority from and shall indemnify the Port Authority against any and all claims and demands, losses or damages, including but not limited to direct, indirect, consequential, special or exemplary damages, arising or resulting from the Port Authority's failure to furnish and have available such emergency stand-by electric power for use by the Lessee in the premises in the event of any interruption or cessation of the regular supply of electricity to the premises, regardless of whether the same is due to the acts or omissions of the Port Authority, the Lessee or of others.

            (d) If the Lessee, in accordance with Section 12 of this Agreement entitled "Construction by the Lessee" or otherwise, erects any partitions or makes any improvements which stop, hinder, obstruct or interfere with the cooling of the air or the heating of the premises, or if the Lessee shall fail to close and keep closed the window coverings when the sun is shining on the windows of the premises, then no such action by the Lessee shall impose any obligations on the Port Authority to install facilities, fixtures or equipment for air-cooling or for heating additional to those set forth in Schedule D attached hereto or to increase the capacity or output of such facilities, equipment or fixtures and, except as otherwise expressly provided in this Agreement and Schedule D, the Lessee shall not in any such event be relieved of any of its obligations hereunder because a comfortable temperature is not maintained. No consent given by the Port Authority to the erection of partitions or the making of any improvements shall be or be deemed to be a representation that the work consented to will not stop, hinder, obstruct or interfere with either the cooling of the air or heating of the premises or any portion thereof It is hereby understood further that the installation by the Lessee of any equipment which itself requires air cooling or which requires additional quantities of air cooling at the portion of the premises where such equipment is installed or the concentration in any portion of the premises of such a number of people in excess of one (1) person per one hundred (100) usable square feet so as to require additional quantities of air cooling, shall not impose any obligation on the Port Authority to install facilities, fixtures and equipment for air cooling additional to those set forth in Schedule D attached hereto, or to increase the capacity or output of facilities, equipment or fixtures set forth in Schedule D attached hereto, and, except as otherwise expressly provided in this Agreement, the Lessee shall not in any such event be relieved of any of its obligations hereunder. The foregoing provisions of this paragraph shall not relieve the Port Authority from furnishing heat, ventilation and air cooling in accordance with the provisions of paragraphs (a), (b)(ii) and (b)(iii) of this
Section 42 and Schedule D attached hereto.

            (e) The Lessee shall keep closed all entrance doors to and all windows in the premises except that such doors may be opened when required for ingress or egress. The Lessee shall not knowingly otherwise waste or dissipate the air cooling or heating services.

            (f) Subject to the provisions of this Agreement, including, without limitation, the provisions of Section 39 of this Agreement entitled "Force Majeure", the Port Authority shall have the right to discontinue temporarily the supply of any of the above services when necessary or desirable in the reasonable opinion of the Port Authority (i) in order to make any repairs, alterations, changes or improvements in the premises when required under this Agreement or (ii) in order to make any repairs, alterations, changes or improvements elsewhere in the World Trade Center, including but not limited to all systems for the supply of services, provided however that (i) except in the case of an emergency, the Port Authority shall provide the Lessee with such oral notice as shall be practicable under the circumstances, but in no event less than twenty-four (24) hours' notice prior to the discontinuance of such services (which notice shall specify the estimated duration of such discontinuance), (ii) except in the case of an emergency, if such discontinuance threatens the health or safety of any occupant of the premises or materially interferes with


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the Lessee's ability to conduct its business, the Port Authority shall confine all such discontinuances to other than normal business hours, and (iii) the Port Authority shall use reasonable efforts (including the use of overtime or premium pay labor) to complete the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Lessee's use and occupancy of the premises, the conduct of the Lessee's business therein, the other building services being provided to the Lessee and the Lessee's access to the premises.

            (g) Except as expressly provided in this Agreement, no failure, delay, interruption or reduction in any service or services shall be or shall be construed to be an eviction of the Lessee, shall be grounds for any diminution or abatement of the rentals payable hereunder, or shall constitute grounds for any claim by the Lessee for damages, consequential or otherwise, and the Lessee expressly agrees that the remedies set forth in paragraph (c) of Section 39 of this Agreement entitled "Force Majeure" shall be the sole remedies available to the Lessee in the event of a failure, delay, interruption or reduction in any service or services to be provided by the Port Authority pursuant to this Section, provided such failure, delay, interruption or reduction does not result from the willful default of the Port Authority under this Agreement and in the event such failure, delay, interruption or reduction does result from such willful default of the Port Authority it is understood and agreed that the Port Authority in such instance will have no liability to the Lessee for consequential damages of any kind whatsoever.

            (h) The Port Authority shall be under no obligation to supply any service or services if and to the extent and during any period that the supplying of any such service or services or the use of any component necessary therefor shall be prohibited or rationed by any Legal Requirements and if the Port Authority deems it in the public interest to comply therewith, even though such Legal Requirements may not be mandatory on the Port Authority as a public agency.

            (i) The Port Authority shall have no obligations or responsibility with respect to the performance of any services or providing, supplying or furnishing to the Lessee of any utilities or services whatsoever except as expressly provided in this Agreement.

Section 43. Partnership Provision

            If the Lessee is a partnership on the date set forth in the first line of this Agreement or, if the Lessee should assign this Agreement to a partnership in accordance with the provisions of Section 19 of this Agreement entitled "Assignment and Sublease", the individual partners constituting the partnership from and after the said date or the effective date of such assignment, as the case may be, shall be and continue to be jointly and severally liable for performing and observing the obligations of the Lessee hereunder except as expressly provided in this Section 43. Furthermore, any new partners of the Lessee shall, by their admission as partners, be deemed to have assumed liability jointly and severally with the then partners for the obligations of the Lessee under this Agreement and neither the admission of new partners nor the withdrawal of partners shall be a violation of Section 19 of this Agreement entitled "Assignment and Sublease" or of paragraphs (a)(4) or
(a)(6) of Section 20 this Agreement entitled "Termination", or any other provision hereof, if the conditions hereinafter stated in this Section 43 are satisfied. The Lessee shall notify the Port Authority of the admission of each new partner and shall supply to the Port Authority a written agreement executed by each new partner confirming assumption of liability as described above. Notwithstanding any provisions of this Agreement, or any law to the contrary, or the provisions of any agreement executed by the Lessee during the term of the letting, if any partner of the Lessee shall die during the unexpired portion of the term of this Agreement, or if any partner of the Lessee shall complete his or her retirement from the Lessee, or sever his or her connection with the Lessee for reasons other than death or retirement, during the


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unexpired portion of the term of this Agreement, such partner and his or her estate shall be relieved of all liability for performance of Lessee's obligations under this Agreement accruing after such death, retirement or severance, provided that in order to obtain such release with respect to any such partner the Lessee shall give notice to the Port Authority on behalf of the deceased, retiring or withdrawing partner of such death, retirement or severance, and provided further that the total partnership assets available to meet the obligations of the Lessee under this Agreement immediately after such death, retirement or severance shall not be materially less than the total partnership assets available to meet the obligations of the Lessee under this Agreement immediately prior to such death, retirement or severance.

Section 44. Additional Space

            (a) If during the initial term of the letting hereunder, any single block of space contiguous to the Lessee's then current premises, either on the same floor as the Lessee's then current premises or directly above or directly below the Lessee's then current premises, becomes available for leasing, (such block of space being referred to herein as "Additional Space") and provided that this Agreement is then in full force and effect and the Lessee is not in default under any term, provision or covenant of this Agreement after notice and the expiration of any applicable cure periods, then the Port Authority prior to entering into an agreement with a third party covering the letting of such space, will notify the Lessee in writing of the availability for leasing of such space (the "Port Authority Notification"), such Port Authority Notification to state the date it expects such space to become available or ready for occupancy, the location of such space, the number of rentable square feet contained therein and shall set forth the annual basic rental rate. The letting of the Additional Space shall be with no rental concession and on an "as is" basis with no finishing allowance or reimbursement amount to be provided by the Port Authority. Payment of basic rental and additional basic rental for any Additional Space will commence on the commencement date of the letting of same. The Lessee shall have the right, by notice to the Port Authority subscribed by an authorized officer of the Lessee and delivered to the Port Authority within thirty (30) days after receipt of the Port Authority Notification:

                  (i) to accept unconditionally such space in its entirety for the balance of the term of the letting hereunder, at the annual basic rental rate set forth in the Port Authority Notification; or

                  (ii) to accept unconditionally such space in its entirety for the balance of the term of the letting hereunder but to advise the Port Authority that the Lessee has concluded that the Port Authority's annual basic rental therefor is greater than the fair market rental value for such space, in which event, and if the Port Authority and the Lessee are unable within thirty (30) days thereafter to reach agreement on the annual basic rental for such Additional Space, to withdraw its notification or to accept the fair market rental value for the Additional Space as shall be determined by arbitration in accordance with the provisions of paragraph (c) of this Section 44.

            Within thirty (30) days after the later of the date that the Lessee notifies the Port Authority pursuant to subdivision (i) above of this paragraph
(a) that it unconditionally accepts such space, or the date the Port Authority and the Lessee reach agreement within the aforesaid thirty (30) day period on the annual basic rental, or, in the event that the rental for such space is determined by arbitration pursuant to subdivision (ii) above of this paragraph
(a), the date that the arbitrators render their determination of the fair market rental value, the Port Authority will prepare and submit to the Lessee for its execution an appropriate


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agreement supplementing this Agreement and providing for the letting of such
Additional Space. Any such supplemental agreement prepared by the Port Authority pursuant to the provisions of this paragraph (a) shall provide for the letting of the Additional Space upon all the terms and conditions set forth in this Agreement except as modified by the provisions of this paragraph (a) and paragraph (b) of this Section 44. Commencing with the commencement date of the letting of any such Additional Space, such additional space shall be deemed incorporated in the premises and the Lessee, commencing as of such commencement date, shall pay basic rental and shall pay additional basic rental for any such Additional Space in accordance with the provisions of Schedule A attached hereto provided that the base period for purposes of determining additional basic rental with respect to payments in lieu of taxes pursuant to Schedule A of this Agreement shall be the tax year commencing on the July 1st immediately preceding the commencement date of the letting of any such Additional Space and the base period for determining additional basic rental payable pursuant to paragraph 3 of Schedule A shall be the calendar year in which the commencement date of the letting of the particular Additional Space shall occur. Provided that the terms and conditions of the supplemental agreement submitted by the Port Authority are in accordance with the provisions of this paragraph (a), the Lessee shall execute such agreement and return it to the Port Authority within thirty (30) days after its receipt thereof In the event the Lessee fails to indicate its acceptance of such Additional Space described in the Port Authority Notification within the time period prescribed in this paragraph (a) or in the event that the Lessee shall fail to execute such agreement prepared by the Port Authority with respect to such space within the time set forth in this paragraph (a), then the Lessee shall thereupon have no further rights or interest in or to such space pursuant to this paragraph (a) for a period of one (1) year from expiration of the applicable aforesaid time period, the Port Authority shall have no further obligation under this paragraph (a) to offer such space to the Lessee within such one (1) year period, the Port Authority shall have the right to lease such space, or any portion thereof, to others on terms and conditions (including but not limited to rental, term, space finishing and use provisions) different from those which would have governed the letting to the Lessee of such space and on more or less favorable terms and conditions all as the Port Authority may at its discretion determine and during the term of such lease to such third party, including any renewal or extension thereof, such space shall be deemed not to be available for letting for purposes of this paragraph (a). The Lessee expressly understands and agrees that the provisions of this paragraph (a) are subject to the then existing availability for leasing of space. Additional Space shall be deemed available for leasing for the purposes of this paragraph (a) if(x) it is then unoccupied and not covered under the terms of an existing agreement of lease or other valid agreement granting present or future rights of occupancy or, if occupied pursuant to the terms of an existing agreement of lease, the letting under such lease is scheduled to expire not less than one hundred eighty
(180) days and not more than three hundred sixty-five (365) days following the date of the Lessee's notice to the Port Authority with respect to such Additional Space and (y) the Port Authority has not granted any right or option to any third party with respect to the letting or occupancy of such space, including but not limited to rights to renew or extend any existing tenancy in such space, which in either case are then in force and effect. Further, nothing in this paragraph (a) shall be construed to obligate the Port Authority in any way to terminate the letting or otherwise end the occupancy of a tenant currently in possession of any space, whether contiguous to the Lessee's then existing premises or otherwise, prior to the scheduled expiration date of such letting. Attached hereto as Schedule O is a description of all third party option rights (hereinafter collectively called "Option Rights") that exist on the date of this Agreement to lease space or to renew the term of the letting of space which is contiguous to the initially let premises. Such Schedule O was prepared to the best of the Port Authority's knowledge and it is agreed that the Port Authority shall have no liability for errors and omissions in such Schedule O, provided that the Port Authority made a good faith effort to provide the information therein fully and correctly. The Port Authority agrees that subsequent to the date of this Agreement it will not grant third parties any new Option Rights with respect to space superior to the Lessee's rights with respect to such space as set forth in this paragraph (a).


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            (b) In the event the Lessee concludes that the annual basic rental for any Additional Space specified in the Port Authority Notification pursuant to paragraph (a) of this Section 44 is greater than the fair market rental value for such Additional Space, the Lessee shall so advise the Port Authority and shall request arbitration with respect thereto. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then rules of the American Arbitration Association or any successor organization and the question to be answered by the arbitrators shall be:

                        "Is the annual basic rental established by the Port
            Authority greater than the fair market rental value (as such term is defined in paragraph (c) of this Section 44) for such Additional Space for the balance of the term of the letting under the Lease?"

If the arbitrators' decision is in the negative (or if the Lessee does not contest the rental rate after specification thereof by the Port Authority) then from and after the commencement date of the term of the letting of such Additional Space, the Lessee shall pay to the Port Authority such annual basic rental in advance in equal monthly installments throughout the balance of the term of the letting under this Agreement. If the decision of the arbitrators is that the annual basic rental specified by the Port Authority is greater than the fair market rental value for such Additional Space, the arbitrators shall thereupon determine the fair market rental value for the applicable space, and in such event from and after the commencement date of the letting of such Additional Space, the Lessee shall pay to the Port Authority in advance in equal monthly installments an annual basic rental equal to the fair rental value as determined by the arbitrators. The Port Authority and the Lessee shall each bear the cost of the arbitrator appointed by them. All other costs of such arbitration, including but not limited to the cost of the third arbitrator, shall be borne equally by the Port Authority and the Lessee.

            (c) For the purposes of this Section, the term "fair market rental value" shall mean rent at the rate that a willing bona fide tenant would pay and a willing bona fide landlord would accept for comparable space in the World Trade Center taking into account all appropriate factors presented by the parties to the arbitrators, including without limitation thereto: (1) the amounts the Port Authority will pay as brokerage commissions in connection with such letting, (2) the tax base and base wage rate date to be used in determining additional basic rental, (3) that the Port Authority will not provide a finishing allowance or be required to perform any work for the Lessee, (4) that no free-rent period or any other rental concessions will be provided by the Port Authority with respect to such Additional Space, and (5) that no consideration shall be given to the fact that the building in which the Additional Space is located is owned by a public authority.

            (d) Set forth in Schedule M attached hereto is a description of the methodology used by the Port Authority to determine the number of rentable square feet contained in Area A (such methodology being hereinafter called the "Full Floor Methodology") and the methodology used by the Port Authority to determine the number of rentable square feet in Area A-1 (such methodology being hereinafter called the "Partial Floor Methodology"). For purposes of computing the number of rentable square feet contained in any Additional Space referred to in paragraph (a) above, or for purposes of determining the number of rentable square feet in any portion of the premises the letting of which is terminated by the Lessee pursuant to the provisions of Section 48 of this Agreement, which in either case constitutes a full floor, the Port Authority will determine same in accordance with the Full Floor Methodology and for purposes of computing the number of rentable square feet contained in any Additional Space referred to in paragraph (a) above, or for purposes of determining the number of rentable square feet in any portion of the premises the


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letting of which is terminated by the Lessee pursuant to the provisions of
Section 48 of this Agreement, which in either case is a partial floor, the Port Authority will determine same in accordance with the "Partial Floor Methodology".

Section 45. Lessee's Right to Extend the Letting

            (a) The Lessee shall have the right to extend this Agreement and the term of the letting hereunder, as to the entire premises or a portion thereof, but in no event shall such portion be less than all of Area A, for a five
(5)-year period (the "first extension period") effective upon the expiration date of the term of the letting set forth in Section 2 of this Agreement, provided that the Lessee shall give irrevocable, unconditional written notice (the "First Extension Exercise Notice") to the Port Authority of its election to do so not later than four hundred fifty-five (455) days prior to said expiration date and provided further however that no First Extension Exercise Notice pursuant to this paragraph (a) shall be effective (i) if on the date of the giving of said Notice or on the effective date thereof the Lessee is in default in the performance or observance of any term, provision or condition of this Agreement after any required notice and the expiration of any applicable cure period, or (ii) if on the date of the giving of said Notice or on the effective date thereof the Lessee has been served with a notice of termination of this Agreement by the Port Authority or (iii) if on the date of the giving of said Notice this Agreement is not then in full force and effect.

            (b) In the event the Lessee exercises the right set forth in paragraph (a) of this Section 45 then the letting during the first extension period shall be upon all of the same terms, covenants, conditions and provisions of this Agreement except that (1) the basic rental during the first extension period shall be as determined pursuant to paragraph (c) hereof, (2) the "tax base" pursuant to Schedule A to this Agreement shall be the tax year commencing on the July 1st immediately preceding the first day of the first extension period, (3) the "basic wage rate" pursuant to Schedule A to this Agreement shall be the wage rate in effect on the January 1st of the calendar year preceding the calendar year in which the first day of the extension period shall fall and (4) there shall be no free-rent period, rent concessions, finishing allowance or reimbursement amount provided by the Port Authority with respect to the first extension period.

            (c) In the event the Lessee shall give to the Port Authority the First Extension Exercise Notice, the Port Authority shall, not later than sixty
(60) days after the Lessee shall have given the First Extension Exercise Notice, advise the Lessee in writing of the Port Authority's proposed annual basic rental to be payable by the Lessee during the first extension period. In the event that the Lessee shall not agree to pay such annual basic rental, the Lessee shall so advise the Port Authority within sixty (60) days following receipt of the Port Authority's notice of the proposed annual basic rental, and in such event the parties shall in good faith endeavor to reach agreement on the annual basic rental to be payable during the first extension period, and if the parties are unable to reach agreement within twenty (20) days after the Lessee has advised the Port Authority that it does not agree to pay the annual basic rental proposed by the Port Authority, such annual basic rental shall thereupon be determined by arbitration. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then-rules of the American Arbitration Association or any successor organization and the question to be answered by the arbitrators shall be:

            "What is the fair market rental value for the premises during the extension period?"

In the event that the arbitrators shall have determined the fair market rental value as provided in this paragraph (c) or in the event that the Lessee and the Port Authority shall have agreed upon an annual basic


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rental for the extended term of the letting, then, from and after the first day of the first extension period the Lessee shall pay to the Port Authority (1) an annual basic rental equal to the fair market rental value for the premises so determined by the arbitrators or (2) the annual basic rental agreed upon by the Port Authority and by the Lessee, as the case may be, which annual basic rental shall be payable in equal monthly installments on the first day of the first extension period and on the first day of each calendar month thereafter for the balance of the term of the first extension period, provided that in the event the first day of the first extension period shall be other than the first day of a calendar month, the installment of basic rental payable on the first day of the first extension period shall be an amount equal to the monthly installment of basic rental payable during the first extension period multiplied by a fraction the numerator of which shall be the number of days from the first day of the first extension period to the last day of the calendar month in which the first day of the first extension period shall fall (both days inclusive) and the denominator of which shall be the number of days in that calendar month and shall be payable together with the first full monthly installment of basic rental payable during the first extension period. In the event the fair market rental value for the premises for the first extension period and, accordingly, the annual basic rental for the premises for the first extension period have not been determined as herein provided prior to the commencement of the first extension period, the Lessee shall continue to pay the monthly installments of basic rental at the rate theretofore in effect and upon determination of the annual basic rental pursuant to the provisions of this paragraph (c), the Lessee shall, within thirty (30) days thereafter pay any amounts due to the Port Authority arising out of the excess (if any) of the monthly installments of the annual basic rental as so determined over the monthly installments thereof actually paid by the Lessee during the period prior to such determination, or, if the sum of the monthly installments of annual basic rental actually paid by the Lessee during the portion of the first extension period prior to such determination is in excess of the sum of the monthly installments of annual basic rental payable for such portion of the first extension period as determined by arbitration, the Port Authority shall either (i) credit the Lessee with such excess to be applied by the Port Authority solely against the Lessee's basic rental and additional basic rental obligations next becoming due under this Agreement or (ii) at the Lessee's request, pay such excess to the Lessee within thirty (30) days after the Lessee's request therefor. In addition to the basic rental payable as provided in this paragraph (c) the Lessee shall, from and after the commencement of the first extension period, continue to pay additional basic rental pursuant to Schedule A to this Agreement except that the tax base and basic wage rate date for determining such additional basic rental for the extension period shall be as set forth in paragraph (b) of this Section
45. The Port Authority and the Lessee shall each bear the cost of the arbitrator appointed by them. All other costs of such arbitration, including, but not limited to the cost of the third arbitrator shall be borne equally by the Port Authority and the Lessee.

            (d) In the event that the Lessee shall have extended the term of the letting pursuant to paragraph (a) of this Section 45, then the Lessee shall have the right to extend this Agreement and the term of the letting hereunder, as to then entire premises or a portion of the premises, but in no event shall such portion be less than all of Area A, for a second five (5) year period (the "second extension period") effective upon the expiration date of the first extension period, provided that the Lessee shall give irrevocable, unconditional written notice (the "Second Extension Exercise Notice") to the Port Authority of its election to do so not later than four hundred fifty-five (455) days prior to the expiration date of the first extension period and provided further however that no Second Extension Exercise Notice pursuant to this paragraph (d) shall be effective (i) if on the date of the giving of said Notice or on the effective date thereof the Lessee is in default in the performance or observance of any term, provision or condition of this Agreement after any required notice and the expiration of any applicable cure period, or (ii) if on the date of the giving of said Notice or on the effective date thereof the Lessee has been served with a notice of termination of this Agreement by the Port Authority or (iii) if on the date of the giving of said Notice this Agreement is not then in full force and effect.


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            (e) In the event the Lessee exercises the right set forth in paragraph (d) of this Section 45 then the letting during the second extension period shall be upon all of the same terms, covenants, conditions and provisions of this Agreement except that (1) the basic rental during the second extension period shall be as determined pursuant to paragraph (f) hereof, (2) the "tax base" pursuant to Schedule A to this Agreement shall be the tax year commencing on the July 1st immediately preceding the first day of the second extension period, (3) the "basic wage rate" pursuant to Schedule A to this Agreement shall be the wage rate in effect on the January 1st of the calendar year preceding the calendar year in which the first day of the second extension period shall fall and (4) there shall be no free-rent period, rent concessions, finishing allowance or reimbursement provided by the Port Authority with respect to the second extension period.

            (f) In the event the Lessee shall give to the Port Authority the Second Extension Exercise Notice, the Port Authority shall, not later than sixty
(60) days after the Lessee shall have given the Second Extension Exercise Notice, advise the Lessee in writing of the Port Authority's proposed annual basic rental to be payable by the Lessee during the second extension period. In the event that the Lessee shall not agree to pay such annual basic rental, the Lessee shall so advise the Port Authority within sixty (60) days following receipt of the Port Authority's notice of the proposed annual basic rental, and in such event the parties shall in good faith endeavor to reach agreement on the annual basic rental to be payable during the second extension period, and if the parties are unable to reach agreement within twenty (20) days after the Lessee has advised the Port Authority that it does not agree to pay the annual basic rental proposed by the Port Authority, such annual basic rental shall thereupon be determined by arbitration. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then-rules of the American Arbitration Association or any successor organization and the question to be answered by the arbitrators shall be:

      "What is the fair market rental value for the premises during the extension period?"

In the event that the arbitrators shall have determined the fair market rental value as provided in this paragraph (f) or in the event that the Lessee and the Port Authority shall have agreed upon an annual basic rental for the second extension period, then from and after the first day of the extended term of the letting hereunder the Lessee shall pay to the Port Authority (1) an annual basic rental equal to the fair market rental value for the premises so determined by the arbitrators or (2) the annual basic rental agreed upon by the Port Authority and by the Lessee, as the case may be, which annual basic rental shall be payable in equal monthly installments on the first day of the second extension period and on the first day of each calendar month thereafter for the balance of the term of the extension period, provided that in the event the first day of the second extension period shall be other than the first day of a calendar month, the installment of basic rental payable on the first day of the second extension period shall be an amount equal to the monthly installment of basic rental payable during the second extension period multiplied by a fraction the numerator of which shall be the number of days from the first day of the second extension period to the last day of the calendar month in which said first day of the second extension period shall fall (both days inclusive) and the denominator of which shall be the number of days in that calendar month and shall be payable together with the first full monthly installment of basic rental payable during the second extension period. In the event the fair market rental value for the premises for the second extension period and accordingly the annual basic rental for the premises for the second extension period have not been determined as herein provided prior to the commencement of the extension period, the Lessee shall continue to pay the monthly installments of basic rental at the rate theretofore in effect, and upon determination of the annual basic rental pursuant to the provisions of this paragraph (f), the Lessee shall within thirty (30) days thereafter pay any amounts due


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to the Port Authority arising out of the excess (if any) of the monthly installments of the annual basic rental as so determined over the monthly installments thereof actually paid by the Lessee during the period prior to such determination, or, if the sum of the monthly installments of annual basic rental actually paid by the Lessee during the portion of the second extension period prior to such determination is in excess of the sum of the monthly installments of annual basic rental payable for such portion of the second extension period as determined by arbitration, the Port Authority shall either (i) credit the Lessee with such excess to be applied by the Port Authority solely against the Lessee's basic rental and additional basic rental obligations next becoming due under this Agreement or (ii) at the Lessee's request, pay such excess to the Lessee within thirty (30) days after the Lessee's request therefor. In addition to the basic rental payable as provided in this paragraph (f) the Lessee shall, from and after the commencement of the second extension period, continue to pay additional basic rental pursuant to Schedule A attached to this Agreement except that the tax base and basic wage rate date for determining such additional basic rental for the second extension period shall be as set forth in paragraph (b) of this Section 45. The Port Authority and the Lessee shall each bear the cost of the arbitrator appointed by them. All other costs of such arbitration, including, but not limited to the cost of the third arbitrator shall be borne equally by the Port Authority and the Lessee.

      (g) For the purposes of this Section 45, the term "fair market rental value" shall mean rent at the rate that a willing bona fide tenant would pay and a willing bona fide landlord would accept for comparable space in the World Trade Center taking into account all appropriate factors presented by the parties to the arbitrators, including without limitation thereto: (1) whether the Port Authority will pay a brokerage commission in connection with such extension, (2) the tax base and basic wage rate date to be used in determining additional basic rental, (3) that the Port Authority will not be required to perform any work for the Lessee and that the Port Authority will not provide the Lessee with a finishing allowance, (4) that no consideration shall be given to the fact that the premises are owned by a public authority, (5) that there will be no free rent period and no other rent concessions provided by the Port Authority.

Section 46. Certain Obligations of the Port Authority, Consequential Damages

      (a) Except for those obligations expressly assumed by the Lessee under the provisions of this Agreement, the Port Authority, at its cost and expense, will operate, clean and maintain and make all necessary repairs and replacements (both structural and nonstructural) to the public portions and common areas of the building in which the premises are located providing access to the premises, the structural components of such building (by which is meant the exterior walls, roof, columns, floor slabs and other structural building supporting members), the public portions and common areas of the World Trade Center providing access to the premises and to those systems and all parts thereof providing services and utilities to the premises which the Port Authority has expressly undertaken to supply to the Lessee pursuant to the provisions of this Agreement, and will continue to operate and maintain the building in which the premises are located and its life safety systems as a first-class office building. The Port Authority agrees to comply with the substantive requirements of the life safety provisions of the New York City Building Code (or to comply in a manner which in the Port Authority's opinion is equivalent to compliance with such provisions of the Code) to the following extent: (i) in the public and common areas of the building in which the premises is located and in all other public and common areas of the World Trade Center (if such life safety provisions affect systems or equipment in such other public areas of the World Trade Center which service or otherwise impact on the building in which the premises is located or such life safety provisions affect the Lessee's access to the premises), (ii) in the non-office areas of the premises, and (iii) all electrical, plumbing, HVAC and other systems in such building affecting the premises, provided, that nothing herein shall be construed to require the Port Authority to make any improvements or perform any work in the office portions of the Lessee's premises, except as otherwise specifically set forth in this Agreement, and nothing herein


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shall be construed to relieve the Lessee of its obligations to comply with the provisions of the Section of this Agreement entitled "Governmental Requirements". Nothing in this Section shall be or be deemed to be a recognition that said New York City Building Code is applicable to the World Trade Center or to any other facilities owned or operated by the Port Authority or that the Port Authority is required by any law, rule, regulation, order or direction to conform to or comply with the New York City Building Code. The Port Authority will maintain, operate and make all repairs and replacements to the building in which the premises are located in compliance with the substantive provisions of all laws, ordinances, enactments, resolutions, rules, regulations, requirements, orders and directions with which the Lessee is not required to comply by the provisions of the Section of this Agreement entitled "Governmental Requirements" and lack of compliance with which would prevent the Lessee from operating in the premises in the manner set forth in the Section of this Agreement entitled "Rights of User by the Lessee" or adversely affect other than in an immaterial manner such operations, but nothing in this Section is intended to modify the provisions of paragraphs (f) and (g) of the Section of this Agreement entitled "Services and Utilities" or the provisions of paragraph (c) of the Section of this Agreement entitled "Force Majeure". The provisions of this paragraph shall not be deemed to require the Port Authority to deliver services or additional services to the premises at a higher level or to a greater specification or capacity than provided in Section 42 of this Agreement entitled "Services and Utilities", and in Schedule D of this Agreement.

      (b) Subject to all of the provisions of Section 37 of this Agreement entitled "Liability Insurance" (including, without limitation, the waiver of subrogation and release provisions thereof) the Port Authority shall indemnify and hold harmless the Lessee, its directors, officers, members, partners, employees, representatives, contractors and agents from (and shall reimburse the Lessee for the Lessee's reasonable out of pocket costs or expenses including reasonable out of pocket legal expenses incurred in connection with the defense
of) all claims and demands of third persons, including, but not limited to, those for death, for personal injuries, or for property damages, arising (i) out of any default of the Port Authority in performing or observing the obligations expressly undertaken by the Port Authority pursuant to the provisions of this Agreement or (ii) out of any of the negligent acts or omissions or willful misconduct of the Port Authority, its Commissioners, officers, agents, employees, representatives, contractors, guests, invitees, and other persons who are doing business with the Port Authority or who are on or at the premises at the express direction of the Port Authority where such negligent acts or omissions or willful misconduct occur on the premises or (iii) arising out of any negligent acts or omissions or willful misconduct of the Port Authority, its Commissioners, officers, agents, employees and representatives where such negligent acts or omissions or willful misconduct is elsewhere at the World Trade Center. The Port Authority shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent). The provisions of this paragraph (b) and the Port Authority's indemnification of the Lessee shall not extend to or include claims or demands arising out of the acts or omissions of the Port Authority acting in its governmental capacity with respect to (i) the review of the Lessee's Construction Applications and the plans and specifications attached thereto and any recommended actions or requirements made in connection therewith or (ii) the inspection by the Port Authority of the work performed by the Lessee pursuant thereto. Nothing set forth in this paragraph (b) is intended or shall be deemed to alter the obligations of the Lessee and the Port Authority with respect to damage to the property of the Lessee or of the Port Authority in the event that the premises are damaged by a casualty, which obligations shall be as provided in Section 9 of this Agreement entitled "Casualty".

      (c) With respect to any claim that either party to this Agreement may assert against the other party pursuant to this Agreement and subject to the proviso later occurring in this sentence, it is hereby agreed that neither party to this Agreement may assert a claim against the other for consequential or special damages provided, however, that nothing herein shall be construed to prevent the Port Authority from


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seeking indemnification from the Lessee pursuant to the Section of this
Agreement entitled "Indemnity" or pursuant to any other Section of this Agreement, if applicable, or to prevent the Lessee from seeking indemnification from the Port Authority pursuant to paragraph (b) of this Section or any other Section of this Agreement, if applicable, from and against claims and demands of unaffiliated third persons for consequential or special damages.

Section 47. Additional Provisions

      (a) This Agreement shall be governed in all respects in accordance with the laws of the State of New York.

      (b) Neither the Lessee nor the Port Authority shall record this Agreement. The Lessee may, at its sole cost and expense, record a memorandum of this Agreement, prepared by it at its sole cost and expense, reasonably satisfactory to the Port Authority, and the Port Authority agrees to execute such memorandum within fifteen (15) business days after request therefor. If the Lessee so records such memorandum, it shall, at its sole cost and expense, record in timely fashion a memorandum satisfactory to the Port Authority of each and every modification, extension, supplement, assignment, surrender, or other amendatory agreement relating thereto, which memorandum shall be prepared by and at the sole cost and expense of the Lessee.

      (c) Except as otherwise expressly provided in this Agreement, the terms, covenants, conditions and provisions of this Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to, provided however that (i) no violations of the provisions of Section 19 of this Agreement entitled "Assignment and Sublease" shall operate to vest any rights in any successor or assignee of the Lessee and (ii) the provisions of this paragraph shall not be construed as modifying the terms, provisions, covenants and conditions of Section 20 of this Agreement entitled "Termination".

      (d) If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

      (e) If a rule or regulation set forth in Exhibit R attached to this Agreement or any further rule or regulation hereafter promulgated by the Port Authority as provided in Section 6 of this Agreement entitled "Rules and Regulations" or any amendment or supplement to any existing or future rule or regulation shall conflict or be inconsistent with any express provision of this Agreement, the express provision of this Agreement shall control. Prior to the execution of this Agreement by either party hereto Rule 29 of Exhibit R was deleted in its entirety. In the event that any provision of any Exhibit or Schedule (other than Exhibit R) constituting a part of this Agreement conflicts or is inconsistent with any express provision of this Agreement, then the express provision of this Agreement shall control.

      (f) In the event that title to the building of which the premises is a part or a portion thereof which includes the premises is transferred to private ownership (as distinguished from governmental or quasi-governmental ownership), or in the event that the Port Authority enters into a lease, contractual or


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other agreement for the management or operation of the building of which the premises is a part or a portion thereof which includes the premises, then, in addition to the obligations of the Owner (as such term is defined in paragraph
(a) of Section 31, as successor to the Port Authority, under this Agreement, the following shall apply:

            (1) All references to "non-arbitrary and non-capricious" or "arbitrary and capricious" or similar words appearing in Section 12 or elsewhere in this Agreement shall be deemed changed to "reasonable" or "non-reasonable" or similar words, as the case may be. Without limiting the foregoing and in addition thereto the Owner will not unreasonably withhold or delay its consent required pursuant to the Section of this Agreement entitled "Construction by the Lessee" to any contractor or subcontractor or any construction, improvement, alteration, modification, addition, repair or replacement work proposed to be done by the Lessee so long as the Lessee's plans and specifications therefor conform to the requirements of the New York City Building Code and so long as such work shall not (i) unreasonably interfere with the operation of the World Trade Center, (ii) materially and adversely affect the exterior walls or exterior appearance of the building in which the premises are located,
      (iii) materially and adversely affect the slab, structural steel members or core walls of such building, or (iv) affect the proper functioning of the mechanical, plumbing, electrical and heating, ventilating and air-cooling systems of such building. Any dispute between the Owner and the Lessee arising out of this subparagraph (1) as to whether the Owner unreasonably withheld or unreasonably delayed its consent shall be resolved by arbitration in accordance with the then existing rules of the American Arbitration Association (expedited procedures). The provisions of this subparagraph (1) shall be applicable to a Clause Y Owner solely to the extent that the Port Authority has delegated to the Clause Y Owner in the Operating Agreement the authority to make the determinations referred to in this subparagraph (1).

            (2) The Owner, in addition to performing the obligations expressly undertaken by the Port Authority pursuant to the provisions of this Agreement, will maintain and repair the building in which the premises are located in compliance with all applicable laws, ordinances, enactments, resolutions, rules, regulations, requirements, orders and directions including, without limitation thereto, the New York City Building Code, provided that a Clause Y Owner shall not be obligated to comply with same unless such Clause Y Owner by virtue of being a Clause Y Owner would otherwise be obligated by legal requirement to comply with same in the absence of this provision.

            (3) Wherever in Section 19 of this Agreement the consent of the landlord is required in connection with any assignment or subletting referred to therein, the Owner will not unreasonably withhold or delay such consent. Any dispute between the Owner and the Lessee arising out of this subparagraph (3) as to whether the Owner unreasonably withheld or unreasonably delayed its consent shall be resolved by arbitration in accordance with the then existing rules of the American Arbitration Association (expedited procedures). The provisions of this subparagraph
      (3) shall be applicable to a Clause Y Owner solely to the extent that the Port Authority has delegated to the Clause Y Owner pursuant to the Operating Agreement the authority to make the determinations referred to in this subparagraph (3).

            (4) The Owner, upon written request from the Lessee, shall join in any applications for any permits, approvals or certificates required to be obtained by the Lessee in connection with any construction or installation work the Lessee is permitted to perform in the premises (provided that the provisions of the applicable legal requirement shall


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      require that the owner joins in such application) and shall otherwise cooperate with Lessee in connection therewith provided that the owner shall not be obligated to incur any out-of-pocket cost or expense including, without limitation, attorney's fees and disbursements unless Lessee shall pay such reasonable cost or expense. The existence of this subparagraph (4) shall not in and of itself be construed to create any governmental requirement for a Clause Y Owner to join in, make or obtain any application referred to herein if no such governmental requirement would otherwise have existed but for this subparagraph (4).

For purposes of this paragraph (g) the term "Clause Y Owner" shall mean the type of Owner described in clause (y) of paragraph (a) of Section 31 of this Agreement, and the term "Operating Agreement" shall mean the lease, contractual or other agreement referred to in said clause (y) with a private party covering the building of which the premises is a part or covering a portion thereof of which the premises is a part.

      (g) The Port Authority hereby represents that on the date of this Agreement there is no existing mortgage on the building in which the premises are located and that there is no existing ground lease covering the underlying land on which such building is located.

      (h) In the event the Lessee applies for a reduction in the commercial rent tax pursuant to the Commercial Revitalization Program with the New York City Department of Finance Property Division, the Port Authority agrees to sign the necessary certificate or application required to obtain such reduction, provided that such signing by the Port Authority is required by the applicable governmental authority and provided further that if the Port Authority is required by such application to pay any fees, charges or monies of any kind in connection therewith, the Lessee, within ten (10) days of demand therefor, will reimburse the Port Authority such amounts as are expended by the Port Authority in connection therewith. The Port Authority is making no representation, warranties or assurances of any kind that the Lessee is entitled to or will be granted a reduction in the commercial rent tax.

Section 48. Additional Provisions Relating to Termination

      (a) The Lessee shall have the right to terminate this Agreement and the letting hereunder effective July 31, 2000 solely as to Area A-3 and/or as to portions of its premises located on the 8th and/or 9th floors of the building in which its premises are located provided that (1) the Lessee shall have given to the Port Authority unconditional written notice of its election so to terminate (hereinafter in this paragraph (a) called the "Lessee's Termination Notice") not later than December 31, 1999, (2) the Lessee's Termination Notice shall specifically designate the portion or portions of the premises to be terminated pursuant to this paragraph (a), (3) the portion or portions of the premises as to which the Lessee exercised its termination right hereunder shall be commercially marketable for letting to a third party, and (4) the aggregate number of rentable square feet that can be terminated by the Lessee pursuant to this paragraph (a) shall not exceed 39,000 rentable square feet.

      (b) The Lessee shall have the right to terminate this Agreement and the letting hereunder solely as to the entire premises effective on any Applicable Termination Date provided that (1) the Lessee shall have given to the Port Authority unconditional written notice of its election so to terminate, received by the Port Authority not later than three hundred sixty-five (365) days prior to the Applicable Termination Date, (2) on or prior to the Applicable Termination Date, the Lessee shall deliver to the Port Authority a certified or cashier's check payable to the Port Authority and drawn on a banking institution having an office within the Port of New York District in the sum of the following amounts: (x) the Applicable Termination Amount and (y) the Termination Reimbursement Amount as determined in accordance with the provisions


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of subparagraph (D) of paragraph (p) of Section 12 of this Agreement.

      (c) The Lessee shall have the right to terminate this Agreement and the letting hereunder effective on the Applicable Termination Date as to its entire premises located on the 8th and 9th floors of the Building or a lesser portion or portions thereof on such floors as is so designated by the Lessee, each lesser portion or portions thereof as is designated by the Lessee to consist of a contiguous block of space of not less than five thousand (5,000) rentable square feet provided that: (1) the Lessee shall have given to the Port Authority unconditional written notice of its election so to terminate, received by the Port Authority not later than three hundred sixty-five (365) days prior to the Applicable Termination Date and (2) on or prior to the Applicable Termination Date, the Lessee shall deliver to the Port Authority a certified or cashier's check in the Applicable Termination Amount payable to the Port Authority and drawn on a banking institution having an office within the Port of New York District.

      (d) In the event that the Lessee, pursuant to and in accordance with the provisions of paragraph (a) of Section 45, extends the term of the letting thereunder, then the Lessee shall have the right to terminate this Agreement and the letting hereunder effective on the Applicable Termination Date solely as to
(i) the entire premises or (ii) portions of its premises located on the 8th and/or 9th floors of the building in which its premises are located, provided that (1) the Lessee shall have given to the Port Authority unconditional written notice of its election to so terminate (hereinafter in this paragraph (d) called the "Lessee's Termination Notice") received by the Port Authority not later than April 30, 2016, (2) the Lessee's Termination Notice shall specifically designate the portion or portions of the premises to be terminated pursuant to this paragraph (d) if the Lessee is not terminating the letting of the entire premises and (3) in the event the Lessee is terminating the letting of a portion or portions of the premises only, then such terminated portion or portions of the premises shall be commercially marketable for letting to a third party.

      (e) No notice of termination served by the Lessee in accordance with paragraph (a), paragraph (b), paragraph (c) or paragraph (d) of this Section shall be effective (and any such notice given shall be deemed null and void) unless given strictly in accordance with the requirements of each of said respective paragraphs, including, in the case of paragraph (b), payment of the Applicable Termination Amount and Termination Reimbursement Amount and in the case of paragraph (c), payment of the Applicable Termination Amount, each in the full amount required and in the manner and on the date set forth therein for payment. Without limiting the foregoing, the Lessee shall have no right to terminate the letting of the entire premises or as to any portion of the premises other than as specifically provided herein and shall only have a right so to terminate the letting if the necessary prior notice has been served in a timely manner and in the event of termination pursuant to said paragraph (b), payment of the Applicable Termination Amount and the Termination Reimbursement Amount is made on or prior to the Applicable Termination Date, and in the event of termination pursuant to said paragraph (c), payment of the Applicable Termination Amount is made to the Port Authority on or prior to the Applicable Termination Date.

      (f) In the event the Lessee has served an effective notice of termination under this Section, this Agreement, the letting hereunder as to the entire premises or a portion or portions thereof, as the case may be, shall cease and expire on the Applicable Termination Date as fully and completely as if such date were the expiration date of the letting thereof as originally set forth in
Section 2 of this Agreement.

      (g) As used in this Section 48, the following terms shall mean as follows:

            (i) "Applicable Termination Date" for purposes of paragraph (b) and paragraph (c) of this Section 48 shall mean the day preceding the fifth
      (5th) anniversary of the


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      Commencement Date and the day preceding the tenth (10th) anniversary of the Commencement Date.

            (ii) "Applicable Termination Date" for purposes of paragraph (a) of this Section 48 shall mean July 31, 2000.

            (iii) "Applicable Termination Date" for purposes of paragraph (d) of this Section 48 shall mean April 30, 2017.

            (iv) "Applicable Termination Amount" for purposes of paragraphs (b) and (c) of this Section 48 shall mean an amount determined by multiplying the number of rentable square feet as to which the letting has been terminated by the following per rentable square foot sums with respect to the indicated Applicable Termination Dates: (A) the day preceding the fifth (5th) anniversary of the Commencement Date - the sum of Twenty Dollars and Nineteen Cents ($20.19); and (B) the day preceding the tenth
      (10th) anniversary of the Commencement Date - the sum of Twenty-two Dollars and Twelve Cents ($22.12).

      (h) In the event the Lessee elects to terminate this Agreement and the letting hereunder pursuant to paragraph (a) or paragraph (c) of this Section 48 then notwithstanding the termination of the letting of a portion or portions of the premises the Lessee shall continue to pay the Facility Rental and the Construction Rental provided in Section 12 of this Agreement without reduction or abatement of any kind.

      (i) In the event that the Lessee elects to terminate the letting of a portion or portions of the initially let premises pursuant to paragraph (a) or paragraph (c) of this Section 48, then effective as of the day immediately following the effective date of such termination, the annual basic rental set forth in paragraphs (b), (c) and (d) of Section 4 of this Agreement applicable to the respective rental periods remaining in the balance of the term of the letting following the effective date of any such termination notice up to the Expiration Date shall be reduced by the product obtained by multiplying the annual rentable square foot rate applicable to each remaining rental period by the number of rentable square feet in the initially let premises as to which the letting has been terminated. For purposes of this paragraph (h) the term "annual rentable square foot rate" shall mean as follows:

         Rental period August 1, 2000 through July 31, 2005   -        $26.75

         Rental period August 1,2005 through July 31, 2010    -        $28.50

         Rental period August 1, 2010 through balance of the  -        $32.50
                 term of the letting

In the event the Lessee elects to terminate the letting of a portion or portions of the premises which are not part of the initially let premises pursuant to paragraph (a) or paragraph (c) of this Section 48, then the annual basic rental applicable to the portions of such non-initially let premises remaining a part of the premises subsequent to such termination shall be reduced in the same manner as the reduction for the initially let premises as provided in the preceding sentence except that the "annual rentable square foot rate" shall be computed based upon the annual basic rental rate per rentable square foot for such premises.

In the event the Lessee elects to terminate the letting of a portion or portions of the premises pursuant to paragraph (d) of this Section 48, then the annual basic rental rate in effect for the extension period described


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in paragraph (a) of Section 45 shall be reduced as of the day following the effective date of such termination by the product obtained by multiplying the annual per rentable square foot rate in effect for the premises for such extension period by the number of rentable square feet in the terminated portion or portions of the premises. In addition, following the effective date of termination of a portion of the premises pursuant to paragraphs (a), (c) or (d) of this Section 48, for purposes of determining additional basic rental subsequent to such termination pursuant to Schedule A (or such other applicable comparable schedule) for the remaining premises, the term "rentable square feet" shall exclude the number of rentable square feet as to which the letting has been terminated hereunder.

Section 49. Roof Space

      During the term of the letting under this Agreement the Lessee may give the Port Authority written notice that it desires the use of space located on the roof of the building in which the premises are located for the installation thereon by the Lessee, at its sole cost and expense, of a microwave "satellite" dish or a "whip antenna" to be used solely and exclusively by the Lessee for and in connection with the Lessee's permitted operations under the Section of this Agreement entitled "Rights of User by the Lessee" (and in no event to be made available by the Lessee to the public for any commercial purpose or to be used by the Lessee in any manner inconsistent with or beyond the scope of its permitted operations in the premises). If at the time of the Port Authority's receipt of such notice from the Lessee, the Lessee is not under a notice of termination served by the Port Authority, and this Agreement is in effect, the Port Authority will make available within thirty (30) days after receipt of a written request from the Lessee the roof space (hereinafter sometimes called the "Roof Space") shown in diagonal hatching on the space exhibit identified as Exhibit A-4 attached hereto and hereby made a part hereof. The Lessee agrees that its use of the Roof Space hereunder, including the installation and use of its communication equipment thereon, shall not result in any objectionable interference with any prior user of telecommunications or electrical equipment in the World Trade Center or with the operation of the radio and television broadcasting equipment installed in the World Trade Center and in the event such objectionable interference does result, the Lessee will immediately stop the use of the equipment or antenna producing such objectionable interference and will not resume the use thereof until the cause of such interference is corrected. All of the terms, covenants, conditions and provisions of this Agreement shall apply to the Lessee's use of the Roof Space except that the Lessee shall have no rental obligation with respect thereto, the Port Authority shall have no obligation for finishing work or preparation of any portion of the Roof Space for the Lessee's use, and the Port Authority will not provide cleaning services or any other services and utilities in the Roof Space, except for electricity. The Lessee will pay for its consumption and demand for electricity in the Roof Space based upon a survey of the Roof Space which may be made by the Port Authority's Engineering Department or by an independent utility consultant to be selected by the Port Authority for the purpose of establishing the Lessee's annual consumption of and demand for electricity therein (such consumption of and demand for electricity being hereinafter referred to as "the Roof Space consumption and demand"). The Roof Space consumption and demand shall be based on the wattage of electrical equipment and the frequency and duration of the use thereof in the Roof Space. The Lessee's annual Roof Space consumption and demand shall be divided by the number of "billing periods" per year established by the public utility company supplying electricity in the vicinity of the building on which the Roof Space is located so as to determine the Lessee's Roof Space consumption and demand per billing period. In lieu of determining the Lessee's Roof Space consumption and demand by survey, the same may be measured by meter which the Port Authority may at its option, exercised at any time during the period of the Lessee's use and occupancy of the Roof Space install on or off the space and in the event any such meter fails to record the Lessee's Roof Space consumption and demand, the Lessee's Roof Space consumption and demand for any period that a meter is out of service will be considered to be the same as the Roof Space consumption and demand for a like period either immediately before or immediately after


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such interruption as selected by the Port Authority. The Port Authority shall compute the cost of the Lessee's Roof Space consumption and demand either as determined by the survey or measured by meter based on the rates (including the fuel or other adjustment factor if any) which the Lessee under the service classification applicable to the Lessee as of the date of each billing period would be required to pay if the Lessee had purchased electricity directly from the public utility company supplying the same to commercial buildings in the vicinity of the World Trade Center. The Lessee shall pay the cost of the Roof Space consumption and demand for each such billing period to the Port Authority within fifteen (15) days after demand therefor based upon the foregoing rate and the same shall be deemed additional rental collectible in the same manner and with like remedies as if it were a part of the basic rental reserved under this Agreement. The determination of consumption and demand by survey shall be effective until the next succeeding survey and shall be binding and conclusive on both the Lessee and the Port Authority as to all matters, including but not limited to the frequency and duration of use of equipment in the Roof Space. The cost of each such survey shall be borne by the Port Authority, provided that if the Lessee installs additional equipment in the Roof Space in accordance with the provisions of the Section of this Agreement entitled "Construction by the Lessee" or otherwise which may result in a greater Roof Space consumption and demand, the Port Authority may direct a new survey to establish the Roof Space consumption and demand and the cost thereof shall be borne by the Lessee. Any method of measurement used herein shall not preclude the Port Authority from reverting to the use of any prior method. The provisions of paragraph (c) (ii) of the Section of this Agreement entitled "Services and Utilities" shall apply to the Roof Space, and such provisions shall be deemed incorporated in this Section by reference. The Port Authority makes no representation or warranty as to the suitability of the Roof Space for the operations permitted thereon by the provisions of this Section. The Lessee shall unconditionally accept the Roof Space in its entirety, in its "as is" condition such Roof Space is made available to the Lessee. The Lessee's license to use the Roof Space shall commence on the date such space is made available to the Lessee and shall end on the Expiration Date, as such date is defined in Section 2 of this Agreement, or such earlier date as this Agreement and the letting hereunder is terminated. The Lessee's use of the Roof Space hereunder shall be subject to and in accordance with all of the terms, covenants, provisions and conditions of this Agreement except as herein set forth, provided that the Port Authority will not be obligated to make the Roof Space available to the Lessee if on the intended commencement date of use, the Lessee is under a notice of termination served by the Port Authority, or if on such date this Agreement is not in effect. Upon request of either the Port Authority or the Lessee, both parties shall execute such form of agreement as shall in the opinion of both the Port Authority, acting in a non-arbitrary and non-capricious manner, and the Lessee, acting in a reasonable manner, be desirable, confirming the license of the Roof Space on the terms set forth herein. If the Lessee uses and occupies Roof Space pursuant to the provisions of this Section, the Lessee, subject to the applicable terms and conditions of this Agreement, shall have the right to use and occupy such space as may be reasonably designated by the Port Authority in the shafts and passageways leading to the Roof Space (the space in the shafts and passageways leading to the Roof Space described in this sentence being sometimes hereinafter in this Agreement collectively called "the common use area") for the purpose of installing and maintaining ducts, wires, lines, and cables connecting the equipment installed and operated by the Lessee in the Roof Space to the building's electrical system. The Lessee will be responsible at its sole cost and expense for the installation, maintenance, and operation of all equipment, ducts, wires, lines, and cables required for its operations in the Roof Space, whether such equipment, ducts, wires, lines, and cables are located on the Roof Space or in the common use area and all such equipment, ducts, wires, lines, and cables shall be installed subject to and in accordance with the provisions of this Agreement. The common use area shall be used by the Lessee in common with such other cables, conduits and installations as may be located therein by the Port Authority or by third parties and the Lessee's right to the use of such area shall extend only to the space actually physically occupied by such ducts, wires, lines, and cables as the Lessee shall install therein subject to the provisions of this Agreement.


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Section 50. Additional Provisions Regarding Cleaning

      It is hereby acknowledged that the Lessee under the Existing Lease has provided its own cleaning services in the entire premises and that the Lessee will continue to do so until it notifies the Port Authority in accordance with the provisions of this Section 50 that it elects to have the Port Authority perform cleaning services in the entire premises. For purposes of this Section 50, the term "Self Cleaning Period" shall mean any period during the term of the letting hereunder that the Lessee provides its own cleaning services in the premises. Prior to providing its own cleaning services the Lessee shall obtain the prior approval, which approval shall not be unreasonably withheld, of the Port Authority of the Lessee's cleaning contractor and of the Lessee's plans and arrangements for the performance of such work. The Port Authority hereby consents to the continued use of the cleaning contractor used by the Lessee under the Existing Lease and of the plans and arrangements used by the Lessee under the Existing Lease unless the Port Authority has objected to such plans and arrangements prior to the date of this Agreement. In connection with such services the Lessee shall adopt and enforce such practices and procedures, including contractual provisions relating to labor harmony, as the Port Authority may reasonably require. The Lessee during any annual period occurring during the Self Cleaning Period shall be entitled to an annual cleaning credit in an amount equivalent to the product obtained by multiplying the annual per rentable square foot rate set forth in Schedule G, attached to this Agreement and hereby made a part hereof, opposite such annual period by the number of rentable square feet then contained in the premises less the number of rentable square feet in Area A-3 and in the Roof Space. In the event that subsequent to determination of such annual cleaning credit, the Lessee is entitled to an abatement or reduction of the basic rental payable under this Agreement in accordance with the provisions of this Agreement for any annual period, including but not limited to a reduction in basic rental resulting from a termination of the letting of a portion of the premises pursuant to Section 48 of this Agreement, then during such period as such abatement or reduction remains in effect, the Lessee shall not be entitled to the annual cleaning credit for the number of rentable square feet in the premises as to which the rental is being reduced or abated or as to which the letting was terminated pursuant to the provisions of said Section 48 of this Agreement, as the case may be. The annual credit shall be applied by the Port Authority solely against the Lessee's rental obligations falling due during the Self Cleaning Period, such credit to be applied in equal monthly installments, each monthly installment to be one-twelfth (1/12)of the amount of such annual cleaning credit. In the event this Agreement is terminated or expires during the Self Cleaning Period on other than the last day of a calendar month, then the credit against rental for such month shall be the product obtained by multiplying 1/12 of the annual cleaning credit by a fraction the numerator of which shall be the number of days the letting was in effect in such month and the denominator of which shall be the number of days in such month. In the event that the period of Self Cleaning by the Lessee during any annual period is less than twelve full calendar months, then the annual cleaning credit for such annual period shall be the product obtained by multiplying the annual cleaning credit set forth in Schedule G for such annual period by a fraction, the numerator of which shall be the number of whole calendar months the Lessee provided its own cleaning in such annual period and the denominator shall be twelve (12). The Lessee from and after August 1, 2000 shall have the single right to elect, in lieu of providing its own cleaning in the entire premises, to have the Port Authority provide such cleaning services in the premises as are described in paragraph (a)(4) of Section 42 of this Agreement, provided that the Lessee gives the Port Authority not less than sixty (60) days prior notice and the effective date selected by the Lessee for commencement of cleaning by the Port Authority is the first day of a calendar month.

      In the event that pursuant to the provisions of this Section 50, the Lessee has elected to have the Port Authority provide cleaning services in the premises, then the Lessee shall thereafter have the one time right to elect to provide its own cleaning services in the entire premises, provided that the Lessee gives the Port Authority not less than sixty (60) days prior notice and provided that the effective date for the


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resumption of cleaning by the Lessee shall be the first day of a calendar month.
Notwithstanding that the Lessee may provide its own cleaning, the Lessee during the period it is providing its own cleaning shall pay the Port Authority the Port Authority's reasonable cost of transporting the Lessee's collected waste to trash handling areas and removing same from the building in which the premises are located. Neither the Lessee nor its contractor shall be permitted to use janitorial closets on any floor of the premises unless the entire floor is let to the Lessee.

Section 51. Existing Lease

      (a) The Port Authority and the Lessee's predecessor in interest, The First Boston Corporation, have heretofore entered into an agreement of lease dated as of May 10, 1979, and identified by Port Authority Lease No. WT-2209-N-6 (1497), which agreement of lease, as the same has been heretofore supplemented and amended, is hereinafter called the "Existing Lease".

      (b) Effective as of 11:59 o'clock P.M. on December 31, 1998 (which date and hour is hereinafter referred to as the "Existing Lease Surrender Date"), the Lessee hereby surrenders and yields up and does by these presents grant, bargain, sell, surrender and yield up to the Port Authority, its successors and assigns, forever the entire premises under the Existing Lease (such premises under the Existing Lease being hereinafter referred to as the "Existing Premises") and the term of years with respect thereto under the Existing Lease yet to come, and has given, granted and surrendered and by these presents does give, grant and surrender to the Port Authority, its successors and assigns, all the rights, rights of renewal, licenses, privileges and options of the Lessee granted by the Existing Lease with respect to the Existing Premises, all to the intent and purpose that the said term under the Existing Lease and the said rights of renewal, licenses, privileges and options may be wholly merged, extinguished and determined on the Existing Lease Surrender Date with the same force and effect as if the said term were in, and by the provisions of the Existing Lease originally fixed to expire on such date and further to the extent and purpose that all obligations and rights of the parties under the Existing Lease end on the Existing Lease Surrender Date except for accrued obligations which are unpaid or unsatisfied thereunder on such Existing Lease Surrender Date.

      (c) The Lessee shall not be required to remove or change any of the construction or installation work performed, or any improvements made, in the Existing Premises, or to remove therefrom any furniture, equipment, signs, inventories, trade fixtures and/or other personal property of the Lessee or for which the Lessee is responsible as of the Existing Lease Surrender Date. The Lessee's continued occupancy of the Existing Premises after the Existing Lease Surrender Date pursuant to the provisions of this Agreement shall be deemed delivery by the Lessee to the Port Authority of the Existing Premises for the purposes of paragraph (b) of this Section.

      (d) The Lessee shall have the non-exclusive right, subject to and in accordance with the terms and conditions of this Agreement, to continue to use, maintain and replace for the term of the letting hereunder all ducts and conduits it was permitted to use under the Existing Lease solely for the purposes it was permitted to use same for its operations under the Existing Lease.

Section 52. Mechanical Equipment Room

      The Lessee shall use Area A-3 for the maintenance and operation of mechanical equipment and pipes, lines and connections therefor previously installed therein by the Lessee under the Existing Lease for the furnishing by the Lessee of air conditioning to Area A. The Port Authority will supply electricity to the Lessee and the Lessee will pay for same as provided for in paragraph (c) of Section 42 of this Agreement


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except that the quantity of the electricity to be furnished by the Port
Authority to Area A-3 shall be that amount previously furnished to the Lessee in such mechanical equipment room by the Port Authority pursuant to the Existing Lease. Except for the supply of electricity, the Port Authority will not supply any other utilities or services of any kind to Area A-3.

Section 53. Entire Agreement

      This Agreement consists of the following: pages 1 through 98 inclusive, plus Exhibits A, A-1, A-2, A-2A, A-2B, A-3, A-4, C, R, X and Y and Schedules A, A-5, B, B-1, C, D, G, H, M and 0 and Appendix B. It constitutes the entire agreement of the parties on the subject matter hereof and may not be changed, modified, discharged or extended except by written instrument duly executed by the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                        THE PORT AUTHORITY OF NEW YORK
                                                AND NEW JERSEY

ATTEST:

/s/ [Illegible]                         By /s/ [Illegible]
----------------------------------        --------------------------------------
                         SECRETARY      (Title) DIRECTOR OF REAL ESTATE
                                                --------------------------------
                                                        (SEAL)


ATTEST:                                 CREDIT SUISSE FIRST BOSTON CORPORATION

/s/ [Illegible]                         By /s/ [Illegible]
----------------------------------        --------------------------------------
Assistant Secretary                     Title Director
                                              ----------------------------------
                                                      (CORPORATE SEAL)


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